UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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Booking Holdings Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2025

Notice of Annual Stockholders' Meeting and Proxy Statement

Tuesday, June 3, 2025 | 11:00 AM ET

BOOKING HOLDINGS

PROPOSAL 1	12
PROPOSAL 2	95

Advisory Vote to Approve 2024 Executive Compensation
AUDIT MATTERS	97

Report of the Audit Committee	97
Auditor Independence	99

PROPOSAL 3	100

Ratification of Selection of Independent Registered Public Accounting Firm
STOCKHOLDER PROPOSALS	101

PROPOSAL 4	102

2025 PROXY STATEMENT | BOOKING HOLDINGS INC.     1

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APRIL 22, 2025 Dear Stockholders,

For almost three decades Booking Holdings has been transforming travel by deploying innovative technology solutions that connect travelers with the global experiences they seek. Guided by our mission to Make It Easier For Everyone To Experience The World, we continued to break records in 2024 booking over 1.1 billion room nights across our brands, achieving $166 billion in gross bookings, revenues of nearly $24 billion, and generating approximately $8 billion in net cash provided by operating activities and free cash flow.(1) We further solidified our position as a rapidly growing player in homes & alternative accommodations, drove meaningful growth outside of accommodations with nearly 50 million flight tickets booked, and delivered a total shareholder return of 41%, outpacing the NASDAQ.

As I reflect on my 25 years at this company, I am proud of a journey marked by technology advancements, resilience and an unwavering commitment to innovation. From our small beginnings to becoming the leader we are today, we have been steadfast in the belief that by improving the travel experience, we are improving people’s lives.

Looking to the future, I believe that our mission and the reasons for our success today will continue to guide us for the next quarter of a century to remain a leader in travel, committed to bringing more value and innovation to travelers, the partners we work with that empower their experiences, and to the industry at large.

Embracing Technological Transformation

However, we are at a pivotal juncture in the travel industry. The pace of technology innovation today is surpassing anything in history. Generative AI will have profound impacts on the way people search for, book and experience travel. In a world where machine-to-human and machine-to-machine interactions happen in ways like never before, every aspect of our industry will be touched.

While this technological revolution is happening at a torrid pace, we are embracing the challenge head-on. The opportunities we expect these new technologies to bring us in the relatively near future excite and energize all of us.

Our company culture is based on an obsession to make booking travel easier. Our success is rooted in our ability to anticipate and adapt to the evolving needs of travelers and our supplier partners. From pioneering large-scale A/B testing, to the early adoption of mobile applications, to leveraging sophisticated AI machine learning algorithms, we've consistently been at the forefront of technological advancements in the travel industry.

This will accelerate in a GenAI-driven world. Our leaders, data scientists and engineers are leveraging GenAI technology to build solutions to enhance our products and services. For example, we have combined structured data, like pricing and availability, with unstructured data like reviews and natural language search to create a myriad of opportunities to advance new products for travelers, and enhance insights and demand generation for our supplier partners. Also, we are partnering with major players in the GenAI space to take advantage of additional opportunities. For example, Booking.com has launched multiple AI-powered solutions with OpenAI to make travel discovery and planning easier, more intuitive and more personalized.

(1)	See Appendix A for a reconciliation of non-GAAP financial measures.

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In an era where technology is advancing at breathtaking speed, we believe some of our competitive advantage lies in our breadth of data and continuous investments to improve our people and process capabilities. I believe our ability to combine data with cutting-edge technological expertise plus the millions of direct relationships we have built with our supplier partners all over the world will be a key differentiator for continued success.

Our teams are hard at work on many fronts, but currently we’re just scratching the surface of our future potential. I envision a world where every aspect of a trip is seamless, automated and personalized, with travelers choosing to manage their trip using a digital travel assistant powered by the data, technology and relationships of the global Booking Holdings organization.

Delivering Value for our Customers

Delivering exceptional value to customers is the cornerstone of enduring business success. We recognize the needs of all of our customers - both travelers and our supplier partners - to foster loyalty and drive differentiation in order to sustain long-term growth. Technology is the linchpin of our ability to create the products and services that keep our customers coming back, and we made meaningful progress on a number of these fronts in 2024.

The Connected Trip is our multi-year vision aimed to: (1) increase the value we bring to travelers by offering more products, services and personalization to their booking experience, and (2) deliver new customers, incremental demand and enhanced services to our partners. We made substantial progress with connected transactions, meaning customers booking more than one travel vertical for a trip, growing significantly year over year in 2024 while also bringing in new customers who chose to buy more products from us. This illustrates our ability to understand what value means to our global customer base.

We’ve built a meaningful and growing global Homes and Alternative Accommodations business, and growth of this business continues to outpace that of our core hotel business, as well as the overall alternative accommodations industry growth rate.

We know this is a product customers want and at the end of 2024, we reached a total of 7.9 million listings in this space.

Travel is a global industry and long-term growth projections for international travel continue to rise, but international travel is not without its complexities, like language difficulties and payment inefficiencies. Through investments over the course of the year, including specific investments in GenAI, we dramatically improved customer service wait and response times in local languages.

In the area of payments, we continued to expand the number of global payment options that we offer. This has provided a meaningful benefit to both travelers and partners, enabling them to pay and receive payment in their preferred methods. During the year we increased the amount of merchant gross bookings on our platform by 27%.

Another improvement over the year came from investments in Booking.com’s loyalty program, Genius, which helped drive more direct and repeat bookings. This, in turn, created opportunities to invest in new marketing channels which drove incremental bookings for our partners.

Advancing the Industry

We believe that the travel industry will continue to be a long-term growth story. Travel is a force for good and history has shown us time and again that people around the world want more travel, not less. However, our industry will always face challenges. Geopolitical conflict, global economic uncertainty, natural disasters and other unexpected exogenous forces are risks which can cause short-term fluctuations in supply and demand.

Nevertheless, the industry has endured and recovered relatively quickly from such challenges in the past, and the companies that invest for the long-term future are the ones that succeed. At Booking Holdings, over the long term, we will continue to strive for strong profit margins while growing our top line. Our goals include driving more repeat business, expanding our customer base and increasing revenue through improved, differentiated products and services. And we expect to do so while returning capital to our stockholders through dividends and share repurchases.

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And through it all, we will continue to contribute to the broader travel landscape. The travel industry is a powerful global economic driver, and we strive to ensure that local economies, businesses, and entrepreneurs share in the industry’s success. We provide an open marketplace in which all participants have an opportunity to compete fairly and transparently, and we believe this contributes to a better travel experience for all.

In Closing

We are a leader in our space, and there is a long runway of opportunity in front of us. But we recognize that we must remain agile, adapt, and challenge the status quo. So, we will continue to test and learn quickly, stay humble but hungry, never lose sight of what our customers need, and most importantly, continue to operate our business with integrity while delivering results.

It has been an honor to be a part of this company for 25 years. Our journey has been nothing short of extraordinary due to the tireless work from our employees, our Board of Directors who remain committed to our mission and vision, and of course the stockholders who continue on this journey with us.

Thank you,

Glenn D. Fogel

President and Chief Executive Officer
April 22, 2025

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APRIL 22, 2025

Dear Stockholder,

You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Booking Holdings Inc. to be held at 11:00 a.m. Eastern Time on Tuesday, June 3, 2025.

You may attend the Annual Meeting, which will be held virtually, by visiting the website www.virtualshareholdermeeting.com/BKNG2025. To ask questions and vote, you will need the 16-digit control number that appears on your Notice of Internet Availability of Proxy Materials, on the proxy card, or on the instructions that accompanied the proxy materials.

This booklet includes the Notice of Annual Meeting and proxy statement. The proxy statement provides information about Booking Holdings Inc. in addition to describing the business we will conduct at the meeting.

Whether or not you plan to attend, please mark, sign, date, and return your proxy card in the enclosed envelope as soon as possible or vote online or by calling the toll-free telephone number as described in the instructions included in your proxy card. Your stock will be voted in accordance with the instructions you give in your proxy card. You may attend the Annual Meeting and vote through the virtual meeting platform, even if you have previously returned your proxy card or voted by telephone or online, by following the instructions included in the proxy statement. We hope you are able to join us on June 3.

Sincerely,

Robert J. Mylod, Jr.

Chair of the Board
April 22, 2025

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Board of Directors of Booking Holdings Inc. is soliciting your proxy for the 2025 Annual Meeting of Stockholders.

DATE AND TIME Tuesday, June 3, 2025 11:00 a.m. Eastern Time	LOCATION www.virtualshareholdermeeting.com/BKNG2025 For more information about attending the meeting, see How to Attend the Annual Meeting on page 109

RECORD DATE

The Board of Directors fixed the close of business on April 8, 2025 as the record date for identifying those stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement of the Annual Meeting.

ITEMS OF BUSINESS AND BOARD RECOMMENDATIONS:

1	2	3	4
Election of eleven directors	Advisory vote to approve 2024 executive compensation	Ratification of selection of the independent registered public accounting firm	Non-binding stockholder proposal, if properly presented

FOR Page 12	FOR Page 95	FOR Page 100	AGAINST Page 102

As well as other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Even if you have given your proxy, you may still vote on the virtual meeting platform if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

AT THE MEETING	ONLINE	TELEPHONE	MAIL
To attend the Annual Meeting, visit www. virtualshareholdermeeting.com/BKNG2025. To vote or ask questions during the Annual Meeting, you must have the 16-digit control number included on your proxy card or Notice of Internet Availability of Proxy Materials.	You may vote online at www.proxyvote.com or by scanning the QR code on your proxy card.	You may vote by calling 1-800-690-6903, a toll-free telephone number.	Complete, date, and sign the enclosed proxy card and return it in the enclosed postage prepaid envelope (if mailed in the United States).

April 22, 2025 By order of the Board of Directors Vijay S. Iyer Corporate Secretary Norwalk, Connecticut	This proxy statement and our 2024 Annual Report are also available on our website at https://ir.bookingholdings.com/financials/annual-reports/default.aspx.

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PROXY SUMMARY

This summary highlights our mission, selected business results, corporate governance, and executive compensation information. For more information about these topics, please review the full proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2024.

OUR MISSION IS TO MAKE IT EASIER FOR EVERYONE TO EXPERIENCE THE WORLD

Booking Holdings Inc. (the “Company,” “Booking Holdings,” “we,” “our,” or “us”) is the world’s leading provider of online travel and related services. We connect consumers wishing to make travel reservations with providers of travel services around the world through our online platforms through five primary consumer-facing brands:

	Accommodations	Ground Transportation	Flights	Activities	Restaurants	Meta Search
Booking.com
Priceline
agoda
KAYAK
OpenTable

FORBES	FORTUNE	TIME
World’s Best Employers America’s Best Companies	World’s Most Admired Companies Fortune 500 List Fortune 100 Fastest-Growing Companies	World’s Best Companies

220+ Countries and Territories	40+ Languages	~4M Properties

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Our 2024 Performance

In 2024, we reached an all-time high of over 1.1 billion room nights booked on our platforms, and we set new records in gross bookings, revenues, net income, and Adjusted EBITDA. In addition, we executed on our strategic objectives by advancing our Connected Trip vision, further innovating our AI capabilities, expanding our merchant offerings, growing Alternative Accommodations, and enhancing and expanding our Genius loyalty program. Our achievements in these areas allowed us to deliver even more value to our consumers and partners while also helping to drive our strong financial results for the year. We also prioritized returning capital to stockholders by repurchasing about $6 billion in shares and paying out $1.2 billion in cash dividends, representing 87% of net cash provided by operating activities in 2024. We are proud that, despite challenges to our global community such as the conflicts in Ukraine and the Middle East and the impact of inflation, we continued our efforts to make our brands the most trusted and convenient platforms for consumers and partners.

GROSS BOOKINGS	ROOM NIGHTS

$165.6B 10% increase compared to 2023	1,144M 9% increase compared to 2023

REVENUES	NET INCOME

$23.7B 11% increase compared to 2023	$5.9B 37% increase compared to 2023

ADJUSTED EBITDA*	YEAR-END STOCK PRICE

$8.3B 17% increase compared to 2023	$4,968 40% increase compared to year-end 2023

*	See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and rationale for use of non-GAAP financial measures.

Corporate Governance Highlights

We maintain corporate governance practices that are both stockholder-friendly and designed to protect and grow long-term stockholder value, including:

Current Board Chair is independent	Stockholders can call special meetings
Lead Independent Director	Annual “say-on-pay” vote
Stock ownership guidelines for directors and executive officers	Prohibit hedging or pledging of stock by directors and executive officers
11 of 12 current directors are independent	Stockholder-approved proxy access
Annual director elections (i.e., no classified board)	Majority voting in director elections
Annual board and committee self-evaluation	No supermajority voting provisions
Stockholders can act by written consent in lieu of a meeting	No poison pill/rights plan

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Our Board

	Age (as of 3-31-25)			Committee and Subcommittee Memberships
Current Directors		Director Since	Independent	Audit	Corporate Governance	Talent and Compensation	Cybersecurity	Other Public Directorships
Glenn D. Fogel	63	2017						0
Mirian M. Graddick-Weir	70	2018				C		1
Kelly Grier	55	2023		M				2
Robert J. Mylod, Jr. (Chair)	58	2017				M		1
Charles H. Noski (Lead Independent Director)	72	2015		M	C			1
Larry Quinlan	62	2022					C	2
Nicholas J. Read	60	2018		M			M	0
Thomas E. Rothman	70	2013			M			0
Sumit Singh	45	2022				M		1
Lynn Vojvodich Radakovich	57	2016			M	M		2
Vanessa A. Wittman	57	2019		C			M	2
Retiring Director
Wei Hopeman	55	2019			M			0
Number of Meetings in 2024				8	6	6	4

M	Member	C	Chair

Ms. Wei Hopeman has announced that she will be retiring from the Company’s Board, effective as of the Annual Meeting, and therefore she is not standing for re-election. We extend our deepest gratitude to Ms. Hopeman for her service to our Board and stockholders.

Our Board exhibits a strong mix of desired attributes, including business experience, tenure, age, diversity of perspectives, and independence. The following is a snapshot of some key characteristics of our Board, assuming all eleven nominees are elected at the Annual Meeting.

DIVERSE	TENURE	AGE

DIRECTOR QUALIFICATIONS
8	Leadership	7	Finance	11	Global Business

1	Human Resources	6	Technology	3	Sales and Marketing

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Executive Compensation Highlights

The Talent & Compensation Committee (the “T&C Committee”) designs our executive compensation program with an emphasis on performance-based pay, aligning executive interests with those of stockholders, and attracting and retaining key talent. The T&C Committee engages with stockholders and seeks to reflect their feedback in our program. The Company received strong stockholder support for say-on-pay in 2024 and 2023, which we believe reflected the long-term performance and stockholder value-aligned changes implemented after extensive stockholder outreach over the past several years. Such changes include a return to performance share units (“PSUs”) with three-year targets and the inclusion of an absolute total stockholder return (“TSR”) governor and relative total stockholder return (“rTSR”) modifier for the long-term incentive program, and in 2024 introducing individual bonus caps for executive officers. We invite you to read A Letter from the Talent and Compensation Committee to our Stockholders on page 42 for more information.

2024 COMPENSATION MIX(1)

(1)	Mix is shown at target. Percentages are approximate due to rounding.
(2)	Other NEOs excludes Mr. Goulden, who retired as the Chief Financial Officer in March 2024.
(3)	RSU amounts exclude Mr. Steenbergen’s New Hire RSU award.

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CORPORATE
GOVERNANCE

11

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Proposal 1

Election of Directors

The Board of Directors recommends a vote FOR each of the Board’s nominees.

The Board currently consists of twelve directors, with no vacancies, and the term of all directors expires at the Annual Meeting. Ms. Wei Hopeman is retiring from the Board, effective as of the Annual Meeting, and therefore is not standing for re-election. Due to Ms. Hopeman’s retirement, the size of the Board will be reduced from twelve directors to eleven directors, effective as of the Annual Meeting.

Assuming all nominated directors are elected, following the Annual Meeting the Board will consist of eleven directors with no vacancies. If elected at the Annual Meeting, each of the eleven director nominees will hold office for a one-year term until the 2026 annual meeting of stockholders and until their successor has been duly elected and qualified, or until their earlier death, resignation, or removal. Unless otherwise instructed, the persons named as proxies on the accompanying proxy card will vote shares represented by properly executed proxies for the eleven nominees listed below. The proxies solicited by this proxy statement may not be voted for more than eleven nominees.

Although the Board anticipates that the eleven nominees will be available to serve as directors on our Board and each person nominated has agreed to serve if elected, if any of them should be unwilling or unable to serve, the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board.

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Director Qualifications

We believe that our directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to the global nature of our operations and our long-term strategy. As a result, the Board and the Corporate Governance Committee (“CG Committee”) believe that, in light of our business, strategy, and structure, the following are key areas of experience, qualifications, and skills that should be represented on the Board:

Leadership. Directors with experience in significant leadership positions over an extended period, especially chief executive officer (“CEO”) positions, provide us and the Board with special insights. These individuals generally possess exceptional leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management, and methods to drive change and growth.
Finance. It is important for our directors to understand finance, financial statements, and financial reporting processes. We generally measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and effective auditing are critical to our success.
Global Business. We operate a global business and believe it is important the Board includes directors with a mix of global business perspectives representing a variety of markets.
Human Resources. As our business continues to grow and the number and diversity of our employees increases, the Board believes that directors with human resources (including people and culture) experience are important to our success.
Technology. The Board believes that having directors with technology oversight experience, including of internet or e-commerce businesses, is important for the Board’s ability to oversee management and provide insight regarding innovations and the evolving risk landscape in our industry.
Sales and Marketing. As our business is highly dependent on effective marketing, the Board seeks to have directors with significant sales and marketing experience to provide additional insight and advice to management in these areas.

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The following 2025 board skills matrix shows areas of experience, qualifications, and skills that were particularly identified for each nominee by the CG Committee and the Board when considering the current nominees. We continue to evaluate the matrix against our strategy so that it can serve as an effective tool for identifying director nominees who collectively have the complementary skills, experience, and qualifications to guide our Company.

	Leadership	Finance	Global Business	Human Resources	Technology	Sales and Marketing
Glenn D. Fogel	■	■	■		■
Mirian M. Graddick-Weir			■	■
Kelly Grier	■	■	■
Robert J. Mylod, Jr.	■	■	■		■
Charles H. Noski	■	■	■
Larry Quinlan			■		■
Nicholas J. Read	■	■	■
Thomas E. Rothman	■	■	■			■
Sumit Singh	■		■		■	■
Lynn Vojvodich Radakovich			■		■	■
Vanessa A. Wittman	■	■	■		■

Director Tenure

The CG Committee and the Board consider director tenure in connection with the evaluation of nominee independence. The CG Committee believes that Board continuity facilitates effective and efficient leadership, risk management, and oversight, and that the knowledge and understanding of our business gained over years of service are important attributes to consider when determining nominees for election to the Board. The CG Committee and the Board also believe that deliberate and planned Board refreshment is beneficial to the Board and our Company, and we have a robust and continuous refreshment process. The CG Committee and the Board believe that the current mix of directors reflects an appropriate mix of short-, medium-, and long-tenured directors. Seven of our independent director nominees have joined the Board since 2017 and the average tenure of our independent directors will be 6.7 years as of the Annual Meeting.

Nomination and Election Process

Identifying Director Candidates

Our Board is committed to a refreshment process to maintain its effectiveness, independence, and ability to adapt to evolving business needs. As set forth in the Company’s Corporate Governance Principles, the CG Committee primarily uses the following criteria to identify and recommend nominees for election or appointment to the Board:

•	the highest personal and professional ethics and integrity;
•	relevant business, professional, or managerial skills and experience;
•	demonstrated leadership skills through involvement in business, professional, charitable, or civic affairs;
•	current knowledge of the industry, markets, and communities in which we do business;
•	the characteristics to contribute to the Board’s mix of viewpoints, background, experience, and knowledge;
•	ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities, and to exercise independent judgment, ask probing questions, and express tough opinions; and
•	expertise, skills, knowledge, experience, and personality that fit well with those of other directors in building a Board that is effective, collegial, and responsive to the Company’s needs and stockholder interests.

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The CG Committee believes that each nominee should be evaluated based on their individual merits, taking into account the Company’s needs and the overall composition of the Board. The CG Committee’s policy is to consider different viewpoints, background, experience, and knowledge as factors in nominating persons for election or appointment to the Board.

Who Can Recommend Candidates?

•	Outside consultants may be employed to help identify candidates;
•	Other Board members and members of management; and
•	Stockholders.

Our CG Committee gives appropriate consideration to potential candidates recommended by stockholders in the same manner as other potential candidates identified by the CG Committee. Stockholders who wish to submit potential candidates for consideration by the CG Committee for election at our 2026 annual meeting of stockholders or for election to our Board at our 2026 annual meeting of stockholders may do so in accordance with the procedures described in 2026 Stockholder Proposals on page 105, in accordance with our By-Laws, or in accordance with our Stockholder Communications Policy (available at www.bookingholdings.com), as applicable.

Evaluating Director Candidates

Members of the CG Committee evaluate possible candidates and suggest individuals to explore in more depth. Once a candidate is identified whom the CG Committee wants to seriously consider and move toward nomination, the chair of the CG Committee or their designee enters into a discussion with that nominee.

When considering current directors for nomination for re-election to the Board, the CG Committee takes into account the performance of each director. Underperforming directors may be asked to leave the Board or may not be re-nominated for election. The CG Committee also reviews the composition of the Board in light of its and our current challenges and needs, and determines whether it may be appropriate to add or remove individuals after considering the need for specific expertise and independence, judgment, skills, background, tenure, diversity of perspectives, and experience.

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Board Evaluations

We conduct an annual evaluation process to assess the performance of our Board and its committees, which includes:

1

Questionnaire

Questionnaires are administered by an independent third party. Evaluations focus on Board and committee composition and process, leadership, the Board's and committees' access to information and management, Board and committee culture and effectiveness, and open-ended questions.

2

Assessment reporting

The third party administrator creates consolidated reports of information gathered, including scoring trends, priority graphs, and a concise view of the Board's evaluation of performance, highlighting areas of strength and areas for improvement based on statistical scores and Board member comments.

3

Board summary and feedback

The Board and each committee review the evaluation reports, discuss output including areas for improvement, best practices, and evaluation process, and implement any necessary action items along with management.

4

One-on-one evaluation

The Lead Independent Director meets with each director to discuss matters such as individual performance and Board and committee effectiveness.

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Nominees for Election as Directors

Set forth below is biographical information as of March 31, 2025 for each person nominated for election to the Board at the Annual Meeting.

GLENN D. FOGEL Chief Executive Officer and President Age: 63 Director since: 2017	Skills & Expertise

Career Highlights

Mr. Fogel has served as our Chief Executive Officer and President since January 2017 and the Chief Executive Officer of Booking.com since June 2019. Previously, he served as our Head of Worldwide Strategy and Planning from November 2010 to December 2016 and as our Executive Vice President, Corporate Development, from March 2009 to December 2016. Mr. Fogel joined us in February 2000. Prior to that, he was a trader at a global asset management firm and prior to that he was an investment banker specializing in the air transportation industry. Mr. Fogel is a member of the New York State Bar (retired).

Director Qualifications

Mr. Fogel brings to the board significant experience running our Company as our President and Chief Executive Officer and in his previous role as Head of Worldwide Strategy and Planning. His expertise helped lead us during a long period of sustained global growth and through the COVID-19 pandemic.

Other Current Public Directorships:

•  None

Committees or Subcommittees:

•  None

MIRIAN M. GRADDICK-WEIR Age: 70 Director since: 2018 Independent	Skills & Expertise

Career Highlights

Dr. Graddick-Weir, Ph.D., was the Executive Vice President of Human Resources at Merck & Co., Inc. from 2008 until November 2018, where she led human resources for one of the leading pharmaceutical companies in the world. Dr. Graddick-Weir served as Senior Vice President of Human Resources of Merck from September 2006 to January 2008. Prior to joining Merck, she served as Executive Vice President of Human Resources and Employee Communications of AT&T from 2004 to 2006 and served as its Executive Vice President of Human Resources from 1999 to 2004. Dr. Graddick-Weir was responsible for the design, planning, and administration of all Human Resources functions, including compensation, benefits, recruiting, and training, for AT&T’s 47,000 employees. She joined AT&T in 1981. She currently serves as chair of Yum! Brands’ nominating and governance committee and as a member of its management planning and development committee.

Director Qualifications

Dr. Graddick-Weir brings to the board global business experience having served as a senior executive of two large global businesses and on the board of directors of another; and extensive experience in the human resources field.

Other Current Public Directorships:

•  Yum! Brands, Inc. (since 2012)

Committees or Subcommittees:

•  Talent and Compensation (Chair)

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KELLY GRIER Age: 55 Director since: 2023 Independent	Skills & Expertise

Career Highlights

Ms. Grier served as the Chair and CEO of EY-US and Managing Partner for the Americas region from 2018 until her retirement in 2022. She also served as the Chair of EY’s U.S. Board and as a member of the EY Global Executive and Global Practice Group during that time. Prior to this, Ms. Grier served as the Vice Chair of Talent and in various other roles throughout the Americas and the Central Region since she started at EY in 1991, including as an SEC Audit Partner. Ms. Grier has served on the board of Illinois Tool Works Inc., a global industrial company, since 2022, where she is a member of its Audit and Finance Committees, and CDW Corporation, a provider of integrated IT solutions, since 2023, where she is a member of its Audit and Nominating and Corporate Governance Committees. She is also a senior advisor to the private equity firm Permira Advisors and serves as a director of a number of private and not-for-profit organizations including Zendesk, Chief Executives for Corporate Purpose, and Global Forestation Generation. Ms. Grier is a Certified Public Accountant.

Director Qualifications

Ms. Grier brings to the board extensive leadership experience and expertise in finance and global business through her career at a global professional services firm.

Other Current Public Directorships:

•  Illinois Tool Works, Inc. (since 2022)

•  CDW Corporation (since 2023)

Committees or Subcommittees:

•  Audit

ROBERT J. MYLOD, JR. Chair Age: 58 Director since: 2017 Independent	Skills & Expertise

Career Highlights

Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles with us, including Vice Chair, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining us, he was a Principal at Stonington Partners, a private equity investment firm. Mr. Mylod has served as executive chair of the board of directors of Vroom, Inc., a tech-enabled automobile retailer, since May 2022. He has been a member of Vroom’s board of directors and also chair of Vroom’s audit committee and a member of its compensation committee since 2015. Mr. Mylod was a member of the board of Freightos, LTD, an international freight booking and payment platform from 2014 to 2023. He was the chair of the Board of Redfin, a tech-enabled real estate brokerage, from 2016 to 2020 and also a member of Redfin’s audit committee from 2013 to 2018. From 2014 to 2021, Mr. Mylod served as a member of the board of directors of Dropbox, Inc., a company that specializes in data file sharing and storage, and served as a member of Dropbox’s audit and compensation committees. He also serves on the board of directors of several privately held companies.

Director Qualifications

Mr. Mylod brings to the board significant experience and expertise as a leader in finance and global technology businesses, including ours for over 12 years, helping lead us during a long period of sustained global growth.

Other Current Public Directorships:

•  Vroom, Inc. (since IPO in 2020)

Committees or Subcommittees:

•  Talent and Compensation

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CHARLES H. NOSKI Lead Independent Director Age: 72 Director since: 2015 Independent	Skills & Expertise

Career Highlights

In 2012, Mr. Noski retired as a Vice Chairman of Bank of America Corporation, to which he was named after previously serving as that company’s Executive Vice President and Chief Financial Officer. Prior to this, Mr. Noski served as Chief Financial Officer, Corporate Vice President and as a member of the board of directors of Northrop Grumman Corporation. Prior to Northrop Grumman, he was Vice Chairman of the board of directors and Chief Financial Officer of AT&T Corporation. Before that, Mr. Noski led Hughes Electronics Corporation in various senior executive roles, including as Vice Chairman and President and Chief Operating Officer. Mr. Noski worked at Deloitte & Touche LLP for 17 years from 1973 to 1990 and he was named Partner in 1983. Mr. Noski was elected to the board of directors of Wells Fargo & Company in 2019, served as chairman of the Wells Fargo board from March 2020 to August 2021, also chaired its governance and nominating committee and its audit committee, and retired from the board in 2021. In 2020, Mr. Noski was elected to the Hewlett Packard Enterprise board and is chair of its finance and investment committee and a member of its nominating and governance committee. In 2022, Mr. Noski was appointed to the board of directors of MIO Partners, Inc. and serves on the risk committee and the audit committee. From 2003 to 2019, Mr. Noski served as a member of the board of directors of Microsoft Corporation and was the chairman of Microsoft’s audit committee and a member of its governance and nominating committee. Mr. Noski was also chairman of the board of trustees of the Financial Accounting Foundation from 2016 to 2019 and a former member of the board of directors of the National Association of Corporate Directors.

Director Qualifications

Mr. Noski brings to the board significant experience and expertise as a leader in finance and global businesses, and has demonstrated a long and successful career at large public companies as a senior officer and as a director, and in the accounting profession.

Other Current Public Directorships:

•  Hewlett Packard Enterprise Company (since 2020)

Committees or Subcommittees:

•  Audit

•  Corporate Governance (Chair)

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LARRY QUINLAN Age: 62 Director since: 2022 Independent	Skills & Expertise

Career Highlights

Mr. Quinlan served as Global Chief Information Officer for Deloitte from 2010 through 2021, responsible for all facets of technology strategy and operations and leading over 10,000 IT professionals in 175 countries, and in various other roles since he started at Deloitte in 1988. During his time at Deloitte, Mr. Quinlan oversaw major client relationships and advised company boards and CEOs on a wide range of IT, cybersecurity, and digital strategic priorities. He has over 35 years of experience as a technology leader. Mr. Quinlan currently serves on the boards of Jones Lang LaSalle, a global commercial real estate services company, and ServiceNow, a software company that develops a digital transformation platform. Mr. Quinlan serves as the non-executive chairman of the board of directors of Hexaware Technologies Ltd, a global digital and technology services company. He also serves on the board of directors of several privately held companies and non-profit organizations.

Director Qualifications

Mr. Quinlan brings to the board extensive experience and expertise in global business and technology. His technology expertise is particularly valuable in guiding our Cybersecurity Subcommittee in its oversight responsibilities.

Other Current Public Directorships:

•  ServiceNow, Inc. (since 2021)

•  Jones Lang LaSalle Incorporated (since 2022)

Committees or Subcommittees:

•  Cybersecurity (Chair)

NICHOLAS J. READ Age: 60 Director since: 2018 Independent	Skills & Expertise

Career Highlights

Mr. Read has served as the executive chairman of EXA Infrastructure, a digital infrastructure company, since 2023, and has served as a senior advisor to Global Infrastructure Partners, an infrastructure investor a part of BlackRock, Inc., since 2023. He previously served as Chief Executive Officer of Vodafone Group Plc, a multinational communications company, from October 2018 to December 2022, was a member of its board of directors from 2014 to 2022, and an advisor from December 2022 to March 2023. Prior to becoming its Chief Executive Officer, Mr. Read served as Group Chief Financial Officer of Vodafone Group Plc from April 2014 to July 2018. Since joining Vodafone in 2001, Mr. Read held a variety of senior roles, including Chief Financial Officer and Chief Executive Officer of Vodafone Limited, the U.K. operating company. Prior to becoming Group Chief Financial Officer, Mr. Read served as Regional Chief Executive Officer for Africa, Middle East and Asia Pacific for five years and was a board member of the Vodafone publicly-traded subsidiaries Vodacom, Safaricom, and Vodafone Qatar and Vodafone’s joint ventures VHA in Australia and Indus Towers in India. Prior to joining Vodafone, he held senior global finance positions with United Business Media Plc and Federal Express Worldwide. Mr. Read serves on the board of directors of several privately held companies including Radius Global Infrastructure, Oak Consortium Holdco Ltd, Manchester Met University, and nLighten, where he serves as chairman Mr. Read is a Fellow Chartered Management Accountant and a Chartered Global Management Accountant.

Director Qualifications

Mr. Read brings to the board extensive experience and expertise as a leader in finance and global business through his career at a large public company based in Europe with significant international operations.

Other Current Public Directorships:

•  None

Committees or Subcommittees:

•  Audit

•  Cybersecurity

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THOMAS E. ROTHMAN Age: 70 Director since: 2013 Independent	Skills & Expertise

Career Highlights

Mr. Rothman has served as Chairman of Sony Pictures Entertainment Motion Picture Group since March 2015, where he oversees Columbia Pictures, TriStar Pictures, Imageworks and Sony Pictures Animation, along with other entities. In June 2021, he was promoted to Chairman and CEO of Sony Pictures Entertainment Motion Picture Group. From September 2013 to February 2015, Mr. Rothman was Chairman of TriStar Productions. Previously, Mr. Rothman served as Chairman of Fox Entertainment Group Inc., a media company and subsidiary of News Corp. from 2000 to 2005 and as its Chairman and Chief Executive Officer from 2005 to 2012. Mr. Rothman served as President of Twentieth Century Fox Film Group from January 2000 to August 2000, and served as President of Twentieth Century Fox Production from 1995 to 2000. In 1994, Mr. Rothman founded and served as President of Fox Searchlight Pictures. Prior to that, he served as President of Worldwide Production for the Samuel Goldwyn Company from 1989 to 1994. Mr. Rothman was also an associate and then partner with Frankfurt, Kurnit, Klein & Selz, a law firm, from 1982 to 1987. Mr. Rothman is a member of the boards of the California Institute of the Arts and Brown University (emeritus). He previously served as a member of the National Council of the Arts, the governing body for the National Endowment for the Arts, and since February 2022 he serves on the board of the Corporation for Public Broadcasting.

Director Qualifications

Mr. Rothman brings to the board extensive executive leadership of global media companies; and has demonstrated a long and successful career marketing and financing motion pictures, television programs, and other media.

Other Current Public Directorships:

•  None

Committees or Subcommittees:

•  Corporate Governance

SUMIT SINGH Age: 45 Director since: 2022 Independent	Skills & Expertise

Career Highlights

Mr. Singh has served as Chief Executive Officer of Chewy, Inc. since March 2018, following seven months serving as Chief Operating Officer of Chewy, and has served as a director of Chewy since April 2019. In 2019, he led the company through its initial public offering. Prior to joining Chewy, Mr. Singh held senior leadership positions at Amazon, where from 2015 to 2017, he served as Worldwide Director of Amazon’s Consumables businesses (fresh and pantry) and, from 2013 to 2015, as General Manager for Amazon’s North American merchant fulfillment and third-party businesses. Prior to Amazon, Mr. Singh served in senior management positions at Dell Technologies Inc.

Director Qualifications

Mr. Singh brings to the board extensive leadership experience through his career at large global businesses spanning e-commerce, technology, retail, and logistics.

Other Current Public Directorships:

•  Chewy, Inc. (since IPO in 2019)

Committees or Subcommittees:

•  Talent and Compensation

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LYNN VOJVODICH RADAKOVICH Age: 57 Director since: 2016 Independent	Skills & Expertise

Career Highlights

Ms. Vojvodich Radakovich is an advisor to start-up and growth-stage technology companies. She served as Executive Vice President and Chief Marketing Officer of Salesforce, a cloud-based software company, from 2013 to 2017. Before joining Salesforce, Ms. Vojvodich Radakovich was a partner at Andreessen Horowitz, a leading venture capital firm, where she helped companies build their go-to-market strategies. Previously, she was the Chief Marketing Officer at Terracotta Inc., a leader in in-memory and cloud-enabling technology. Ms. Vojvodich Radakovich has also served in various roles at organizations including Bain & Company and Microsoft. Ms. Vojvodich Radakovich has served as a member of the board of directors of Dell Technologies since April 2019 and is the chair of the compensation committee and member of the audit committee. She has served as a member of the board of directors of Ford Motor Company since 2017 and is chair of the compensation, talent and culture committee and member of the nominating  & governance and sustainability, innovation & policy committees. She has served as a director of Figma, a privately held cloud-based design software company, since December 2019. Ms. Vojvodich Radakovich began her career as a mechanical engineer in a hard hat working on the design and construction of Gulfstream jets and offshore oil structures.

Director Qualifications

Ms. Vojvodich Radakovich brings to the board extensive experience and expertise in global businesses with focuses on internet marketing and sales, including from her experiences working with global technology businesses, as well as start-up, and growth-stage technology companies.

Other Current Public Directorships:

•  Ford Motor Company (since 2017)

•  Dell Technologies Inc. (since 2019)

Committees or Subcommittees:

•  Corporate Governance

•  Talent and Compensation

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VANESSA A. WITTMAN Age: 57 Director since: 2019 Independent	Skills & Expertise

Career Highlights

Ms. Wittman was the Chief Financial Officer of Glossier, an online beauty product company, until May 2022 and served as an advisor to Glossier until December 2022. She previously served as Chief Financial Officer of Oath, a subsidiary of Verizon, during 2018. Ms. Wittman served as Chief Financial Officer of Dropbox from 2015 to 2016 and as Chief Financial Officer of Motorola Mobility, a subsidiary of Google, from 2012 to 2014. From 2008 to 2012, Ms. Wittman served as Executive Vice President and Chief Financial Officer of Marsh  & McLennan Companies, a global professional services firm. Prior to Marsh & McLennan, Ms. Wittman held a number of other senior finance roles. Ms. Wittman has served as a member of the board of directors for American International   Group, Inc. since 2023, and is the risk committee chair. Ms. Wittman serves on the board of directors of Impossible Foods Inc., a privately held sustainable foods company, and is   the audit committee chair. Since 2021, Ms. Wittman has also served as a member of the board of directors of Oscar Health and as its audit committee chair. From 2014 to 2019, Ms. Wittman was a member of the board of directors of Ulta Beauty, a cosmetics and beauty supply retailer, and served on its audit committee.

Director Qualifications

Ms. Wittman brings to the board extensive global business, finance, executive, and technology experience through her roles at various global technology and retail companies.

Other Current Public Directorships:

•  Oscar Health, Inc. (since IPO in 2021)

•  American International Group, Inc. (since 2023)

Committees or Subcommittees:

•  Audit (Chair)

•  Cybersecurity

Retiring Director

WEI HOPEMAN Age: 55 Director since: 2019 Independent	Skills & Expertise

Career Highlights

Ms. Hopeman is a Managing Partner of Arbor Ventures, a venture capital firm focused on investing in fintech companies around the world, which she co-founded in 2014. From 2010 to 2014, Ms. Hopeman served as Managing Director and Head of Asia for Citi Ventures. Prior to Citi Ventures, Ms. Hopeman spent time in various other banking and private equity roles, including as the Chief China Representative for Jefferies & Co. and as a technology banker at The Goldman Sachs Group.

Director Qualifications

Ms. Hopeman brings extensive experience and expertise in global business and finance and particularly has demonstrated significant success in the fintech industry.

Other Current Public Directorships:

•  None

Committees or Subcommittees:

•  Corporate Governance

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Management

Set forth below is biographical information as of March 31, 2025 for our executive officers, other than Glenn D. Fogel, our Chief Executive Officer, President, and a director nominee, whose biographical information is included under Nominees for Election as Directors. Also set forth below is biographical information of David Goulden, our Chief Financial Officer from 2018 to March 2024.

Executive Officer Name	Title	Age(2)	Executive Officer Since
Glenn D. Fogel	Director, President, and Chief Executive Officer Chief Executive Officer, Booking.com	63	2011
Peter J. Millones	Executive Vice President and General Counsel	55	2001
Paulo Pisano	Chief Human Resources Officer	51	2021
Ewout Steenbergen(1)	Executive Vice President and Chief Financial Officer	55	2024
(1)	Mr. Goulden, our Chief Financial Officer from 2018 to 2024, transitioned to a senior advisor role at the Company following the hiring of his successor Ewout Steenbergen as Chief Financial Officer in March 2024.
(2)	Age as of March 31, 2025.

PETER J. MILLONES
Mr. Millones has been our General Counsel since January 2001 and our Executive Vice President since April 2003. He previously served as our Vice President and Associate General Counsel from March 2000 to January 2001 and as our Corporate Secretary from March 2021 to January 2022 and January 2001 to April 2018. Prior to that, Mr. Millones was with the law firm of Latham & Watkins LLP.

PAULO PISANO
Mr. Pisano has served as our Chief Human Resources Officer since August 2021 and as Senior Vice President and Chief People Officer of Booking.com since March 2020. Prior to joining Booking.com, Mr. Pisano was the Chief People Officer at Galp, a globally integrated energy company, from December 2015. Previously, he served as the SVP and Chief Talent Officer at Pearson, an education publishing and learning assessment company, following his post as Head of Organizational Effectiveness at Barclays.

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EWOUT STEENBERGEN

Mr. Steenbergen is our Executive Vice President and Chief Financial Officer since 2024. Previously he served as EVP, Chief Financial Officer at S&P Global Inc. (“S&P”), a financial information and analytics company, since 2016. Mr. Steenbergen was also appointed as President, Engineering Solutions in 2022 when S&P merged with IHS Markit, and led Kensho Technologies, an artificial intelligence company, since 2018. Prior to his role with S&P, Mr. Steenbergen served as Executive Vice President and CFO of Voya Financial, Inc., a financial services company. He also serves on the board of directors of AXA Group (France) and UNICEF USA.

Former Executive Officer

DAVID GOULDEN

Mr. Goulden was our Executive Vice President and Chief Financial Officer from March 1, 2018 until he retired from the Chief Financial Officer position in March 2024. Mr. Goulden is now serving as Executive Vice President of Finance. Mr. Goulden has over 35 years of experience in the technology industry across a number of additional functions including Operations, Marketing, Strategy, Product Development, and Corporate Development. Mr. Goulden previously served as the President, Infrastructure Solutions Group, at Dell Technologies and, before that, as Chief Executive Officer of EMC Corporation’s information infrastructure business and in other roles at EMC Corporation since 2002. Mr. Goulden served on the board of directors of VMWare, a cloud infrastructure and business mobility company, from 2007 to 2014.

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Corporate Governance Highlights

We and our Board operate under corporate governance principles (available at www.bookingholdings.com) that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders, and promote ethical conduct among our directors and employees. Our corporate governance practices include:

Board Independence

Independent Directors. A majority of the Board must consist of independent directors.

Independent Board Committees. Each of the Audit Committee, Cybersecurity Subcommittee, CG Committee, and T&C Committee is comprised entirely of independent directors.

Leadership Structure. The Board appoints a Lead Independent Director if the Chair is not independent or as the Board deems appropriate.

Independent Directors Executive Sessions. The independent directors have at least two regularly scheduled executive sessions without management present each year.

Other Board and Committee Practices

CEO Succession Plan. The CG Committee reviews and concurs annually on a CEO succession plan.

Outside Advisors. The Board and each committee can hire its own outside advisors.

CEO Performance Review. The T&C Committee, meeting without our CEO present, evaluates our performance and the performance of our CEO and recommends to the Board the compensation of our CEO.

Stock Ownership Guidelines. We maintain stock ownership guidelines for directors and executive officers.

Regular Self-Evaluation Process. The Board and each committee evaluates its performance each year.

Overboarding. We limit the number of outside public company boards on which our directors may serve.

Shareholder Rights
Annual Meetings. Stockholders have the ability to vote on matters presented at each meeting, including the annual election of all of our directors.

Special Meetings. Stockholders holding at least 25% of our shares may call a special meeting of stockholders.

Written Consent. Stockholders may act by written consent in lieu of a meeting, provided that the holders of no less than 25% of the outstanding shares of the Company’s common stock first request that the Board establish a record date for stockholders for such action by written consent.

Majority Vote Standard. In uncontested elections of directors, directors are required to tender their resignation unless they receive the support of a majority of votes cast.

Proxy Access and Stockholder Nominees. Any stockholder or group of stockholders holding at least 3% of our outstanding common stock continuously for at least 3 years may nominate up to 25% of our Board.

Annual Advisory Vote on Executive Compensation. Stockholders have the opportunity to provide feedback on our executive compensation practices annually.

No Poison Pill.

No Supermajority Voting Provisions.

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Leadership Structure

The Board does not have a policy regarding the separation of the roles of CEO and Chair of the Board because the Board believes that it is in the best interests of the Company and our stockholders to make that determination from time to time. The Board has determined that separation of the roles of CEO and Chair is currently in the best interests of the Company and our stockholders.

Robert J. Mylod, Jr. has been serving as the Chair of the Board since June 2020. In light of Mr. Mylod’s previous experience as an executive of our Company and the resulting familiarity with our operations, he provides an important connection between the Board’s non-executive directors and management and provides valuable advice to and oversight of the Company’s CEO. Although Mr. Mylod is an independent director, the Board has determined that it is in the Company’s best interest to maintain the position of Lead Independent Director. Mr. Noski has been serving as the Company’s Lead Independent Director since June 2020.

Role of the Board Chair

ROBERT J. MYLOD, JR. CHAIR OF THE BOARD
•	preside at and lead meetings of the Board and stockholders;
•	together with the Lead Independent Director, set and approve the Board’s agenda in consultation with the CEO;
•	lead and manage the business of the Board, providing clear direction and focus for the activities of the Board;
•	provide input to the T&C Committee regarding the performance of the CEO and to the CG Committee regarding the performance of directors and new candidates to join the Board;
•	develop a close and effective working relationship with the CEO; and
•	on a case-by-case basis and where appropriate, if requested by major stockholders, be available for consultation and direct communication with such stockholders.

Role of the Lead Independent Director

CHARLES H. NOSKI LEAD INDEPENDENT DIRECTOR
•	call, set the agenda for, and lead meetings and executive sessions of the independent directors;
•	together with the Board Chair, set and approve the Board’s agenda in consultation with the CEO;
•	from time to time as he deems necessary or appropriate, consult with the Board Chair and the CEO as to the quality, quantity, and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively;
•	provide input to the T&C Committee regarding the performance of the CEO and to the CG Committee regarding the performance of directors and new candidates to join the Board;
•	on a case-by-case basis and where appropriate, if requested by major stockholders, be available for consultation and direct communication with such stockholders; and
•	authorize the retention of outside advisors and consultants that report directly to the Board.

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Our Board’s Role in Company Strategy

The Board is elected by and accountable to stockholders and is responsible for our strategic direction and oversight of management.

Our Strategy

We focus on relentless innovation and execution and a commitment to serve both consumers and partners with unmatched service and best-in-class technology. We believe that global travel bookings will generally continue to grow while shifting from traditional offline to online channels like ours. We aim to capture online growth and be the world leader in online travel and related services through a strategy of:

The Board oversees the formulation and implementation of our strategy. The Board and management meet annually to review the state of our operating markets, analyze our competitive position, measure our performance against our strategy, and evaluate and adjust our strategy. While management takes the lead in preparing background materials and proposes the going-forward strategic direction for Booking Holdings, the Board plays an active role in overseeing our strategy. In particular, our Chair and Lead Independent Director work closely with management in advance of the meeting to prepare and approve the agenda for the meeting and to consult on the strategy to be proposed by management. Between these annual strategy meetings, management reports to the Board regularly on our implementation of the strategy and our progress toward reaching our strategic goals, and the Board discusses with management whether adjustments should be made in light of any changes in our Company, markets, competitors, or otherwise. In addition, the Board meets regularly in executive session without management to discuss our performance and strategy.

Board’s Role in Risk Oversight

The Board and Audit Committee review our key risks at least annually. Our internal audit function, with primary oversight by the Audit Committee, facilitates the identification and assessment of the key risks facing the organization across functions and regions. The Board and committees are responsible for risk oversight and regularly review risk mitigation initiatives, while management is responsible for executing our risk management policies. Division of oversight responsibility relating to specific risks among the committees and the role of management is described below.

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BOARD OF DIRECTORS

The Board is responsible for providing advice and oversight of Booking Holdings’s strategic and operational direction and overseeing its executive management to support the long-term interests of the Company and its stockholders.

AUDIT
COMMITTEE

Oversees

•  risk assessment and processes generally;

•  internal control over financial reporting;

•  risk management related to hedging activities, investments, and use of derivative instruments;

•  general operational, business continuity, legal, regulatory, and compliance risks; and

•  delegation to the Cybersecurity Subcommittee, which periodically reports to the Audit Committee, oversight responsibilities for risk management processes related to cybersecurity, data protection and security, privacy, and major financial systems transformation projects.

CYBERSECURITY
SUBCOMMITTEE

Oversees

•  cybersecurity program, including security policies, incident response, internal security controls, and preparedness;

•  privacy and data protection risk exposures; and

•  risks and benefits of major financial systems transformation projects.

See Cybersecurity & Privacy on page 38 for more information.

CORPORATE GOVERNANCE
COMMITTEE

Oversees

•  risks related to the composition of our Board, including ensuring that we have Board members with the appropriate mix of qualities and availability to effectively oversee our business and fulfill the duties of the Board and each committee;

•  our corporate governance practices, including certain regulatory and sustainability matters;

•  the development, improvement, and review of our Code of Conduct; and

•  our CEO succession plan, including policies and principles to be used to select a successor.

TALENT AND COMPENSATION
COMMITTEE

Oversees

•  risks related to compensation programs;

•  risks related to human capital management;

•  our compensation policies and practices, including those applicable to our NEOs; and

•  succession plans for senior management personnel (other than the CEO).

See Compensation Risk Assessment on page 94 for more information.

MANAGEMENT

The Company has a management-level risk committee tasked with ensuring risks are properly managed or mitigated and aligning strategic objectives with an appropriate level of risk tolerance.

Our internal audit and compliance functions also meet with the Audit Committee regularly, including in executive sessions without other members of management present, to report on their areas of responsibility.

On a quarterly basis, members of management with responsibility for cybersecurity and related risk areas meet with the Cybersecurity Subcommittee on risk management activities and efforts. As part of our risk mitigation strategy, we require that all employees across Booking Holdings complete certain annual training including information security awareness training.

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Board Committees

Our Board has three standing committees: an Audit Committee, a Talent and Compensation Committee, and a Corporate Governance Committee. Each committee has a written charter available at www.bookingholdings.com. In addition, the Audit Committee has delegated certain of its responsibilities to the Cybersecurity Subcommittee.

Audit Committee

Chair: Vanessa A. Wittman Members • Kelly Grier • Charles H. Noski • Nicholas J. Read

The Audit Committee’s responsibilities include:

•  overseeing and reviewing our consolidated financial statements, accounting practices, and related internal controls;

•  overseeing and making all decisions relating to our relationship with our independent registered public accounting firm;

•  overseeing our internal audit function;

•  establishing procedures for the submission, receipt, and treatment of complaints or concerns regarding accounting or auditing matters;

•  reviewing and approving all related party transactions (defined as transactions required to be disclosed by Item 404 of the U.S. Securities and Exchange Commission (the “SEC”) Regulation S-K); and

•  acting as our primary risk oversight committee, including by overseeing our compliance program and risk management efforts generally, as well as our major financial risk exposures.

The Board has determined that each member of the Audit Committee is an independent director based on The Nasdaq Stock Market’s (“Nasdaq”) listing rules and also satisfies the SEC’s additional independence requirements for members of audit committees.

Eight meetings in 2024
Report on page 97
“Audit Committee Financial Experts”: • Kelly Grier • Charles H. Noski • Nicholas J. Read • Vanessa A. Wittman

Cybersecurity Subcommittee of the Audit Committee

Chair: Larry Quinlan Members • Nicholas J. Read • Vanessa A. Wittman

The Cybersecurity Subcommittee’s responsibilities include:

•  oversight of the Company’s cybersecurity program, including security policies, internal security controls and risk management, the results of any third-party assessments of the Company’s cybersecurity program, crisis preparedness, and recovery capabilities;

•  oversight of privacy and data protection risk exposures, including the steps management has taken to monitor and mitigate such exposures;

•  monitoring significant regulatory requirements, policy developments, best practices, and proxy advisory firm policies relating to cybersecurity, privacy, and data protection; and

•  reviewing the risks and benefits of major financial technology systems transformation projects and the progress of such projects.

The Cybersecurity Subcommittee is composed entirely of independent directors and reports to the Audit Committee.

Four meetings in 2024

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Corporate Governance Committee

Chair: Charles H. Noski Members • Wei Hopeman (retiring) • Thomas E. Rothman • Lynn Vojvodich Radakovich

The CG Committee’s responsibilities include:

•  identifying individuals believed to be qualified to become Board members, consistent with criteria approved by the Board (which are set forth in our Corporate Governance Principles and the CG Committee’s charter and described above in Identifying Director Candidates on page 14), and selecting, or recommending to the Board, the nominees to stand for election as directors at the annual meeting of stockholders;

•  identifying and recommending that the Board appoint directors to fill vacancies on any Board committee (including the CG Committee);

•  assessing whether candidates to join the Board would be “independent” under Nasdaq’s listing rules;

•  establishing procedures to receive prompt notification of changes in a director’s circumstances that may affect their qualifications or independence as a director and reviewing such information and making recommendations as deemed appropriate;

•  regularly evaluating and, as appropriate, recommending to the Board any modifications or enhancements to the Corporate Governance Principles;

•  reviewing and concurring on a succession plan for the Chief Executive Officer, both in emergency situations and in the ordinary course of business;

•  at least annually, reviewing our Code of Conduct and Stockholder Communications Policy and their effectiveness;

•  at least annually, reviewing our policies and practices relating to certain regulatory compliance and sustainability matters, and reviewing our annual sustainability report; and

•  designing a process for the Board to conduct a self-evaluation at least annually.

The Board has determined that each member of the CG Committee is an independent director based on Nasdaq’s listing rules. The CG Committee approved and recommended to our Board the eleven director nominees standing for election at the Annual Meeting.

Six meetings in 2024

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Talent and Compensation Committee

Chair: Mirian M. Graddick-Weir Members • Robert J. Mylod, Jr. • Sumit Singh • Lynn Vojvodich Radakovich

The T&C Committee’s responsibilities include:

•  setting, or recommending to the Board for determination, the compensation of our CEO;

•  reviewing and approving the compensation of our other NEOs;

•  engaging with the Company’s stockholders regarding the compensation paid to our executives, compensation program design, and related matters, and incorporating appropriate feedback;

•  reviewing policies, programs, and initiatives related to human capital management;

•  administering employee benefit plans, including incentive compensation plans and equity-based plans;

•  recommending to the Board for approval compensation plans for non-employee directors;

•  making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans;

•  reviewing and approving succession plans for senior management personnel (other than the CEO, which is the responsibility of the CG Committee); and

•  overseeing risks related to compensation programs. See Compensation Risk Assessment on page 94 for additional details.

The Board has determined that each member of the T&C Committee is an independent director based on Nasdaq’s listing rules and additional requirements for members of compensation committees. The T&C Committee has the authority to appoint and dismiss its advisors and compensation consultants, and it has retained Semler Brossy (“Semler”) as its outside compensation consultant.

Six meetings in 2024
Report on page 65

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Director Independence

Our independence guidelines outlined in the Corporate Governance Principles conform to the SEC and Nasdaq’s listing rules for independence requirements. On this basis, for each of 2025 and 2024, the CG Committee recommended to the Board, and the Board determined, that each of the nominees for election to the Board at the Annual Meeting other than Mr. Fogel is an “independent director”.

In making this determination, the CG Committee and the Board considered ordinary course transactions or relationships between the Company and certain entities affiliated with directors, which the Board determined are not material to our Company, the directors, or the companies with which the directors are associated. In particular:

•	Ms. Grier serves as a director at CDW Corporation, from which we purchased computer equipment and software; and Zendesk, from which we purchased certain subscription services.
•	Mr. Mylod serves as a director at Evolve Vacation Rentals, Inc., which paid us commissions on accommodation reservations.
•	Mr. Noski serves as director at Hewlett Packard Enterprise, from which we purchased computer products and data center services.
•	Mr. Quinlan serves as director at ServiceNow, from which we purchased a license subscription; and Sonatype and Delinea, from which we purchased software licenses.
•	Mr. Read serves as executive chair at EXA Infrastructure, from which we purchased certain telecommunication services.
•	Mr. Rothman is Chairman and CEO of Sony Pictures Entertainment Motion Picture Group, from which we purchased an intellectual property license.
•	Ms. Vojvodich Radakovich serves as director at Dell Technologies, from which we purchased computer hardware and software; and Figma, from which we purchased software licenses and design tools.
•	Ms. Wittman serves as director of American International Group, Inc., from which we purchase corporate insurance policies through a broker.

For each transaction described above, the amount of payments made and received by each entity represented an immaterial percentage of the Company’s and the other entity’s revenues. The Board and the CG Committee concluded that all such transactions have been conducted on an ordinary course, arm’s-length basis and do not interfere with the exercise of independent judgment by the relevant directors.

Certain Relationships and Related Person Transactions

Review and Approval or Ratification of Related Person Transactions

The Audit Committee, pursuant to a written policy, reviews all relationships and transactions in which we participate and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering relevant information from our directors and executive officers. Related person transactions are generally identified in:

•	questionnaires annually distributed to our directors and executive officers;
•	certifications submitted annually by our directors and executive officers related to their compliance with our Code of Conduct;
•	communications made directly by the related person to management; and
•	periodic internal reviews by management.

As required under SEC rules, transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 are disclosed in our proxy statement. The Audit Committee reviews and approves or ratifies any such related person transaction. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee considers:

•	the nature of the related person’s interest in the transaction;
•	the material terms of the transaction, including the amount and type of transaction;
•	the importance of the transaction to the related person;

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•	the importance of the transaction to us;
•	whether the transaction would impair the judgment of a director or executive officer to act in our best interests; and
•	any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction. This process is included in our Corporate Governance Principles, which is available at www.bookingholdings.com.

Other Governance Policies and Practices

Code of Ethics

We have adopted a code of ethics that we refer to as our “Code of Conduct” and we require all directors, executive officers, and employees to adhere to it in discharging their work-related responsibilities. A copy of our Code of Conduct is available at www.bookingholdings.com.

Insider Trading Policy

We have adopted an insider trading policy that governs transactions in our securities by the Company’s directors, officers, employees, contractors, and consultants, as well as by the Company itself. The insider trading policy is reasonably designed to promote compliance with applicable insider trading laws, rules and regulations, and listing standards.  We have filed a copy of our Insider Trading Policy with our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Communications with the Board of Directors

Stockholders may contact any of our directors, a committee of the Board, non-employee or independent directors as a group, or the Board as a whole by writing to them at c/o Office of the General Counsel, Booking Holdings Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854. Stockholders should state in such communication how many shares of our common stock they own as of the date of their communication. Communications received in this manner by the Board will be initially reviewed and logged by our Corporate Secretary and then periodically, and at least quarterly, forwarded to the Chair of the Board and the Lead Independent Director, if there is one, and/or the Chair of the CG Committee.

Board of Director Attendance

Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. The Board held eight meetings in 2024. For 2024, all directors attended at least 75% of the meetings of the Board and the committees of which they were members held while they were serving on the Board and any such committees.

Attendance at Annual Meetings

We expect directors to attend our annual meeting of stockholders. All twelve members of the Board who were director nominees at our 2024 annual meeting of stockholders attended the 2024 meeting.

Compensation-related Corporate Governance

See Compensation Governance Matters on page 64 for our various compensation-related corporate governance policies and practices, including policies regarding compensation clawbacks, 10b5-1 plans, and hedging and pledging of securities.

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Director Orientation and Continuing Education

New directors participate in our director orientation program, which includes in-depth sessions devoted to director fiduciary obligations, our strategy and operations, and introductions to key members of management, among other topics. Topics are tailored based on the director’s committee membership(s) and background.

We encourage directors to attend corporate governance and other director workshops to further develop their expertise and stay abreast of issues relevant to their service on the Board. Our policy is to reimburse directors for the costs of attending such programs. In addition, our Board and committees regularly invite outside experts to present to them on a variety of topics, which have included developments in corporate governance and key areas of risk management such as cybersecurity and privacy issues.

Sustainability

Strategy

Our approach to sustainability is a natural extension of our mission to make it easier for everyone to experience the world, which requires the preservation of a world worth experiencing.

The CG Committee oversees our sustainability practices and policies and receives reports from management on these topics. In addition, management has a Sustainability Steering Committee dedicated to monitoring our sustainability objectives. Our sustainability strategy is anchored by three pillars:

Reducing our Impact on the Planet

In 2022 in response to a stockholder proposal supported by a majority of stockholders, we became the first global online travel company to launch a Climate Action Plan, which outlines our scope 1, 2, and 3 emissions reductions targets and timelines as well as our long-term target of net-zero emissions. Over the past three years, we reported on our progress toward meeting these goals in our annual Sustainability Report and this year, our greenhouse emission reduction targets were validated by the Science-Based Targets Initiative (SBTi).

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Enabling More Sustainable Travel

Together with our supplier partners we are on a journey to make more sustainable choices more accessible for travelers. In 2024, we revised our methodology relating to certification of more sustainable offerings to focus on supporting third-party sustainability certification for our accommodation partners seeking such certifications.

In 2024, the number of accommodation partners that chose to obtain third-party sustainability-related certifications increased by 43%, from 16,000 to 23,000.	In 2024, Booking.com updated its sustainability program to help interested partners identify the third-party certifications best suited for their properties and providing targeted tips and resources related to actions they could take across categories, including water, food waste, energy, plastic use, and the local community. The guidance is generated based on partners’ responses to a voluntary survey and the program includes a subset of certification programs, such as EU Eco Label, Green Key Global, and Sustonica.	As of this year, travelers can now find and book electric or hybrid taxis in 1,328 cities with Booking.com and use search filters to locate electric and hybrid rental cars in 75 countries.

We advocate for a more sustainable industry through thought leadership and partnerships across our brands.

•	Our goal is to identify and co-create innovative solutions for more sustainable travel through advocacy, research, investments, and partnerships. For example, in 2024, Agoda empowered travelers to support marine, forest, and wildlife conservation projects across Southeast Asia with every participating booking made on our platform through its Eco Deals Program. The program expanded our partnership with the World Wide Fund for Nature and allowed us to help protect iconic species, like tigers in Malaysia, elephants in Thailand, and whale sharks in the Philippines while restoring vital ecosystems and supporting local communities.
•	We advocate for industry developments and address sustainability challenges by participating in various trade associations and partnering with other travel and technology organizations on a range of initiatives.
•	You can find more information on our sustainability efforts in our 2024 Sustainability Report, as well as our Climate Action Plan, at www.bookingholdings.com/sustainability, which are not incorporated by reference into this Proxy Statement.

NEWSWEEK	FORBES	USA TODAY
World’s Most Trustworthy Companies America’s Most Responsible Companies	World’s Top Companies for Women America’s Dream Employers	America’s Climate Leaders

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Supporting People & Communities

We operate in over 220 countries and in over 40 languages globally, and we believe that diverse ideas, people, and experiences contribute to our success. Given the broad geographical nature of our business and workforce, we are committed to creating workplaces that embrace the cultures and practices of our employees.

Leadership at the Top

•  The Board and the T&C Committee are tasked with oversight of human capital management, including company culture, employee engagement and talent recruitment, development, and retention.

•  The CG Committee considers a mix of viewpoints, backgrounds, experience, and perspective as factors in recommending persons for election or appointment to the Board.

•  An executive-level Steering Committee oversees efforts by brands and their management teams to foster inclusive environments.

36%	2/3
OF THE BOARD ARE WOMEN*	BOARD COMMITTEE CHAIRS ARE WOMEN*

Our Employee Community

•  The Company’s Consolidated EEO-1 Report for employees in the United States (which represents approximately 13% of our workforce as of December 31, 2024) can be found at www.bookingholdings.com/about/eeo/. Certain jurisdictions, particularly outside the United States, present challenges to tracking certain employee demographics for legal reasons.

•  We measure organizational culture and engagement so we can be responsive to our employees’ needs. We regularly connect with our employees through engagement and quick pulse surveys to request feedback. All of our brands include questions in annual employee engagement surveys that aim to gauge our progress in creating an inclusive workplace.

•  We offer tailored learning opportunities to enable employees to upskill while at work and drive career conversations between employees and their managers, as well as succession planning.

46%	26%	34%
OF EMPLOYEES ARE WOMEN	TECH POSITIONS ARE FILLED BY WOMEN	EXTENDED LEADERSHIP TEAM ARE WOMEN**

Promoting Health & Wellbeing

•  The health, safety, and wellbeing of our employees and customers are integral to our success.

•  In promoting health and wellbeing, our brands implement a range of programs, resources, and initiatives that equip employees with tools for managing health-related issues, including employee resource groups, employee assistance programs, family planning resources, global leave policies, dedicated well-being platforms, virtual and in-person discussion forums, and educational libraries.

*	Assuming all director nominees are elected.
**	The Extended Leadership team includes vice presidents and above for all brands except Booking.com, which includes senior directors and above due to a greater number of employees.

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Cybersecurity & Privacy

We believe that identifying, assessing, and managing cybersecurity, privacy, and data protection and security risk is a vital part of our responsibilities to our customers, partners, and employees, and we have built a brand-based governance structure to manage these risks.

Oversight Structure
•	The Board and Audit Committee maintain responsibility for enterprise risk oversight related to cybersecurity, privacy, and data protection and security.
•	The Cybersecurity Subcommittee of the Audit Committee oversees management’s efforts and processes to identify, assess, manage, and monitor significant cybersecurity and privacy risks.
•	The Cybersecurity Subcommittee meets at least four times a year and reports periodically on these matters to the Audit Committee and the Board.
•	Our Chief Security Officer and Chief Privacy Officer have enterprise-wide responsibility for identifying, assessing, and managing cybersecurity, data protection and security, and privacy risks.
•	Our internal audit function collaborates with the security teams to participate in an integrated cybersecurity oversight program. The internal audit function also performs its own cybersecurity and privacy audits and reviews certain cybersecurity and privacy programs and practices.

Cybersecurity Frameworks
•	We leverage the National Institute of Standards and Technology frameworks for cybersecurity and privacy.
•	We annually measure our security and privacy program maturity against these frameworks, and engage a third party every other year to assess the current state against these frameworks. The conclusions of such assessments are discussed with the Cybersecurity Subcommittee and Board.

Protection of Personal Data
•	Our privacy program is built upon the Privacy Principles set out in our Code of Conduct, which include: transparency, purpose, control, security, embedded privacy, and accountability. We reinforce these principles and expectations of our employees through our Protecting Personal Data Policy.
•	We are committed to protecting personal data through privacy and security programs that endeavor to meet the standards set and monitored by our Global Privacy and Information Security teams. The Chief Privacy Officer and Chief Security Officer, together with brand-level privacy leaders and information security leaders, monitor internal and external risks and align strategies to identify, mitigate and/or remediate risks.

Continuous Employee Education
•	We require that all employees complete regular privacy and data protection training, including annual privacy and information security awareness trainings.
•	We also conduct phishing tests and conduct specialized training such as secure coding training for our developers.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 31, 2025 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock; (2) each current member of the Board and each of our director nominees; (3) each of our NEOs in the Summary Compensation Table on page 66 of this proxy statement; and (4) all current directors and current executive officers as a group. The percentage of shares owned is based on 32,699,135 shares outstanding as of March 31, 2025.

	Shares beneficially owned(a)
Name of beneficial owner	Number	Percent
Robert J. Mylod, Jr.(b)	3,625	*
Glenn D. Fogel	24,951	*
Mirian M. Graddick-Weir	848	*
Kelly Grier(c)	131	*
Wei Hopeman(d)	614	*
Charles H. Noski(e)	1,245	*
Larry Quinlan	259	*
Nicholas J. Read	357	*
Thomas E. Rothman(f)	1,246	*
Sumit Singh(g)	506	*
Lynn Vojvodich Radakovich(h)	362	*
Vanessa A. Wittman	714	*
Ewout Steenbergen(i)	2,098	*
David I. Goulden	2,072	*
Peter J. Millones	15,354	*
Paulo Pisano	1,051	*
The Vanguard Group(j)	2,941,917	9.0%
BlackRock, Inc.(k)	2,573,532	7.9%
All directors and executive officers as a group (15 persons)(l)	53,361	*
*	Represents beneficial ownership of less than one percent.
(a)	Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting and investment power with respect to securities, except as discussed in the footnotes below. Shares of common stock issuable (i) upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 31, 2025 and (ii) upon vesting of restricted stock units or performance share units that vest by their terms within 60 days after March 31, 2025, are deemed to be outstanding and to be beneficially owned by the person holding such stock options, restricted stock units, and/or performance share units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain directors have elected to defer receipt of shares of common stock pursuant to vested restricted stock unit awards for tax planning purposes. However, depending on the terms of the deferral program in place at the time of the deferral, if the director does not have the right to receive the shares until more than 60 days after termination of board service, those shares are not included in the above table even though the director has vested in the shares and bears the economic risk of ownership.
(b)	Includes 1,000 shares held by Annox Capital, LLC. Mr. Mylod is the managing member of Annox Capital, LLC and as a result may be deemed to beneficially own the securities held of record by Annox Capital, LLC. Mr. Mylod disclaims such beneficial ownership except to the extent of his pecuniary interest therein, if any.
(c)	Ms. Grier joined the Board on November 6, 2023.
(d)	Includes 269 shares held by a family trust.
(e)	Does not include 209 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes (such shares will be issued to Mr. Noski 90 days after termination of his Board service). Includes 50 shares held by a family trust.
(f)	Does not include 755 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes (such shares will be issued to Mr. Rothman 90 days after termination of his Board service). Includes 51 shares held by a family trust.

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(g)	Includes 220 shares held by family trusts.
(h)	Includes 189 shares held by a family trust.
(i)	Mr. Steenbergen joined the Company as Chief Financial Officer on March 15, 2024.
(j)	Based solely on information provided in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2024. These securities are owned by Vanguard directly or through wholly-owned subsidiaries of Vanguard. Vanguard reported that it had sole voting power over 0 shares, shared voting power over 47,074 shares, sole dispositive power over 2,790,034 shares and shared dispositive power over 151,883 shares. Vanguard lists its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(k)	Based solely on information provided in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 26, 2024. These securities are owned by various institutional investors affiliated with BlackRock. BlackRock reported that it had sole voting power over 2,288,672 shares, shared voting power over 0 shares, sole dispositive power over 2,573,532 shares and shared dispositive power over 0 shares. BlackRock lists its address as 50 Hudson Yards, New York, New York 10001.
(l)	Consists of shares beneficially owned by all of our current directors and current executive officers, as a group. Does not include 964 vested shares of non-employee directors, the receipt of which has been deferred for tax planning purposes (because such shares will be issued 90 days after termination of each such director’s Board service).

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EXECUTIVE
COMPENSATION

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A Letter from the Talent and Compensation Committee to our Stockholders

Dear Fellow Stockholders,

Thank you for your ongoing support of Booking Holdings. We value the perspectives of our stockholders and our pay philosophy emphasizes connecting executive compensation with long-term value creation for our stockholders, mainly through equity awards based on the Company’s financial results and stock price performance.

Our Compensation Program

We received strong stockholder support of 90% for our Say-On-Pay vote in 2024 and 88% in 2023 after extensive review and engagement with stockholders in the past several years. This support has coincided with changes that we believe have strengthened our compensation program, such as returning to our historical practice of long-term PSUs with three-year targets and implementing an absolute TSR governor in addition to a relative TSR modifier in the long-term incentive plan.

In 2024, we once again engaged in productive and insightful conversations with our stockholders, reaching out to investors representing approximately 55% of our outstanding shares in each of the Spring and Fall. In addition, a representative from one of our top 5 stockholders, which owns approximately 3% of our outstanding shares, spoke with our full Board. Based on feedback from these discussions, our ongoing review of market practices, and in conjunction with hiring Mr. Steenbergen as our Chief Financial Officer, we made the following additional changes for 2024 to bring our executive pay mix more in line with our peers:

•	We increased salary and reduced bonus targets, and introduced a maximum bonus cap of 200% of target for NEOs.
•	We adjusted our equity mix from 75% PSUs and 25% RSUs to 60% PSUs and 40% RSUs to lessen the risk of a significant macroeconomic event having an outsized impact on long term compensation.(1)
•	We evaluated and decided to maintain a three-year performance period for the 2024 PSUs with the rTSR modifier and absolute TSR governor.

We believe our 2024 executive compensation program positions us to attract and retain key executive talent while continuing to reinforce the importance of growth and stockholder value creation. We continue to prioritize the judicious use of stock-based compensation. In 2024, our stock-based compensation resulted in less than 0.6% of stockholder dilution, again positioning us in the bottom quartile of our peers.

Recap of 2024 and Looking Ahead to 2025

The Company’s compensation plans have appropriately incentivized management to deliver outstanding performance in the last couple of years. Management executed on our strategic objectives by advancing our Connected Trip vision, further innovating our AI capabilities, and enhancing and expanding our merchant offerings and Genius loyalty program, among others, driving strong financial results for the year. Booking Holdings’ share price increased 40% from year-end 2023 through the end of 2024, while the S&P 500 Index increased 23% during the same period. We also returned further value to stockholders in 2024 with share repurchases of about $6 billion and a quarterly dividend that distributed an aggregate of $1.2 billion. In January 2025, the Board approved a new $20 billion share repurchase authorization along with a 10% per-share increase to our quarterly cash dividend.

Thank you for your continued support and investment in our Company.

Mirian M. Graddick-Weir, Chair
Robert J. Mylod, Jr.
Sumit Singh
Lynn Vojvodich Radakovich

(1)

In 2024, Mr. Steenbergen’s initial equity grants were composed of 50% PSU and 50% RSU, which excludes a grant of two-year New Hire RSUs (as described in the Compensation Discussion and Analysis) granted upon joining the Company. Starting in 2025, Mr. Steenbergen’s equity grants follow the 60%/40% mix granted to the other NEOs in 2024.

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Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes the goals, rationale, and key elements of our 2024 executive officer compensation program. Our NEOs, who were our only executive officers for purposes of Exchange Act Rule 3b-7 during 2024, were:

Glenn D. Fogel	Ewout Steenbergen	David Goulden	Peter J. Millones	Paulo Pisano
Director, President, and Chief Executive Officer, Chief Executive Officer, Booking.com	Executive Vice President and Chief Financial Officer (since March 15, 2024)	Former Executive Vice President and Chief Financial Officer (retired March 15, 2024)	Executive Vice President and General Counsel	Chief Human Resources Officer

Executive Summary

2024 was an outstanding year at Booking Holdings. The Company set records in various financial metrics and returned significant value to stockholders. Our executive compensation program also continued to evolve as the Talent and Compensation Committee (the “T&C Committee”) implemented an individual bonus cap and revised our performance share unit ("PSU")/restricted stock unit ("RSU") mix and cash compensation mix, continuing to reflect our principles of aligning executive pay with performance and stockholder returns.

2024 Company Achievements

In 2024, in addition to record Company performance, management continued to return value to stockholders and execute on strategic priorities, including:

•	achieving record annual room nights;
•	growing our alternative accommodations offering, which were 35% of Booking.com’s room nights;
•	improving our loyalty programs, particularly by expanding the Genius program at Booking.com into more travel verticals;
•	further integrating generative artificial intelligence ("Gen AI") into our offerings to add value for consumers and partners and to drive efficiencies in our operations;
•	continued focus on brand awareness in key markets, including through increased spend in social media channels, while growing revenue faster than marketing expense due to an increasing mix of business through our direct channel;
•	more effectively managing operating expenses to increase organizational agility and create more capacity for reinvestment, with plans to continue expense reduction in 2025;
•	improving and expanding our flight offering at Booking.com and Agoda which drove 38% year-over-year flight ticket growth in 2024, and offering more opportunities for consumers to discover and book Connected Trips;
•	increasing adoption of our payments platform and capabilities;
•	repurchasing about $6 billion of stock, reducing our full year average share count by 7% versus 2023, and paid out $1.2 billion in quarterly cash dividends to stockholders; and
•	continuing our efforts to make our brands the most trusted and convenient platforms for consumers and partners.

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Financial and Operating Performance

GROSS BOOKINGS[1]	NET INCOME

in Billions
+10%
vs. 2023
$200
$150
$100
$50
$0
$96.4
$35.4
$76.6
$121.3
$150.6
$165.6
2019
2020
2021
2022
2023
2024

in Billions

+37%
vs. 2023
$7.00
$5.25
$3.50
$1.75
$0.00
$4.9
$0.06
$1.2
$3.1
$4.3
$5.9
2019
2020
2021
2022
2023
2024

ROOM NIGHTS	ADJUSTED EBITDA*

in Millions
+9%
vs. 2023
1300
1040
780
520
260
0
845
355
591
896
1,049
1,144
2019
2020
2021
2022
2023
2024

in Billions
+17%
vs. 2023
$10.0
$7.5
$5.0
$2.5
$0.0
$5.9
$0.9
$2.9
$5.3
$7.1
$8.3
2019
2020
2021
2022
2023
2024

REVENUES	YEAR-END STOCK PRICE

in Billions
+11%
vs. 2023
$28
$21
$14
$7
$0
$15.1
$6.8
$11.0
$17.1
$21.4
$23.7
2019
2020
2021
2022
2023
2024

+40%
vs. 2023
$6000
$4500
$3000
$1500
$0
$2,054
$2,227
$2,399
$2,015
$3,547
$4,968
2019
2020
2021
2022
2023
2024

*	See Appendix A to this proxy statement for a reconciliation of non-GAAP financial measures and rationale for use of non-GAAP financial measures.
(1)	Gross bookings is a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations.

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Returning Value to Stockholders

At the end of 2024, about $7.7 billion remained under our share repurchase authorization announced in February 2023. Our stock price increased 40% from year-end 2023 through year-end 2024, closing the year at $4,968, compared with 23% for the S&P 500 Index during the same period. On December 6, 2024, Booking Holdings’ stock price achieved an all-time high closing price of $5,300.

Executive Compensation Highlights

•	The Company and the T&C Committee engaged in a robust stockholder engagement process and reflected feedback in the 2024 compensation program design.
•	Changes to our compensation program design in 2024 were supported by research on peer practices and better positioned our program to attract and retain external hires, like our Chief Financial Officer, who joined the Company in 2024. Such changes include:
•	Increasing base salaries, which were previously below the 25th percentile, and reducing cash bonus targets.
•	Implementing an individual bonus cap of 2x for the short-term incentive program (the “Bonus Plan”) for NEOs.
•	Shifting to 60% PSU/40% RSU equity grant mix for NEOs.(1)

Stockholder Engagement

We believe hearing our stockholders’ views on executive compensation and other strategic topics is important to our success. We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). The Board and the T&C Committee have conducted robust stockholder engagement campaigns and made several responsive changes to our compensation program in the last several years. The 2023 and 2024 say-on-pay results reflected positive support for these actions with 88% and 90% stockholder support, respectively.

(1)	In 2024, Mr. Steenbergen’s initial equity grants were composed of 50% PSU and 50% RSU, which excludes a grant of two-year New Hire RSUs granted upon joining the Company. Starting in 2025, Mr. Steenbergen’s equity grants follow the 60%/40% mix granted to the other NEOs in 2024.

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WHO WE REACHED OUT TO

Spring 2024

Outreach to **34 investors** representing over **56% of outstanding shares**

Meetings with **11 investors** representing **15% of outstanding shares**

Fall 2024/Winter 2025

Full board discussion with an actively-managed stockholder who owns **approximately 3% of our outstanding shares**

Outreach to **37 investors** representing over **54% of outstanding shares**

Meetings with **13 investors** representing **15% of outstanding shares**

KEY ENGAGEMENT MEMBERS

- Board of Directors
- Governance & Compensation Team
- Investor Relations
- Sustainability

KEY THEMES

EXECUTIVE COMPENSATION	• Target setting • RSU/PSU Mix • Overlap of LTI and STI goals
GOVERNANCE AND RELATED TOPICS	• Board refreshment • Human rights • Data protection/privacy • Sustainability
COMPANY STRATEGY	• Connected Trip • Deploying Gen AI

WHAT WE HEARD	WHAT WE ARE DOING

General support for an element of time-based awards as part of the overall compensation package to prevent complete forfeiture in the event of another significant macroeconomic event.	The compensation program maintains a time-based element with equity awards, while setting rigorous three-year performance targets for the PSUs. In 2024, after peer analysis, we revised the equity award mix to consist of 60% PSUs and 40% RSUs.(1)

Requests to consider individual bonus caps for NEOs.	The Committee adopted an individual bonus cap for NEOs of two times target, while also reducing target bonus opportunity and increasing base salaries in line with peer practices.

(1)	In 2024, Mr. Steenbergen’s initial equity grants were composed of 50% PSU and 50% RSU, which excludes a grant of two-year New Hire RSUs granted upon joining the Company. Starting in 2025, Mr. Steenbergen’s equity grants follow the 60%/40% mix granted to the other NEOs in 2024.

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Compensation Philosophy and Objectives

Our executive compensation program has consistently adhered to the following fundamental principles:

•	Performance-based: NEOs should be compensated primarily based on performance.
•	Alignment with interests of stockholders: we seek to incentivize management through performance metrics that are likely to increase long-term stockholder returns and value.
•	Retention: the programs should help us attract and retain key management talent.
•	Consistency: the programs should be consistent over time to enable NEOs to implement a long-term strategy and reward them if they achieve long-term results.
•	Business-focused: the programs aim to compensate NEOs primarily for their management of the business and endeavor to mitigate the impact of external factors, such as currency fluctuations.
•	Risk management: the programs should incentivize appropriate risk-taking.
•	Balance of short- and long-term performance: unexpected macro events should not have an outsized impact on our programs.

Compensation Best Practices

Our key compensation practices, which are also reflective of our compensation philosophy and objectives, include:

WE DO:	WE DO NOT:

Tie pay to performance.	Pay dividend equivalents unless the vesting and performance conditions for the underlying equity award are met.

Cap the bonus pool from which senior executives’ individual cash bonuses are paid.	Permit stock option repricing without stockholder approval.

Cap individual bonus at two times target for NEOs.	Provide significant executive-only perquisites.

Limit PSU payouts at target if TSR is not positive over the PSU measurement period.	Permit hedging or pledging of our stock by our directors and NEOs.

Use “double triggers” in our severance agreements and equity awards.	Provide change in control severance tax gross-ups.

Have both an incentive-based compensation clawback policy and a Financial Restatement Recovery Policy aligned with SEC requirements.	Enter into new arrangements with NEOs that would pay cash severance in excess of 2.99 times salary and target bonus, without stockholder ratification.

Conduct an annual risk assessment of our executive compensation program.

Conduct a robust stockholder engagement process.

Conduct formal executive succession planning.

Have meaningful stock ownership guidelines.

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Pay Elements

We use different elements of our executive compensation program to drive different behaviors. The elements work together to achieve our compensation philosophy and objectives described above.

Element	Form	Key Characteristics	Link to Stockholder Value
Base Salary	Cash

Determined by:

•   Review of the Compensation Peer Group described below;

•   Individual performance of the executive, including level of responsibility and breadth of knowledge; and

•   Review of the executive’s total compensation, both individually and relative to other senior executives.

• Provide a level of economic security and stability so executives can focus on meeting our objectives, and encourage attraction and retention of top talent.
Short-term Incentive Program	Cash	• Company financial performance and individual performance; and • Cap of 2x target for individual NEO bonuses.	• Promote achievement of the Company’s annual goals.
Long-term Incentive Program	PSU 60% of LTI(1)

•   Tied to our financial performance, our relative TSR compared to a group of travel and tourism peers, and capped at target if absolute TSR is not positive;

•   Number of shares ranges from zero to 2x the target grant amount, depending on our financial performance over a three-year period; and

•   Vest, subject to continued employment, on the three-year anniversary of the grant date.

• Incentivize strong long-term financial and TSR performance, as well as increases in our stock price over a three-year period.
RSU 40% of LTI(1)

•   Tied to value of stock to align executives’ interests with those of stockholders; and

•   Also used in connection with new hires or promotions to provide an initial stake in the Company and an additional retention incentive until the individual’s PSUs begin to vest.

• Alignment of interests with stockholders and to provide a retention element that balances the at-risk pay in the long-term incentive program.

(1)	In 2024, Mr. Steenbergen’s initial equity grants were composed of 50% PSU and 50% RSU, which excludes a grant of two-year New Hire RSUs granted upon joining the Company. Starting in 2025, Mr. Steenbergen’s equity grants follow the 60%/40% mix granted to the other NEOs in 2024.

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How We Measure Performance

We measure performance based on:

•	Revenue is the Company’s revenue, taking into account any Compensation EBITDA adjustments that impact revenue.
•	Compensation EBITDA is a non-GAAP financial measure based on our adjusted earnings before interest, taxes, depreciation, and amortization, as publicly reported in our earnings press releases (“Adjusted EBITDA”), further adjusted to align measurement of performance on a basis consistent with how the performance targets were set and to reduce the risk that our compensation plan could incentivize inappropriate decision-making by management to achieve Compensation EBITDA targets. In particular, Compensation EBITDA:
• Is impacted by stock-based compensation expenses;
• Excludes results of acquisitions that were not incorporated into the targets set at the outset of awards to prevent “buying results;”
• Excludes the impact of foreign exchange rate changes between the time targets are set and the end of the relevant period; and
• Treats all capital expenditures as expenses, which reduces Compensation EBITDA relative to our Adjusted EBITDA.
•	Relative Total Stockholder Return (rTSR) is a measurement of the Company’s total stockholder return versus the total stockholder return of a group of the Company’s travel and tourism peers.
•	Absolute Total Stockholder Return (TSR) is a measurement of the Company’s absolute total stockholder return over the course of three years, to ensure executive compensation is aligned with stockholder value creation.
•	Individual Contributions such as individual execution against the Company’s strategic priorities, including non-financial goals.

How We Make Compensation Decisions

2023	Summer	Fall

• Compensation planning began for 2024 compensation • Assessment of Compensation Peer Group

•

Analysis of market compensation

•

Conducted stockholder engagement

•

Consolidated feedback and communicated to all T&C Committee members

•

Reviewed competitiveness of plan design

•

Conducted search for new CFO

2024	Winter	Summer

•

Board met with a stockholder holding over 1% of our shares

•

2024 Bonus Plan and long-term incentive plan performance targets

•

Set Company and individual goals for 2024

•

Granted three-year 2024 PSUs and RSUs

•

Adopted individual bonus cap for future bonus payments to NEOs

•

Revised PSU/RSU pay mix

•

Revised cash compensation mix to reduce target bonus opportunity and increase base salaries

• Consolidated feedback from annual meeting voting outcomes and spring stockholder engagement for T&C Committee and Board

	Spring	Fall
	• Conducted stockholder engagement in connection with annual meeting solicitation	• Conducted stockholder engagement • T&C Committee assessed compensation trends and considered potential changes to the compensation program for 2025

2025	Winter

• Communicated stockholder feedback to all T&C Committee members • Board met with a stockholder holding approximately 3% of our shares • Finalized 2024 Bonus Plan performance and payout

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THE ROLE OF THE BOARD AND
THE T&C COMMITTEE

•	The independent members of the Board set performance objectives for the Company at the beginning of the year as well as performance objectives and target total compensation for the CEO for the coming year.
•	At the beginning of the following year, the T&C Committee reviews the CEO’s and the Company’s performance against those objectives and recommends CEO compensation to the Board.
•	The T&C Committee recommends, and the independent members of the Board review and approve, the payout amount of the CEO’s bonus for the prior year.
•	The T&C Committee sets performance objectives, reviews performance against those objectives, and determines the compensation for the NEOs other than the CEO.

THE ROLE OF MANAGEMENT

•	Our CEO provides performance assessments and detailed compensation recommendations regarding our NEOs other than himself.
•	Our executive management team provides input to help the T&C Committee set performance metrics for our annual performance-based Bonus Plan and long-term incentive plan.

THE ROLE OF THE COMPENSATION CONSULTANT

The T&C Committee engaged Semler Brossy, an outside global executive compensation consulting firm, to advise the T&C Committee on our compensation program for the NEOs. After considering the independence factors prescribed by SEC rules, the T&C Committee determined that Semler Brossy is independent and that there are no conflicts of interest with Semler Brossy in 2024.

At the T&C Committee’s direction and support, management collaborates with Semler Brossy regarding certain committee materials in advance of meetings and regularly requests market data, input, and recommendations to inform the committee’s decision-making process. Semler Brossy participates in T&C Committee meetings and regularly meets with the committee without management present.

During 2024 and 2025, Semler Brossy assisted the T&C Committee on the following matters:

•	Advised on the composition of the Compensation Peer Group and TSR Peer Group;
•	Prepared analyses of NEO compensation levels as compared to the Compensation Peer Group, including individual salary and target bonus amounts, and made compensation recommendations;
•	Provided analysis and recommendations for the T&C Committee’s consideration of changing the PSU/RSU mix;
•	Advised the T&C Committee in the implementation of the individual NEO bonus cap;
•	Provided advice on the appropriateness of our 2024 Bonus Plan awards and long-term incentives;
•	Actively participated in discussions leading up to the 2024 say-on-pay vote;
•	Completed an independent compensation program risk assessment;
•	Reviewed our non-employee director compensation program; and
•	Prepared tally sheets and IRC Section 280G analyses to determine there are no “excess parachute payments.”

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Benchmarking and Target Compensation

Our benchmarking analysis includes a comparison of each element of total compensation against a peer group of publicly-traded companies. With the help of its independent compensation consultant, the T&C Committee reviews annually the appropriateness of the companies that make up the existing peer group, as well as the companies our peers identify as their peers.

The primary characteristics used to determine which companies to include in the peer group are industry, revenues, and peers identified by our peers. In particular, the T&C Committee sought to include internet merchandisers, online travel companies, and other technology companies with revenues between one-half and two times our annual revenues. The T&C Committee also included Alphabet, Amazon.com, Meta, and Microsoft because, although their revenues were more than two times our revenues, there are relatively few companies that otherwise met our criteria, we compete with them for executive talent, and they, like us, are leading e-commerce or technology companies.

The T&C Committee determined that the 2024 peer group would consist of the sixteen companies listed below (the “Compensation Peer Group”).

Adobe Inc.	Expedia Group, Inc.	PayPal Holdings, Inc.
Airbnb, Inc.	IAC/InterActiveCorp	TripAdvisor, Inc.
Alphabet Inc.	Marriott International, Inc.	Uber Technologies, Inc.
Amazon.com, Inc.	Meta Platforms, Inc.	Wayfair, Inc.
eBay Inc.	Microsoft Corporation
Electronic Arts Inc.	Netflix, Inc.

The T&C Committee reviewed revenue of the peer companies from the last twelve months as of May 2024. Based on this data, our revenues ranked at approximately the 50th percentile of the Compensation Peer Group.

The T&C Committee refers to the Compensation Peer Group to assess “market” compensation, which it considers to be between the 50th and the 75th percentile of executive pay for the Compensation Peer Group. The T&C Committee uses the Compensation Peer Group data primarily to ensure that our executive compensation program as a whole is competitive. While the Compensation Peer Group provides the T&C Committee with guidance and information, it does not dictate the NEOs’ compensation and is not a substitute for the T&C Committee’s own business judgment in establishing compensation for the NEOs.

Overview

Each year, the T&C Committee reviews all compensation elements, including each NEO’s base salary, annual cash incentive bonus plan opportunity, and long-term equity incentives, as well as payments that would be required under various severance and change in control scenarios. The T&C Committee also considers each executive’s market compensation levels and individual performance, including level of responsibility, potential for individual contribution, and breadth of knowledge and expertise.

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The 2024 compensation program emphasizes a significant percentage of performance-based pay. Performance-based pay is forfeitable if revenue and compensation EBITDA performance goals are not met. The T&C Committee believes that performance-based compensation appropriately incentivizes executives to achieve results for the long-term benefit of our stockholders.

2024 COMPENSATION MIX(1)

CEO	Average of Other NEOs(2)

(1)	Mix is shown at target. Percentages are approximate due to rounding.
(2)	Other NEOs excludes Mr. Goulden, who retired as the Chief Financial Officer in March 2024.
(3)	RSU amounts exclude Mr. Steenbergen’s New Hire RSU award.

2024 CEO Compensation Components

In 2024 the Board approved compensation to Mr. Fogel of $31.8 million comprised of:

•	Cash compensation of approximately $6 million (which amount includes base salary, cash bonus under the 2024 Bonus Plan, and certain additional “all other compensation”),
•	A three-year PSU award with a grant date fair value of approximately $15.8 million, and
•	An RSU award with a grant date value of approximately $10 million.

The total compensation shown in the 2024 Summary Compensation Table also includes PSUs that were granted prior to 2024. The rules require the accounting value of the sub-period associated with 2024 from the 2022 PSUs to be included in the 2024 total compensation amount, which is the final one year sub-period of the 2022 PSUs. For Mr. Fogel, this adds an additional $13 million to his 2024 total compensation in the Summary Compensation Table. In 2023, the long-term incentive program returned to PSUs with three-year targets, which do not have one year sub-periods.

in Millions(1)

(1)	Amounts are approximate due to rounding.

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2024 Named Executive Officer Performance

GLENN D. FOGEL President and Chief Executive Officer

The Board and the T&C Committee considered the following highlights of Mr. Fogel’s 2024 performance:

•	His consistent and exemplary leadership throughout the year;
•	Our financial and operating performance, including the Company’s highest-ever revenue, gross bookings, and room nights;
•	Growth of our alternative accommodations offering, which were 35% of Booking.com’s room nights;
•	Improvement of our loyalty programs, particularly by expanding the Genius program at Booking.com into more travel verticals;
•	Further integration of Gen AI technology into our offerings to add value for consumers and partners and to drive efficiencies in our operations;
•	Continued focus on brand awareness in key markets, including through increased spend in social media channels, while growing revenue faster than marketing expense due to an increasing mix of business through our direct channel;
•	Sought to more effectively manage operating expenses to increase organizational agility and create more capacity for reinvestment, with plans to continue expense reduction in 2025;
•	Improvement and expansion of our flight offering at Booking.com and Agoda which drove 38% year-over-year flight ticket growth in 2024, and offering more opportunities for consumers to discover and book Connected Trips;
•	Increased adoption of our payments platform and capabilities;
•	Returns to stockholders in the form of about $6 billion of stock repurchases and $1.2 billion of dividend payments, and the Company’s stock outperforming the S&P 500 for the year;
•	His healthy, open, and constructive relationship with key stakeholders; and
•	His consistent “tone at the top” of absolute integrity, as well as his outstanding commitment, people management skills, and investor and Board communication skills.

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EWOUT STEENBERGEN Executive Vice President and Chief Financial Officer

The T&C Committee and Mr. Fogel considered the following highlights of Mr. Steenbergen’s 2024 performance since he joined as Chief Financial Officer on March 15, 2024:

•	Exceptional leadership and performance as Chief Financial Officer along with strategic insight and advice;
•	Our financial and operating performance, including the Company’s highest-ever revenue, gross bookings, and room nights;
•	Returns to stockholders of about $6 billion in stock repurchases and $1.2 billion of dividend payments, and the Company’s stock outperforming the S&P 500 for the year;
•	Sought to more effectively manage operating expenses to increase organizational agility and create more capacity for reinvestment, with plans to continue expense reduction in 2025;
•	Building a strong relationship with Mr. Goulden, our former Chief Financial Officer, to achieve a smooth transition upon joining the Company;
•	Leadership, management, and strengthening of our finance department;
•	Leadership in developing our financial plans;
•	Exceptional management of capital during volatile macroeconomic periods of inflation, increasing interest rates, and economic uncertainty;
•	Effective communication with the financial and investor communities; and
•	Notable progress of key initiatives and improvements in procurement and talent sourcing.

DAVID GOULDEN Former Executive Vice President and Chief Financial Officer

The T&C Committee and Mr. Fogel considered the following highlights of Mr. Goulden’s 2024 performance (through his retirement on March 15, 2024):

•	Exceptional leadership and performance as Chief Financial Officer along with strategic insight and advice;
•	Actively prepared, managed, and executed a seamless transition of responsibilities to Mr. Steenbergen following his retirement from Chief Financial Officer position;
•	Leadership, management, and strengthening of our finance department;
•	Leadership in developing our financial plans;
•	Effective communication with the financial and investor communities; and
•	Notable progress of key initiatives, including the growth of our payments platform and capabilities.

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PETER J. MILLONES Executive Vice President and General Counsel

The T&C Committee and Mr. Fogel considered the following highlights of Mr. Millones’ 2024 performance:

•	Exceptional leadership and performance as General Counsel;
•	Skillful management of our legal department, including the compliance and privacy teams;
•	Navigation of the increasingly complex regulatory environment for online digital platforms;
•	Contributions to improving our systems and processes, including global legal coordination and collaboration among our different brands on key issues;
•	His healthy, open, and constructive relationship with key stakeholders including the Board; and
•	Oversight of our corporate governance practices and efforts to organize and assist with the Board’s activities.

PAULO PISANO Chief Human Resources Officer

The T&C Committee and Mr. Fogel considered the following highlights of Mr. Pisano’s 2024 performance:

•	Global coordination of the human resources function and engagement with employees through global macroeconomic uncertainty;
•	Leadership and development of an engaged workforce that reflects and is responsive to the needs of our consumers and partners;
•	Leadership of the Chief Financial Officer retirement transition and hiring of the Chief Financial Officer successor;
•	Continued focus on maintaining a committed and engaged workforce across continents at various brands;
•	Effective engagement with key stakeholder groups around the Company;
•	Efforts to attract and retain talent in key roles to build new functions, innovations, and products; and
•	Creation of opportunities for employees to grow and build their careers through training and development programs.

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2024 Base Salaries

In 2024, the T&C Committee adjusted the mix of cash compensation for NEOs by increasing base annual salaries while decreasing target bonus amounts and introducing an individual bonus cap in response to shareholder feedback. Increases to base annual salaries in conjunction with the target bonus adjustments kept annual cash compensation generally in line with 2023. These changes better align our compensation program with our peers and were informed by the recruitment process for our new Chief Financial Officer.

Executive Officer	2023 Salary(1)	2024 Salary(1)
Glenn D. Fogel	$750,000	$1,166,667
Ewout Steenbergen(2)	N/A	$656,298
David Goulden(3)	$630,000	$446,250
Peter J. Millones	$556,500	$717,750
Paulo Pisano(4)	$454,959	$572,390

(1)	2023 and 2024 salaries listed reflect the amount received over the course of the year to align with the amount reported in the Summary Compensation Table.
(2)	Mr. Steenbergen became our Executive Vice President and Chief Financial Officer on March 15, 2024.
(3)	Mr. Goulden retired as Executive Vice President and Chief Financial Officer on March 15, 2024. He continued to serve as Executive Vice President, Finance through March 31, 2025.
(4)	Mr. Pisano’s 2023 salary reflects the average 2023 EUR/USD exchange rate of 1.08109137 and 2024 salary reflects the average 2024 EUR/USD exchange rate of 1.08168149.

Short-term Incentive Program

The fundamental principle underlying our typical annual senior management Bonus Plan is that the bonus pool for senior executives, including our NEOs, will be meaningfully funded only if we have significant year-over-year earnings and/or revenue growth on a fixed currency basis, taking into account the size of our business, market expectations regarding our growth, and our expectations regarding the growth of our markets.

The Bonus Plan pool applicable to our NEOs is funded based on our Compensation EBITDA and Revenue, which were used on an equally-weighted basis to measure performance in connection with the 2024 senior management Bonus Plan.

The amount in the pool increases as our Compensation EBITDA and/or Revenue increase (until the cap on the pool is reached), and cash bonuses are awarded to NEOs from this pool. Although Company performance is a key factor in individual bonus payments for our NEOs, the T&C Committee may adjust the aggregate pool and/or individual bonuses upwards up to the max pool cap or downwards as it deems appropriate, subject to an individual bonus cap for NEOs of two times their target bonus.

2024 Bonus Plan Outcomes

The T&C Committee took into account feedback from stockholder engagement in establishing the Compensation EBITDA and Revenue performance goals for the 2024 Bonus Plan. The T&C Committee focused on setting rigorous growth targets after the Company’s strong financial performance in 2023, taking into account consensus performance expectations.

Bonus	2024 Revenue Performance Relative to 2023	2024 Compensation EBITDA Performance Relative to 2023
At Target	9% growth	9% growth
At Maximum	14% growth	18% growth
Actual	10% growth	15% growth

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The Company’s record revenue and earnings performance in 2024 resulted in the Company exceeding its target performance goals and funding the senior executives bonus pool at 2.07 times target, but not reaching maximum funding of 3 times, indicating the rigor of these targets. The Company’s Revenue performed 1% above target and Compensation EBITDA performed 6% above target. Additionally, the bonuses for the NEOs reflect individual performance, including each NEO’s contributions to the Company’s strong results, as well as the cap on individual NEO bonuses of 2 times target. The T&C Committee took the Company’s financial performance and each NEO’s individual contributions into account when it awarded the NEOs a bonus payout of approximately 2 times target reflected below.

Named Executive Officer	Base Salary(1)	Bonus Target(2) as a % of Base Salary	Actual 2024 Bonus Awarded
Glenn D. Fogel	$1,166,667	208%	$4,857,925
Ewout Steenbergen(3)	$656,298	180%	$2,362,673
David Goulden	$446,250	210%	$1,874,250
Peter J. Millones	$717,750	173%	$2,487,416
Paulo Pisano(4)	$572,390	142%	$1,621,459

(1)	2024 bonus is calculated based on each NEO’s base salary amount received over the course of the year to align with the amount reported in the Summary Compensation Table.
(2)	The bonus targets shown for Messrs. Fogel, Millones, and Pisano show the effective target for each NEO in connection with a decrease in the bonus target that occurred during the course of the year (alongside an increase in base salary) and is rounded to the nearest whole number.
(3)	In addition to Mr. Steenbergen’s performance bonus for 2024, he also received a signing bonus of $1,000,000 during 2024 in connection with joining the Company as our Executive Vice President and Chief Financial Officer, which compensates Mr. Steenbergen for equity awards from his prior employer forfeited upon his resignation that would have vested in 2024.
(4)	Amounts for Mr. Pisano are converted using the EUR/USD exchange rate of 1.08168149, which was the average rate for 2024.

Long-term Incentive Program

In shaping the long-term incentive program, the T&C Committee focused on incentivizing the NEOs to deliver results for the Company aligned with long-term value creation for stockholders, as follows:

•	Three-year time-based award: aligned with stock price(2)
•	2024 PSUs: vest in three years with three-year goals tied to Revenue and Compensation EBITDA
•	rTSR modifier: +/- 25% depending on TSR performance relative to peers at the end of the three-year measurement period and subject to the TSR governor and a max 2x cap
•	TSR governor: caps PSU vesting factor at target unless absolute TSR is positive over the course of the three-year award

(1)	In 2024, Mr. Steenbergen received an initial equity grant composed of 50% PSU and 50% RSU, which excludes a grant of two-year New Hire RSUs granted upon joining the Company. Starting in 2025, Mr. Steenbergen’s equity grants follow the 60%/40% mix granted to the other NEOs in 2024.
(2)	Mr. Steenbergen’s New Hire RSUs will vest 75% on the first anniversary of the grant date (May 2025) and 25% on the second anniversary of the grant date (May 2026), subject to Mr. Steenbergen’s continued service.

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PSU vesting and goal setting

In 2024 the T&C Committee approved grants of PSUs with three-year targets and performance periods, consistent with 2023 and its historical long-term incentive plan structure, and an rTSR modifier and TSR governor.

TSR Governor

The T&C Committee is committed to aligning executive incentive compensation with stockholder returns and value creation. This is the primary driver behind the TSR governor, which caps the PSU vesting factor at target unless absolute TSR is positive over the three-year period of the award. This ensures that NEOs realize upside only if stockholders realize positive returns.

Relative TSR Modifier

The 2024 PSUs include an rTSR modifier. At the end of the three-year measurement period for TSR, the PSUs are adjusted upwards or downwards by up to 25% based on the Company’s TSR relative to the TSR of a peer group of travel and tourism industry companies, subject to the absolute TSR governor and capped at a maximum of 2 times target.

If rTSR is:	Then the rTSR Modifier is:
Below the 25th Percentile	0.75
Between the 25th and 39th Percentile	0.875
Between the 40th and 60th Percentile	1
Between the 61st and 75th Percentile	1.125
Greater than the 75th Percentile	1.25

The rTSR peer group is broader than the Compensation Peer Group because we considered only industry comparability and not size or other characteristics that are more relevant for benchmarking pay.

Relative TSR Peer Group
Accor SA	Airbnb, Inc.	Amadeus IT Group, S.A.
American Airlines Group Inc.	Avis Budget Group, Inc.	Carnival Corporation & plc
Choice Hotels International, Inc.	Delta Air Lines, Inc.	Deutsche Lufthansa AG
easyJet plc	Expedia Group, Inc.	Hilton Grand Vacations Inc.
Hilton Worldwide Holdings Inc.	Hyatt Hotels Corporation	InterContinental Hotels Group PLC
International Consolidated Airlines Group,S.A.	Japan Airlines Co., Ltd.	Marriott International, Inc.
Marriott Vacations Worldwide Corporation	Norwegian Cruise Line Holdings Ltd.	Qantas Airways Limited
Royal Caribbean Group	Ryanair Holdings plc	Sabre Corporation
Singapore Airlines Limited	Sixt SE	Southwest Airlines Co.
Travel + Leisure Co.	Trip.com Group Limited	TripAdvisor, Inc.
trivago N.V.	TUI AG	United Airlines Holdings, Inc.
Wyndham Hotels & Resorts, Inc.

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TOTAL STOCKHOLDER RETURN(1)

(1)	The 1-year, 2-year, and 3-year TSRs are based on the calculated TSRs including dividends between the last trading day of 2024 and the last trading day of the year in 2023, 2022, and 2021, respectively.

Performance Share Units

The 2024 PSUs granted to our NEOs are forfeitable if certain minimum performance thresholds are not achieved and have a maximum payout of 2x the number of “target” shares. The number of target shares was determined by taking a fixed U.S. Dollar amount established by the T&C Committee and dividing that amount by the fair market value of our common stock on the date of grant, which, as provided under our equity plan, is the closing price of our common stock on the trading day immediately preceding the date of grant. In setting our 2024 PSU performance thresholds, the T&C Committee considered our 2024 budget, our expectations for the global travel market over the three-year performance period, internal projections over the three-year performance period for us and certain of our peers, and external consensus projections.

The T&C Committee also sought to ensure that the performance thresholds, in particular those that would result in a payout above 1x, reflected performance that would be expected to reward our stockholders.

The equally-weighted Revenue and Compensation EBITDA goals for the 2024 PSUs covering the three-year period ending December 31, 2026 are:

If Revenue for the three-year period ending December 31, 2026 is:	If Compensation EBITDA for the three-year period ending December 31, 2026 is:	Then the number of shares that will be issued is:(1)
Below $64.1 billion	Below $19.9 billion	Forfeiture
Between $64.1 billion and $75.8 billion	Between $19.9 billion and $25.4 billion	0x to 1x the target grant
At $75.8 billion	At $25.4 billion	1x the target grant
Between $75.8 billion and $80.3 billion	Between $25.4 billion and $27.9 billion	1x to 2x the target grant
Above $80.3 billion	Above $27.9 billion	2x the target grant

(1)	Number of shares that could be issued (i) is based on performance against each of the Revenue and Compensation EBITDA goals, measured separately, with meaningful achievement of both needed for a 2x outcome, and (ii) is subject to the rTSR modifier and TSR governor applied after the end of the performance period.

As noted above, the 2024 PSUs are also subject to the application of the rTSR Modifier and TSR governor after the end of the three-year performance period. Regardless of Revenue or Compensation EBITDA achievement, if the Company’s absolute TSR is not positive over the three-year TSR measurement period, the number of shares that will be issued to NEOs under the 2024 PSUs will not exceed target.

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In early 2022, at a time when COVID-19 was severely affecting the travel industry and the Company was not in a position to set meaningful performance goals beyond one year, the T&C Committee structured PSUs with three-year performance periods and one-year targets (each one-year target period, a “sub-period”). The sub-period ending on December 31, 2024 is the final sub-period of the 2022 PSUs. Since 2023, the long-term incentive program returned to three-year PSUs with three-year targets. The equally-weighted Revenue and Compensation EBITDA goals for the third sub-period of the 2022 PSUs are as follows:

If Revenue for the 2024 sub-period (ending December 31, 2024) is:	If Compensation EBITDA for the 2024 sub-period (ending December 31, 2024) is:	Then the number of shares that will be issued is:(1)
Below $21.4 billion	Below $6.6 billion	Forfeiture
Between $21.4 billion and $23.3 billion	Between $6.6 billion and $7.5 billion	0x to 1x the target grant
At $23.3 billion	At $7.5 billion	1x the target grant
Between $23.3 billion and $24.6 billion	Between $7.5 billion and $8.2 billion	1x to 2x the target grant
Above $24.6 billion	Above $8.2 billion	2x the target grant

(1)	Number of shares that could be issued (i) is based on performance against each of the Revenue and Compensation EBITDA goals, measured separately, with meaningful achievement of both performance metrics needed for a 2x outcome, and (ii) is subject to the rTSR modifier and TSR governor applied after the end of the sub-period.

The Company’s strong performance in 2024 resulted in achieving 1.44 times target for the third sub-period of the 2022 PSUs.

Restricted Stock Units

In 2024, our long-term incentive program consisted of 60% PSUs and 40% RSUs, a change from 2023 that the T&C Committee approved after discussion with our independent compensation consultant and peer analysis, as well as feedback from shareholders. The T&C Committee believes this structure is in line with market practice and provides an appropriate base level of long-term pay and stability in the program design, with significant retention value tied to stock price and continuous service. Stockholders have expressed to us their continued support for a time-based component in our long-term incentive program. In connection with hiring Mr. Steenbergen, his initial three-year equity grants consisted of a 50/50 mix of PSUs and RSUs while he transitions to the other NEOs’ compensation model. He also received a separate New Hire RSU grant as described below that resulted in an overall equity mix of 23% PSUs and 77% RSUs.

The NEOs received the following three-year RSU awards in 2024:

Executive	Grant date value of award
Glenn D. Fogel	$9,998,729
Ewout Steenbergen	$3,699,189
David Goulden	N/A
Peter J. Millones	$2,999,269
Paulo Pisano	$1,700,869

These awards constitute 40% of the long-term incentive grants to the NEOs (other than Mr. Steenbergen, whose initial New Hire RSU and three-year RSU awards collectively constitute 77% of his equity grant in 2024 while he transitions to the other NEOs’ compensation model) and vest over three years, provided the recipient is still employed by the Company.

RSUs are also used from time to time in connection with the hiring or promotion of a new senior executive to provide retention incentives during the first years of a position to balance the uncertainty associated with the typical three-year cliff vesting and performance terms of PSUs.

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Mr. Steenbergen’s New Hire RSUs

Mr. Steenbergen joined the Company as Chief Financial Officer in March 2024. In addition to his three-year RSUs, Mr. Steenbergen received a grant of two-year RSUs with a grant date value of $9,000,599 on May 12, 2024 that will vest 75% on the first anniversary of the grant date and 25% on the second anniversary of the grant date, subject to his continuous service through the applicable vesting dates and the other terms of such award (the “New Hire RSUs”). The New Hire RSUs were granted in part to compensate Mr. Steenbergen for awards forfeited upon his resignation from his previous employer that would have vested in 2025 and 2026. The award was also intended to incentivize Mr. Steenbergen to join the Company and to create alignment with shareholders from the outset of his employment.

Dividend Equivalents

All RSUs and PSUs granted to our employees in 2024 have dividend equivalent rights, which generally provide for settlement in cash in an amount equal to the value of dividends declared by the Board on the number of shares subject to the applicable award during the vesting period. The dividend equivalents will only pay out if and to the extent that the time-based vesting and performance-based vesting conditions have been met for the underlying award.

Stock Options

We did not grant any stock options to our NEOs in 2024.

Stockholder Dilution

We believe in the responsible use of stock-based compensation. The T&C Committee reviews the dilutive impacts of planned equity awards every year and unlike many other companies, we include the negative impact of stock-based compensation expense in the profit metrics we highlight in our earnings reports.

This year, stockholder dilution from our equity incentive programs, including our stock-based compensation expense as a percentage of year-end market capitalization, is below the 25th percentile of the Compensation Peer Group.

We are proud that in 2024, our stock-based compensation resulted in less than 0.6% of stockholder dilution and during the last 5 years, resulted in approximately 3% of cumulative dilution.

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BKNG Stock-Based Compensation Expense as a % of GAAP Net Income

2022	2023	2024
13%	12%	10%

% OF EBITDA RETAINED AFTER STOCK-BASED COMPENSATION EXPENSE (2024)(1)

(1)	Percentages represent Post-SBC EBITDA for 2024. If a Compensation Peer Group company’s annual EBITDA (see also footnote 3 below) is negative, its results are excluded.
(2)	The Company’s publicly reported Adjusted EBITDA is further adjusted to add back stock-based compensation expense to present pre-SBC Adjusted EBITDA consistent with how it is calculated for the Compensation Peer Group. The Company’s stock-based compensation expense as a percent of pre-SBC Adjusted EBITDA is 7%. See Appendix A for a reconciliation of adjusted financial measures and rationale for use of adjusted financial measures.
(3)	Data is derived from publicly reported information of Compensation Peer Group companies. The Company’s use and calculation of Adjusted EBITDA and Pre-SBC Adjusted EBITDA may differ from the other companies’ use and calculation of such non-GAAP financial measures. For companies that do not publicly report EBITDA, reported stock-based compensation expense and operating income excluding depreciation & amortization expense are used.

STOCK-BASED COMPENSATION EXPENSE AS A % OF NET CASH PROVIDED BY OPERATING ACTIVITIES

Data is derived from publicly reported information of Compensation Peer Group companies. ADBE, EA, and MSFT do not have December 31 fiscal year ends, so their full year data is shown as of their latest completed fiscal year (e.g., MSFT’s 2024 data is for the twelve months ended June 30, 2024).

(1)	Represents the cumulative SBC expense and cumulative net cash provided by operating activities over the period.
(2)	Wayfair had negative net cash provided by operating activities over the period.

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Other Components of Executive Compensation

Change in Control Benefits

Our equity grants do not provide for “single trigger” accelerated vesting based solely on the occurrence of a change in control. Acceleration of equity grants only occurs upon certain terminations of employment that occur at the same time as or following a change in control, or upon certain terminations of employment that occur independently of a change in control. Generally, in the context of a change in control, upon a termination of employment by us “without cause” or by the employee on account of their disability (and in some circumstances, for “good reason”) that occurs coincident with or following the change in control, the vesting of outstanding equity will be accelerated to the termination date on a pro-rata basis based on the portion of the performance period that has passed. Our awards do not provide for full acceleration of an award except in the case of the employee’s death.

Severance Benefits

Severance arrangements and change-in-control provisions in our equity awards are designed to:

•	encourage executives to remain focused on our business in the event of a rumored or actual fundamental corporate change or changes in the organization or its employment needs and provide assistance during any transition, and
•	manage compensation-related risks and align the interests of executives and stockholders by incentivizing executives to manage the business and evaluate potential change in control transactions from the perspective of a stockholder.

Each of our NEOs is entitled to receive severance benefits upon, among other things, a termination “without cause” or “for good reason.” The T&C Committee believes the amount of severance compensation each NEO would receive is appropriate based on market practice and the duration of non-competition agreements between us and our NEOs. See Employment Contracts, Termination of Employment, and Change in Control Arrangements beginning on page 72 for additional details.

Employee Benefits

Our health care and other insurance programs are generally the same for all eligible employees, including the NEOs, depending on their geographic location. We maintain a 401(k) plan for all eligible U.S.-based employees and certain other eligible employees, including our NEOs (excluding Mr. Pisano), which allows eligible employees to contribute up to 75% of their eligible pay (generally base salary and bonus), up to limits imposed by the U.S. Internal Revenue Code, as pre-tax and/or Roth contributions. We make a cash matching contribution to this 401(k) plan for participants, including participating NEOs, of 50 cents on the dollar on the first 6% of eligible pay contributed to the plan. The 401(k) match made to each of the participating NEOs is reflected in the All Other Compensation column of the Summary Compensation Table.

All eligible Booking.com employees, including Mr. Pisano, receive a work-from-home allowance and a benefit for certain travel reservations made through Booking.com.

Perquisites

We do not maintain any material perquisites or personal benefits for any of the NEOs, such as company planes, cars, financial services, or country club memberships.

In connection with Mr. Fogel taking on the role of CEO of Booking.com in the Netherlands in 2019 in addition to his role as Chief Executive Officer of the Company and Mr. Pisano taking on the role of Chief Human Resources Officer of the Company in 2021 in addition to his role as Chief People Officer of Booking.com, the Company agreed to provide certain benefits to Messrs. Fogel and Pisano to ensure that they do not incur additional expenses or tax liability as a result of these additional roles. These benefits include payment of costs for the preparation of Dutch and U.S. tax returns and a related tax gross-up. For Mr. Fogel, these benefits also include tax equalization, which caps Mr. Fogel’s total tax exposure to what he would be taxed on earnings from the company under U.S. tax laws and is designed to yield neither an economic benefit nor detriment to Mr. Fogel as a result of his role of CEO of Booking.com in the Netherlands. Mr. Fogel also received a personal security assessment in 2023. Mr. Pisano was reimbursed for legal services in connection with the Company’s adoption of its Financial Restatement Recovery Policy and received tax equalization benefits. Mr.

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Steenbergen was reimbursed for legal services and received a work-from-home allowance in connection with his hiring.

Compensation Governance Matters

Stock Ownership Guidelines

Our stock ownership guidelines require executive officers to own the number of shares of our common stock indicated below. For these purposes, shares owned outright by an executive officer are counted, but unvested stock options, vested stock options that have not been exercised, and unvested stock-based equity awards are not considered. Executive officers who do not meet the stock ownership guidelines must retain a minimum of 50% of the shares received on an after-tax basis from the exercise of stock options, the vesting of RSUs and PSUs, and the settlement of any other stock-based equity award until the ownership target is reached. As of March 31, 2025, each current executive officer was in compliance with the guidelines with the exception of Mr. Steenbergen, who joined the Company on March 15, 2024 and is permitted to meet the guidelines over time.

Name	Number of Shares Required to be Owned under our Stock Ownership Guidelines — the Lesser of:	Number of Shares Owned as of March 31, 2025(1)	Value of Shares Owned as of March 31, 2025(2)
Glenn D. Fogel, President and Chief Executive Officer	15,000 shares or shares valued at $5 million	24,951	$114,947,011
Ewout Steenbergen, Executive Vice President and Chief Financial Officer(3)	5,000 shares or shares valued at three times base salary	0	$0
Peter J. Millones, Executive Vice President and General Counsel	5,000 shares or shares valued at three times base salary	15,354	$70,734,496
Paulo Pisano, Chief Human Resources Officer	5,000 shares or shares valued at three times base salary	1,051	$4,841,862
(1)	See Security Ownership of Certain Beneficial Owners and Management for certain details relating to beneficial stock ownership calculated in accordance with SEC rules.
(2)	Based on the closing share price of $4,606.91 on March 31, 2025.
(3)	Mr. Steenbergen became Chief Financial Officer on March 15, 2024 and is permitted to meet the stock ownership guidelines over time.

Our stock ownership guidelines also establish requirements for non-employee members of the Board, which are set forth under Non-Employee Director Compensation and Benefits on page 92. Our stock ownership guidelines are detailed in our Corporate Governance Principles available on our corporate website.

Short-Selling, Hedging and Pledging Prohibitions

We prohibit NEOs, directors, and employees from entering into hedging transactions with respect to our stock, speculating in our stock, or engaging in short-term trading in our stock such as “day trading.” Such prohibited activity includes short selling; buying or selling publicly traded options, including writing covered calls; buying our stock on margin (unless arrangements are made to cover any margin calls in cash); and arbitrage trading. We also do not permit our NEOs or directors to pledge our securities.

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Pre-arranged Trading Plans

We encourage, but do not require, our NEOs to adopt pre-arranged trading plans that comply with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”). Our internal guidelines align with the SEC’s rules and impose restrictions beyond the SEC’s 10b5-1 rules that the Company believes are important guardrails. Our internal guidelines also include:

•	A 10b5-1 Plan must be adopted during an open trading window.
•	A 10b5-1 Plan should generally have a minimum term of one year.
•	A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the chair of our T&C Committee or, if unavailable, the chair of our Audit Committee.

In addition to the required 10b5-1 Plan disclosure in Forms 10-Q and 10-K, consistent with our past practice we intend to continue to provide a list of 10b5-1 Plans for our NEOs and directors on a quarterly basis on our corporate website.

Equity Award Dates

Each year in October, the T&C Committee selects grant dates for the coming year for any equity awards to NEOs and other employees. In October 2023, the T&C Committee selected March 4, May 12, August 12, and November 12, 2024 as the 2024 grant dates. The T&C Committee (or the Board) has the ability to adjust dates in advance or select additional grant dates in its sole discretion. All grants are approved in advance by the T&C Committee or the Board or, on an exception basis, the Chair of the T&C Committee. Because the grant dates are pre-established, the timing of the release of material non-public information does not affect the grant dates or the terms of equity awards and the Company does not time the release of material non-public information to affect the value of executive compensation.

Clawback Policies

In accordance with Nasdaq listing standards and SEC rules, our Financial Restatement Recovery Policy states that the Company will seek recovery of excess incentive compensation from NEOs in the event of a covered financial restatement, as such terms are defined in the policy.

Additionally, our incentive-based compensation clawback policy provides that under certain circumstances where an NEO has engaged in misconduct that has resulted in the executive receiving excessive incentive-based compensation, the Board may seek recovery of such excessive incentive-based compensation.

Talent and Compensation Committee Report

The T&C Committee, composed of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with management. Based on that review and discussion, the Committee recommended to the Board that it be included in this proxy statement for filing with the SEC and incorporated by reference in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

TALENT AND COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Mirian M. Graddick-Weir, Chair
Robert J. Mylod, Jr.
Sumit Singh
Lynn Vojvodich Radakovich

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Summary Compensation Table

The following table shows compensation earned during 2024, 2023, and 2022 by the persons who served as our Chief Executive Officer and our Chief Financial Officer and the two next most highly-compensated executive officers serving in 2024. These individuals are referred to as the “named executive officers.” These five individuals were our only executive officers for purposes of Exchange Act Rule 3b-7 during 2024. Titles shown in the table are titles held as of December 31, 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Glenn D. Fogel President and Chief Executive Officer	2024	1,166,667	—		38,802,485	—	4,857,925	(2)	10,588	(5)	44,837,665
	2023	750,000	—		40,929,691	—	5,000,000	(3)	37,828	(5)	46,717,519
	2022	750,000	—		26,258,740	—	3,750,000	(4)	760,908	(5)	31,519,648
Ewout Steenbergen(6) Executive Vice President and Chief Financial Officer	2024	656,298	1,000,000	(7)	16,723,450	—	2,362,673	(2)	15,954	(5)	20,758,375

David I. Goulden(8) Former Executive Vice President and Chief Financial Officer	2024	446,250	—		2,605,492	—	1,874,250	(2)	10,539	(5)	4,936,531
	2023	630,000	—		19,548,776	—	3,532,000	(3)	10,138		23,720,914
	2022	625,000	—		8,844,265	—	2,646,000	(4)	9,388		12,124,653
Peter J. Millones Executive Vice President and General Counsel	2024	717,750	—		11,378,389	—	2,487,416	(2)	10,588	(5)	14,594,143
	2023	556,500	—		12,165,681	—	2,823,000	(3)	10,138		15,555,319
	2022	552,083	—		8,488,874	—	2,114,700	(4)	9,388		11,165,045
Paulo A. Pisano(9) Chief Human Resources Officer	2024	572,390	—		4,382,000	—	1,621,459	(2)	24,348	(5)	6,600,197
	2023	454,959	—		4,550,645	—	1,774,071	(3)	29,237	(5)	6,808,912
	2022	420,225	—		2,999,640	—	1,050,562	(4)	4,736		4,475,163
(1)	Represents the aggregate grant date fair value of: (a) PSUs granted to Messrs. Fogel, Steenbergen, Millones, and Pisano in 2024; (b) RSUs granted to Messrs. Fogel, Steenbergen, Millones, and Pisano in 2024; (c) PSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2023; (d) RSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2023; (e) PSUs granted to Messrs. Fogel, Goulden, Millones, and Pisano in 2022; (f) RSUs granted to Messrs. Fogel, Goulden, and Millones in 2022, in each case computed in accordance with FASB ASC Topic 718. In February 2024, the performance targets were set for the third sub-period of the three-year PSUs awarded to Messrs. Fogel, Goulden and Millones in 2022. As a result, the grant date was established for the third sub-period of the 2022 three-year PSUs. The grant date fair value for the 2022 three-year PSUs granted on February 15, 2024 to Messrs. Fogel, Goulden, and Millones was calculated using the target number of shares associated with the third sub-period multiplied by the share price of $4,386.35, which was derived using Monte Carlo simulations (used because of the rTSR component of this award and TSR governor components of this award). The maximum number of shares that could be issued to Messrs. Fogel, Goulden, and Millones is two times the target number of shares for the third sub-period of the 2022 three-year PSUs, which would result in: $26,081,237 for Mr. Fogel, $5,210,984 for Mr. Goulden, and $7,298,886 for Mr. Millones. The grant date fair value for the PSUs granted on March 4, 2024 to Messrs. Fogel, Millones, and Pisano was calculated using the target number of shares multiplied by the share price of $3,677.82, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The maximum number of shares that could be issued to Messrs. Fogel, Millones, and Pisano is two times the target number of shares of the 2024 three-year PSU award, which would result in: $31,526,273, for Mr. Fogel, $9,459,353 for Mr. Millones, and $5,362,262 for Mr. Pisano. The grant date fair value for the PSUs granted on May 12, 2024 to Mr. Steenbergen was calculated using the target number of shares multiplied by the share price of $4,139.57, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The maximum number of shares that could be issued to Mr. Steenbergen is two times the target number of shares of the 2024 three-year PSU award, which would result in $8,047,324. The amounts in this column reflect our estimate of the payout for these awards, as of the date of grant, and do not correspond to the actual value, if any, that will be recognized by the NEOs. For additional information, please refer to Notes 2 and 4 of our Consolidated Financial Statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K.

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(2)	Represents 2024 cash awards paid in 2025 under the 2024 Bonus Plan.
(3)	Represents 2023 cash awards paid in 2024 under the 2023 Bonus Plan.
(4)	Represents 2022 cash awards paid in 2023 under the 2022 Bonus Plan.
(5)	With respect to Messrs. Fogel, Steenbergen, Goulden, and Millones, the amount includes the estimated value of insurance premiums paid by us during 2024 for life insurance and accidental death and dismemberment insurance for the benefit of such NEO and matching contributions made by us for each such NEO to our 401(k) plan for fiscal year 2024. For Mr. Steenbergen, the amount also includes the reimbursement of certain legal fees in connection with his hiring and a work-from-home allowance. For Mr. Pisano, the amount includes the U.S. Dollar value of perquisites, including tax preparation services ($11,086) and related tax gross-ups ($5,699) in 2024, an estimated tax preparation fee ($1,767) and tax gross-up ($937) to be finalized at the end of 2025, and certain benefits available to Mr. Pisano as a Booking.com employee. In 2024, payments we made in regard to Mr. Pisano’s taxes under the tax equalization arrangement were exceeded by a tax settlement payment made by Mr. Pisano, resulting in zero net reportable tax equalization benefit. Also for Mr. Pisano, the amount in 2023 was adjusted to reflect final tax gross-up amounts related to certain tax preparation fees, as finalized at the end of 2024.
For Mr. Fogel, amounts include any net tax equalization benefit in connection with his role as CEO of Booking.com in the Netherlands. In 2024 and 2023, payments we made under the tax equalization arrangement were exceeded by tax settlement payments made by, or hypothetical taxes deducted from, Mr. Fogel, resulting in zero net reportable tax equalization benefit. In 2022, the amount reflects Mr. Fogel’s net tax equalization benefit of $727,826, which includes a related tax gross-up of $132,112, as well as tax preparation services. The above tax-equalization-related payments and deductions for all years were made pursuant to the existing tax equalization arrangement with Mr. Fogel discussed in “Perquisites.” The tax equalization benefit caps Mr. Fogel’s total tax exposure to what he would be taxed on earnings from the company under U.S. tax laws and is designed to yield neither an economic benefit nor detriment to Mr. Fogel as a result of his role as CEO of Booking.com in the Netherlands. Also for Mr. Fogel, the amount in 2023 was adjusted to reflect final tax preparation fees for services provided for tax year 2023 and related tax gross-ups, as finalized at the end of 2024.
(6)	Mr. Steenbergen became our Executive Vice President and Chief Financial Officer effective March 15, 2024.
(7)	Represents the sign-on bonus Mr. Steenbergen received when he became the Company’s Executive Vice President and Chief Financial Officer on March 15, 2024, which compensates Mr. Steenbergen for equity awards from his prior employer forfeited upon his resignation that would have vested in 2024.
(8)	Mr. Goulden retired from his position as Chief Financial Officer on March 15, 2024. Mr. Goulden then served as an Executive Vice President with the Company until March 31, 2025.
(9)	Amounts (other than equity awards) for Mr. Pisano are converted using a EUR/USD exchange rate of 1.08168149, 1.08109137 and 1.05056161, which were the average rates for 2024, 2023 and 2022, respectively.

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Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to our named executive officers in 2024. The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the “target” cash payouts under the 2024 Bonus Plan at the time the plan was adopted. Actual payouts were made in March 2025 and can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” for 2024.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and
Name	Grant Date	Date Grant Approved	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)		Option Awards(3) ($)
Glenn D. Fogel	3/4/24	3/1/24	—	—	—	0	4,286	8,572	—	15,763,137
	3/4/24	3/1/24	—	—	—	—	—	—	2,857	9,998,729
	2/15/24	2/15/24	—	—	—	0	2,973	5,946	—	13,040,619
	—	—	—	2,429,001	—	—	—	—	—	—
Ewout Steenbergen	5/12/24	5/10/24	—	—	—	0	972	1,944	—	4,023,662
	5/12/24	5/10/24	—	—	—	—	—	—	2,365	9,000,599
	5/12/24	5/10/24	—	—	—	—	—	—	972	3,699,189
	—	—	—	1,181,336	—	—	—	—	—	—
David I. Goulden	2/15/24	2/15/24		—	—	0	594	1,188	—	2,605,492
	—	—	—	937,125	—	—	—	—	—	—
Peter J. Millones	3/4/24	3/1/24	—	—	—	0	1,286	2,572	—	4,729,677
	3/4/24	3/1/24	—	—	—	—	—	—	857	2,999,269
	2/15/24	2/15/24	—	—	—	0	832	1,664	—	3,649,443
	—	—	—	1,243,717	—	—	—	—	—	—
Paulo A. Pisano	3/4/24	3/1/24	—	—	—	0	729	1,458	—	2,681,131
	3/4/24	3/1/24	—	—	—	—	—	—	486	1,700,869
	—	—	—	810,733	—	—	—	—	—	—

(1)	These columns show the target amount of the payout for each NEO under the 2024 Bonus Plan at the time it was adopted. The actual payments to NEOs for 2024 are included in the column entitled “Non-equity Incentive Plan Compensation” of the Summary Compensation Table. The business measurements and performance goals for determining the payouts under the 2024 Bonus Plan are described in the Compensation Discussion and Analysis beginning on page 43.
(2)	These columns show the “Threshold,” “Target,” and “Maximum” number of shares of our common stock that could be issued in connection with the three-year 2024 PSUs (applicable to Messrs. Fogel, Steenbergen, Millones, and Pisano) and the third sub-period of our three-year 2022 PSUs (applicable to Messrs. Fogel, Goulden, and Millones), which were granted under our 1999 Omnibus Plan. The target number of shares reported is the full target number of shares for the complete three-year performance period of the 2024 PSUs. The performance targets for each of the annual performance periods of the 2022 PSUs were set at the beginning of each performance year. Therefore, the target number of shares reported is one-third of the target number of shares of the 2022 PSUs, which is the portion of the PSUs for which performance targets were set in 2024. The performance period for the three-year PSUs granted in 2024 ends on December 31, 2026. The performance period for the three-year PSUs granted in 2022 ended December 31, 2024.
The performance criteria for determining the number of shares of our common stock to be issued, if any, in connection with the PSUs is described under “Long-term Incentive Program” in the Compensation Discussion and Analysis beginning on page 43.

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(3)	Represents the aggregate grant date fair value, as applicable, of PSUs and RSUs granted to the NEOs, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the full amount that we would expense in our financial statements over the award’s vesting schedule. The grant date fair value of the third sub-period of the 2022 three-year PSUs awarded to Messrs. Fogel, Goulden, and Millones was calculated using the target number of shares associated with the third sub-period multiplied by the share price of $4,386.35, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The actual number of shares issued in March 2025 for the 2022 three-year PSUs was determined based on the relevant performance criteria over the remaining performance period and the application of the rTSR modifier and the TSR governor at the end of the performance period. The grant date fair value of the PSUs granted to Messrs. Fogel, Millones, and Pisano on March 4, 2024, was calculated using the target number of shares multiplied by the share price of $3,677.82, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The grant date fair value of the PSUs granted to Mr. Steenbergen on May 12, 2024, was calculated using the target number of shares multiplied by the share price of $4,139.57, which was derived using Monte Carlo simulations (used because of the rTSR modifier and TSR governor components of this award). The grant date fair value of the RSUs granted to Messrs. Fogel, Millones, and Pisano on March 4, 2024, was calculated using the target number of shares multiplied by the share price of $3,499.73, which was the closing price of our common stock on March 1, 2024. The grant date fair value of the RSUs granted to Mr. Steenbergen on May 12, 2024, was calculated using the target number of shares multiplied by the share price of $3,805.75, which was the closing price of our common stock on May 10, 2024. The amounts to be delivered on the vesting of the PSUs and RSUs granted on March 4, 2024 and May 12, 2024 will include dividend equivalents accrued over the vesting period and paid in cash. For additional information, please refer to Notes 2 and 4 of our Consolidated Financial Statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K.

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Outstanding Equity Awards at 2024 Fiscal Year-End Table

The following table provides information on the holdings of stock awards by our NEOs at December 31, 2024, including any unvested RSUs, unvested PSUs with performance or service conditions that have not yet been satisfied, and unvested or unexercised stock option awards as of December 31, 2024. The market value of the stock awards is based on the closing price of our common stock on December 31, 2024, which was $4,968.42.

	Stock Awards
Name	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested ($)
Glenn D. Fogel	23,278(1)	115,810,526	22,882(2)	114,488,256
Ewout Steenbergen	3,337(3)	16,667,214	1,944(4)	9,709,638
David I. Goulden	4,439(5)	22,071,441	6,870(6)	34,373,495
Peter J. Millones	6,607(7)	32,873,041	6,866(8)	34,353,482
Paulo A. Pisano	3,392(9)	16,881,021	3,748(10)	18,752,818
(1)	Represents 991 shares of our common stock subject to RSUs granted to Mr. Fogel in March 2022 that vested on March 4, 2025, 1,590 shares of our common stock subject to RSUs granted in March 2023 that are scheduled to vest ratably on March 4, 2025 and March 4, 2026, and 2,857 shares of our common stock subject to RSUs granted in March 2024 that are scheduled to vest ratably on March 4, 2025, March 4, 2026, and March 4, 2027. Also includes: in connection with the three-year 2022 PSUs, 17,840 shares for which the performance periods commenced on January 1, 2022, 2023, or 2024 and ended on December 31, 2022, 2023, or 2024, as applicable, which represents two times the target number of shares for the first-, second- and third-sub periods that were issued in March 2025 upon vesting. The market value of the RSUs granted in 2023 and 2024 includes dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.
(2)	Includes 14,310 shares in connection with the three-year 2023 PSUs for which the performance period commenced on January 1, 2023 and will end on December 31, 2025, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. Also includes 8,572 shares in connection with the three-year 2024 PSUs for which the performance period commenced on January 1, 2024 and will end on December 31, 2026, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. The actual number of shares to be issued for each grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria. The market value of the PSUs includes dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.
(3)	Represents 2,365 shares of our common stock subject to RSUs granted to Mr. Steenbergen in May 2024 that are scheduled to vest 75% on May 12, 2025, and 25% on May 12, 2026, respectively, and 972 shares of our common stock subject to RSUs granted in May 2024 that are scheduled to vest ratably on May 12, 2025, May 12, 2026, and May 12, 2027. The market value of the RSUs includes dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.
(4)	Includes 1,944 shares in connection with the three-year 2024 PSUs, granted to Mr. Steenbergen on May 12, 2024, for which the performance period commenced on January 1, 2024 and will end on December 31, 2026, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. The actual number of shares to be issued for each grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria. The market value of the PSUs includes dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.

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(5)	Represents 396 shares of our common stock subject to RSUs granted to Mr. Goulden in March 2022 that vested on March 4, 2025, and 475 shares of our common stock subject to RSUs granted in March 2023 that began vesting ratably each quarter from March 4, 2024 and would have continued vesting through March 4, 2026, subject to his continued employment with us. Mr. Goulden left the Company on March 31, 2025, and his unvested RSUs were forfeited after March 31, 2025. Also includes: in connection with the three-year 2022 PSUs, 3,568 shares for which the performance periods commenced on January 1, 2022, 2023, or 2024 and ended on December 31, 2022, 2023, or 2024, as applicable, which represents two times the target number of shares for the first-, second-and third-sub periods that were issued in March 2025 upon vesting. The market value of the RSUs granted in 2023 that remained unvested at year-end includes dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.
(6)	Includes 6,870 shares in connection with the three-year 2023 PSUs for which the performance period commenced on January 1, 2023 and will end on December 31, 2025, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. The actual number of shares to be issued for this grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria. Mr. Goulden left the Company on March 31, 2025 and will receive a pro-rata amount of the 2023 PSUs upon the completion of the three-year performance period in March 2026. The market value of the PSUs includes dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.
(7)	Includes 277 shares of our common stock subject to RSUs granted to Mr. Millones in March 2022 that vested on March 4, 2025, 477 shares of our common stock subject to RSUs granted in March 2023 that are scheduled to vest ratably on March 4, 2025, and March 4, 2026, and 857 shares of our common stock subject to RSUs granted in March 2024 that are scheduled to vest ratably on March 4, 2025, March 4, 2026, and March 4, 2027. Also includes: in connection with the three-year 2022 PSUs, 4,996 shares for which the performance periods commenced on January 1, 2022, 2023, or 2024 and ended on December 31, 2022, 2023, or 2024, as applicable, which represents two times the target number of shares for the first-, second- and third-sub periods that were issued in March 2025 upon vesting. The market value of the RSUs granted in 2023 and 2024 include dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.
(8)	Includes 4,294 shares in connection with the three-year 2023 PSUs for which the performance period commenced on January 1, 2023 and will end on December 31, 2025, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. Also includes 2,572 shares in connection with the three-year 2024 PSUs for which the performance period commenced on January 1, 2024 and will end on December 31, 2026, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. The actual number of shares to be issued for each grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria. The market value of the PSUs includes dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.
(9)	Includes 318 shares of our common stock subject to RSUs granted to Mr. Pisano in March 2023 that are scheduled to vest ratably on March 4, 2025, and March 4, 2026, and 486 shares of our common stock subject to RSUs granted in March 2024 that are scheduled to vest ratably on March 4, 2025, March 4, 2026, and March 4, 2027. Also includes: in connection with the three-year 2022 PSUs, 2,588 shares for which the performance periods commenced on January 1, 2022, 2023, or 2024 and ended on December 31, 2022, 2023, or 2024, as applicable, which represents two times the target number of shares for the first-and second-sub periods and 1.44 times the target number of shares for the third-sub periods that were issued in March 2025 upon vesting. The market value of the RSUs granted in 2023 and 2024 includes dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.
(10)	Includes 2,290 shares in connection with the three-year 2023 PSUs for which the performance period commenced on January 1, 2023 and will end on December 31, 2025, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. Also includes 1,458 shares in connection with the three-year 2024 PSUs for which the performance period commenced on January 1, 2024 and will end on December 31, 2026, which represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with these PSUs. The actual number of shares to be issued for each grant, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment with us and the rTSR modifier and the TSR governor, which are not performance criteria. The market value of the PSUs includes dividend equivalents that are credited on unvested awards but not yet paid as of December 31, 2024.

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Option Exercises and Stock Vested Table

The following table contains information about the vesting of stock awards held by our NEOs and options exercised by our NEOs in 2024.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Glenn D. Fogel	0	0		17,792	62,267,196(1)
David I. Goulden	0	0		11,594	40,801,000(2)
Peter J. Millones	0	0		5,389	18,860,045(1)
Paulo A. Pisano	527	1,114,733	(3)	1,393	4,867,415(4)
(1)	Reflects vesting of PSUs and RSUs in March 2024 with a per share market price of $3,499.73, the closing price of our common stock on March 1, 2024.
(2)	Reflects vesting of PSUs and RSUs in March 2024 with a per share market price of $3,499.73, the closing price of our common stock on March 1, 2024, vesting of RSUs in June 2024 with a per share market price of $3,763.64, the closing price of our common stock on June 3, 2024 plus dividend equivalents of $840, vesting of RSUs in September 2024 with a per share market price of $3,813.78, the closing price of our common stock on September 3, 2024 plus dividend equivalents of $1,680 and vesting of RSUs in December 2024 with a per share market price of $5,214.38, the closing price of our common stock on December 3, 2024 plus dividend equivalents of $2,520.
(3)	Reflects the aggregate difference between the per share market price of our common stock and the exercise price of stock options exercised in March 2024, when the option shares were sold at a sale price of $3,485 and in May 2024, when the option shares were sold at a sale price of $3,580.75.
(4)	Reflects vesting of PSUs and RSUs in March 2024 with a per share market price of $3,499.73, the closing price of our common stock on March 1, 2024 and vesting of RSUs in August 2024 with a per share market price of $3,443.05, the closing price of our common stock on August 9, 2024.

Employment Contracts, Termination of Employment, and Change in Control Arrangements

Our NEOs’ employment agreements generally provide for minimum annual base salaries and that each executive will be eligible to participate at a level commensurate with their position in our annual bonus and long-term compensation plans generally made available to our senior executives and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to our other comparable senior executives. Additional material terms of each NEO’s employment agreement and equity instruments outstanding on December 31, 2024, are summarized below. Undefined capitalized terms in this section are defined in the NEOs’ respective employment agreements unless otherwise specified.

Mr. Fogel

Employment Agreement

On December 15, 2016, we entered into an employment agreement with Mr. Fogel effective January 1, 2017 in connection with his appointment as our President and Chief Executive Officer and as a member of the Board. In connection with Mr. Fogel taking on the additional roles of Chief Executive Officer and director of Booking.com in 2019, we amended and supplemented this agreement with a Letter Agreement, dated October 24, 2019. In addition to providing that Mr. Fogel will serve in the additional roles until the earliest of (a) the termination of his employment with us, (b) his removal pursuant to Booking.com’s Articles of Association and (c) his resignation from either or both such positions, this amendment provides certain benefits to Mr. Fogel to ensure that Mr. Fogel is not subject to adverse tax consequences and does not incur additional expenses as a result of serving as Chief Executive Officer of Booking.com. Further, in the event Mr. Fogel terminates his employment with us, he agrees that he will voluntarily resign from his positions with Booking.com.

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TERM

Mr. Fogel’s employment agreement had an initial three-year term that began on January 1, 2017, which was terminable by either party upon ninety days’ written notice. The three-year initial term is automatically extended for additional one-year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the then-current one year additional period that the employment agreement will not be extended.

TERMINATION WITHOUT “CAUSE” OR FOR “GOOD REASON”

In the event of a termination of Mr. Fogel’s employment without “Cause” or by Mr. Fogel for “Good Reason,” Mr. Fogel will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and
3.	continuation for eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

If Mr. Fogel’s employment is terminated without “Cause” or by Mr. Fogel for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control”, Mr. Fogel will be entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	three times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 36-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and
3.	continuation for up to eighteen months following termination of employment of group health insurance benefits as if Mr. Fogel were our employee.

TERMINATION AS THE RESULT OF DEATH OR “DISABILITY”

In the event of a termination of Mr. Fogel’s employment as the result of his death or “Disability,” Mr. Fogel or, as applicable, his heirs will be entitled to receive, his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Fogel, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Fogel’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Fogel were our employee.

OTHER

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Fogel determined on an after tax basis. Mr. Fogel also entered into a non-competition and non-solicitation agreement with us pursuant to which Mr. Fogel is subject to one-year non-competition and non-solicitation obligations following Mr. Fogel’s termination of employment with us.

Equity Instruments

PSUs

The PSU awards granted to Mr. Fogel in March 2022 (the “2022 PSUs”), March 2023 (“2023 PSUs”), and March 2024 (“2024 PSUs”) provide for accelerated vesting upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel upon vesting would depend on the termination event and when it occurred, the application of the rTSR modifier, and the application of the TSR Governor, and could range from 0 to 2x of the total number of shares subject to the applicable PSU award.

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Upon a termination of service as the result of death (that does not occur coincident with or following a “Change in Control”), the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, the rTSR modifier the TSR Governor, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the termination of service as a result of his death, the rTSR modifier the TSR Governor and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed from the date of termination through the end of such measurement period). In addition, with respect to the 2022 PSUs, for any measurement periods that had not yet started at the time of termination of service as a result of death, Mr. Fogel would have received the target number of PSUs allocated to those measurement periods without the application of any performance multiplier, rTSR modifier, or TSR Governor.

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier, the rTSR modifier the TSR Governor, would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, if any, and (ii) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service) based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the termination of service.

If a “Change in Control” occurs (or in the case of the 2022 PSUs had occurred) prior to (i) March 4, 2027 for the 2024 PSUs, (ii) March 4, 2026 for the 2023 PSUs, or (iii) March 4, 2025 for the 2022 PSUs, and Mr. Fogel’s service is terminated as a result of death coincident with or following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, the rTSR modifier, and the TSR Governor, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the “Change in Control”, the rTSR modifier, and the TSR Governor, and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the date of the “Change in Control” through the end of such measurement period). In addition, with respect to the 2022 PSUs, for any measurement periods that had not yet started as of the date of the “Change in Control,” Mr. Fogel would have received the target number of PSUs allocated to those measurement periods without the application of any performance multiplier, rTSR modifier, or TSR Governor.

If a “Change in Control” occurs (or in the case of the 2022 PSUs had occurred) prior to (i) March 4, 2027 for the 2024 PSUs, (ii) March 4, 2026 for the 2023 PSUs, or (iii) March 4, 2025 for the 2022 PSUs, and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier, the rTSR modifier, and the TSR Governor, would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the “Change in Control” and (b) a pro-rata portion of the target number of PSUs (based on the number of days that had elapsed since the date of the “Change in Control” through the date of termination).

RSUs

The RSUs granted to Mr. Fogel in March 2022 (the “2022 RSUs”), March 2023 (the “2023 RSUs”), and March 2024 (the “2024 RSUs”) are subject to three-year ratable vesting, but provide for full vesting upon a termination of service as the result of his death and pro rata vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of “Disability,” in each case based on the number of days elapsed from

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March 4, 2022 (for the 2022 RSUs), March 4, 2023 (for the 2023 RSUs), March 4, 2024 (for the 2024 RSUs), or the anniversary of the grant date that immediately precedes the date of termination, whichever applies, through and including the date of termination.

Mr. Steenbergen

Employment Agreement

On December 4, 2023, we entered into an employment agreement with Mr. Steenbergen effective March 15, 2024 in connection with his appointment as our Executive Vice President and Chief Financial Officer.

TERM

Mr. Steenbergen’s employment agreement has an initial three-year term that began on March 15, 2024. The three-year initial term is automatically extended for additional one-year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the then-current one year additional period that the employment agreement will not be extended.

TERMINATION WITHOUT “CAUSE” OR FOR “GOOD REASON”

In the event of a termination of Mr. Steenbergen’s employment by us without “Cause” or by Mr. Steenbergen for “Good Reason”, Mr. Steenbergen will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	one times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and
3.	continuation for one year following termination of employment of group health, life, and disability insurance benefits as if he were our employee.

In the event of a termination of Mr. Steenbergen’s employment by us without “Cause” or by Mr. Steenbergen for “Good Reason”, within six months preceding or twelve months following a “Change in Control,” in lieu of the payments above, Mr. Steenbergen will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and
3.	continuation for one year following termination of employment of group health, life, and disability insurance benefits as if he were our employee.

TERMINATION AS A RESULT OF DEATH OR “DISABILITY”

In the event of a termination of Mr. Steenbergen’s employment as a result of death or “Disability”, Mr. Steenbergen or, as applicable, his heirs will be entitled to receive his compensation accrued through the date of termination of employment; if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and, in the event of termination as a result of death, continuation for one year following termination of employment of group health insurance benefits for Mr. Steenbergen’s dependents as if he were our employee, and in the event of termination as a result of “Disability,” continuation for one year following termination of employment of group health, life, and disability insurance benefits, as if he were our employee.

OTHER

Mr. Steenbergen’s employment agreement provides that, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Steenbergen determined on an after tax basis. Mr. Steenbergen entered into a separate non-competition and non-solicitation agreement with us in December 2023 pursuant to which Mr. Steenbergen is subject to one-year non-competition and non-solicitation obligations following Mr. Steenbergen’s termination of employment with us.

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Equity Instruments

PSUs

The PSUs granted to Mr. Steenbergen in May 2024 would be treated in the same fashion as the PSUs granted to Mr. Fogel in March 2024, described above under Mr. Fogel — Equity Instruments.

RSUs

Mr. Steenbergen received two grants of RSUs in May 2024:

•	a grant of RSUs (“New Hire RSUs”) made on May 12, 2024 with a grant date fair value of $9,000,599; and
•	a grant of RSUs (“Annual RSUs”) made on May 12, 2024 with a grant date fair value of $3,699,189.

Mr. Steenbergen’s New Hire RSUs will vest 75% on the first anniversary of the grant date and 25% on the second anniversary of the grant date, and his Annual RSUs will vest in three equal annual installments on each of the first three anniversaries of the grant date, in each case subject to his continuous service from the date of grant until the applicable vesting date. The New Hire RSUs and Annual RSUs are each subject to pro rata vesting upon Mr. Steenbergen’s termination without Cause or his resignation for Good Reason or on account of disability, in each case based on the number of days elapsed from May 12, 2024, or the anniversary of the grant date that immediately precedes the date of termination, whichever applies, through and including the date of termination, or full vesting upon death.

Mr. Goulden

Employment Agreement

Effective March 1, 2018, Mr. Goulden became our Executive Vice President and Chief Financial Officer. On January 19, 2018, we entered into an employment agreement with Mr. Goulden, effective March 1, 2018 in connection with his appointment as Executive Vice President and Chief Financial Officer. On February 23, 2023, in anticipation of Mr. Goulden’s retirement from the Chief Financial Officer role, the Company and Mr. Goulden supplemented his employment agreement via a letter agreement, which has been amended effective January 18, 2024, April 4, 2024, and December 18, 2024 (as amended, the “Goulden Letter Agreement”). The Goulden Letter Agreement provides that Mr. Goulden would, among other things, (1) remain a full-time employee and continue to serve as the Company’s Executive Vice President and Chief Financial Officer until a successor begins employment with the Company, (2) continue to receive a base salary of $630,000 and be eligible for a cash bonus for the 2023 year, (3) continue with the Company as Executive Vice President of Finance following his retirement from the Chief Financial Officer position, on a full-time basis at the same base salary as in 2023 from the date a new Chief Financial Officer begins employment (which occurred in March 2024) until May 31, 2024, and on a part-time basis at a base salary of $315,000 from June 1, 2024 until March 31, 2025, and (4) be eligible for a cash bonus for the 2024 year with the target bonus based on actual base salary earned in 2024. A third of the PSU and RSU awards granted to Mr. Goulden on March 4, 2023 vested (or, for PSUs, became eligible to vest) on March 4, 2024, and the remaining portions of those PSU and RSU awards vested (or, for PSUs, will become eligible to vest) quarterly until March 31, 2025 when Mr. Goulden ceased service to the Company. The receipt of shares that vested under the PSU award granted to Mr. Goulden on March 4, 2023 will not take place until March 2026 (other than in the event of Mr. Goulden’s death or termination without “cause,” for “good reason,” or as a result of “Disability” coinciding with or following a “Change in Control,” where shares are delivered on termination).

TERM

Mr. Goulden’s original employment agreement is terminable by either party upon ninety days’ written notice and is automatically extended for additional one-year periods unless either party gives ninety days written notice of termination. Mr. Goulden’s original employment agreement was modified pursuant to the Goulden Letter Agreement to provide that from March 15, 2024, Mr. Goulden is Executive Vice President of Finance on a full-time basis until May 31, 2024 and then on a part-time basis until March 31, 2025. Mr. Goulden continues to serve on the supervisory board of Booking.com with a term through September 17, 2027.

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TERMINATION WITHOUT “CAUSE,” FOR “GOOD REASON”

As of January 1, 2025, Mr. Goulden is no longer entitled to severance compensation or benefits. Prior to January 1, 2025, in the event of a termination of Mr. Goulden’s employment without “Cause” or by Mr. Goulden for “Good Reason”, Mr. Goulden was entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	one times the sum of his base salary and target bonus, paid over a 12-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs; and
3.	continuation for twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

If Mr. Goulden’s employment was terminated without “Cause” or by Mr. Goulden for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control,” Mr. Goulden was entitled to the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	two times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, paid over a 24-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance; and
3.	continuation for up to twelve months following termination of employment of group health insurance benefits as if Mr. Goulden were our employee.

TERMINATION AS THE RESULT OF DEATH OR “DISABILITY”

In the event of a termination of Mr. Goulden’s employment as the result of his death or “Disability,” Mr. Goulden or, as applicable, his heirs will be entitled to receive his compensation accrued through the date of termination of employment and were entitled to receive a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Goulden, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Goulden’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Goulden were our employee.

OTHER

In addition, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Goulden determined on an after tax basis. Concurrently with entering into the employment agreement, Mr. Goulden also entered into a non-competition and non-solicitation agreement with us pursuant to which Mr. Goulden is subject to one-year non-competition and non-solicitation obligations following Mr. Goulden’s termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Goulden in March 2022 would be treated in the same fashion as the 2022 PSUs granted to Mr. Fogel described above under Mr. Fogel — Equity Instruments, with certain exceptions, including that certain of the PSUs granted to Mr. Goulden in March 2022 vested on March 4, 2024. Therefore, the terms relating to a termination of service without “Cause,” a termination of service for “Good Reason,” a termination of service as the result of death or “Disability,” and a termination coincident with or following a Change in Control described above under Mr. Fogel — Equity Instruments applied if those terminations had occurred before March 4, 2024.

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The PSUs granted to Mr. Goulden in March 2023 would be treated in the same fashion as the 2023 PSUs granted to Mr. Fogel described above under Mr. Fogel — Equity Instruments, with certain exceptions. In particular, one-third of the PSUs granted to Mr. Goulden in March 2023 vested with respect to the service-vesting requirement as of March 4, 2024 and the remaining two-thirds was eligible to vest ratably on a quarterly basis thereafter through March 4, 2026, in each case dependent upon Mr. Goulden’s continuous service with the Company, and subject to achievement of the applicable performance goals determined at the end of the three-year performance period (the “Default PSU Determination”). As provided in the Goulden Letter Agreement, Mr. Goulden’s continuous service to the Company ceased on March 31, 2025, and Mr. Goulden forfeited his remaining unvested 2023 PSUs. Prior to such time, upon a termination of service as the result of death (that does not occur coincident with or following a “Change in Control”), Mr. Goulden would have vested in the greater of (i) the amount described above for death under Mr. Fogel — Equity Instruments, or (ii) the Default PSU Determination. Upon a termination of service without “Cause,” for “Good Reason,” or as the result of “Disability” that does not occur coincident with or following a “Change in Control,” Mr. Goulden would have vested in the greater of (i) the amount described above for such terminations under Mr. Fogel — Equity Instruments, or (ii) the Default PSU Determination, provided that in either case, Mr. Goulden would be deemed to have continued in service through the next applicable service-based vesting date following a termination without “Cause” or for “Good Reason.” If a “Change in Control” occurs prior to March 4, 2026 and Mr. Goulden’s service were terminated as a result of death coincident with or following the effective date of the “Change in Control,” Mr. Goulden would have vested in the number of PSUs calculated as described above under Mr. Fogel — Equity Instruments. If a “Change in Control” occurs prior to March 4, 2026 and Mr. Goulden’s service were terminated without “Cause,” for “Good Reason,” or as a result of “Disability” coincident with or at any time following the effective date of the “Change in Control,” Mr. Goulden would have vested in the number of PSUs calculated as described above under Mr. Fogel — Equity Instruments, with Mr. Goulden deemed to have continued in service through the next service-based vesting date following a termination without “Cause” or for “Good Reason.”

For all PSUs, the number of shares that Mr. Goulden could receive ranges from 0 to 2x of the total number of shares subject to the PSU award.

RSUs

The RSUs granted to Mr. Goulden in March 2022 would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2022, described above under Mr. Fogel — Equity Instruments.

The RSUs granted to Mr. Goulden in March 2023 would be treated in the same fashion as the 2023 RSUs granted to Mr. Fogel described above under Mr. Fogel — Equity Instruments, with certain exceptions. One-third of the RSUs granted to Mr. Goulden in March 2023 vested on March 4, 2024 and the remaining two-thirds were eligible to vest ratably on a quarterly basis thereafter through March 4, 2026 dependent upon Mr. Goulden’s continuous service. Mr. Goulden’s continuous service to the Company ceased on March 31, 2025, and all unvested RSUs were forfeited.

Mr. Millones

Employment Agreement

TERMINATION WITHOUT “CAUSE” OR FOR “GOOD REASON”

In the event of a termination of Mr. Millones’ employment by us without “Cause” or by Mr. Millones for “Good Reason”, Mr. Millones will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits:

1.	two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and
3.	continuation for one year following termination of employment of group health, life, and disability insurance benefits as if he were our employee (in the event of a “Change in Control,” continuation of benefits is for two years following the termination of employment).

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TERMINATION AS A RESULT OF DEATH OR “DISABILITY”

In the event of a termination of Mr. Millones’ employment as a result of death or “Disability”, Mr. Millones or, as applicable, his heirs will be entitled to receive his compensation accrued through the date of termination of employment; if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and, in the event of termination as a result of death, continuation for one year following termination of employment of group health insurance benefits for Mr. Millones’ dependents as if he were our employee, and in the event of termination as a result of “Disability,” continuation for one year following termination of employment of group health, life, and disability insurance benefits, as if he were our employee.

OTHER

Mr. Millones’ employment agreement provides that, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Millones determined on an after tax basis. Mr. Millones entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Millones is subject to one-year non-competition and non-solicitation obligations following Mr. Millones’ termination of employment with us.

Equity Instruments

PSUs

The PSUs granted to Mr. Millones in March 2022, March 2023, and March 2024 would be treated in the same fashion as the PSUs granted to Mr. Fogel in March 2022, March 2023, and March 2024, respectively, described above under Mr. Fogel — Equity Instruments.

RSUs

The RSUs granted to Mr. Millones in March 2022, March 2023, and March 2024, would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2022, March 2023, and March 2024, respectively, described above under Mr. Fogel — Equity Instruments.

Mr. Pisano

Employment Agreement

Effective August 1, 2021, Mr. Pisano became our Chief Human Resources Officer in addition to his role as the Senior Vice President and Chief People Officer of Booking.com. On July 31, 2021, we entered into a letter agreement with Mr. Pisano in connection with his appointment as the Company’s Chief Human Resources Officer. The letter agreement supplements the Dutch employment contract between Mr. Pisano and Booking.com, effective March 2, 2020, which provides for Mr. Pisano’s terms of employment in his role as Senior Vice President and Chief People Officer, including one-year non-competition and non-solicitation covenants.

TERM

Mr. Pisano’s letter agreement has an initial period of approximately twelve to eighteen months, which is terminable by either party.

TERMINATION WITHOUT “CAUSE” OR FOR “GOOD REASON”

In the event of a termination of Mr. Pisano’s employment by us without “Cause” or by Mr. Pisano for “Good Reason,” Mr. Pisano will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	one times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata actual annual bonus for the year in which termination of employment occurs;
3.	reimbursement of up to EUR 50,000 for the cost of all reasonable relocation expenses incurred with respect to Mr. Pisano’s relocation to a country other than the Netherlands that occurs within 180 days following the termination of his employment; and
4.	reimbursement of up to EUR 10,000 of any legal fees, for purposes of negotiating the termination agreement as required under Dutch law.

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In the event of the termination of Mr. Pisano’s employment by us without “Cause” or by Mr. Pisano for “Good Reason,” within six months preceding, or twelve months following, a “Change in Control,” Mr. Pisano will be entitled to receive his compensation accrued through the date of his termination of employment and the following severance compensation and benefits, subject to his executing and not revoking a release:

1.	two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;
2.	if a bonus plan is in place, a pro-rata annual bonus for the year in which termination of employment occurs, determined at the higher of actual and target performance;
3.	reimbursement of up to EUR 50,000 for the cost of all reasonable relocation expenses incurred with respect to Mr. Pisano’s relocation to a country other than the Netherlands that occurs within 180 days following the termination of his employment; and
4.	reimbursement of up to EUR 10,000 in any legal fees, for purposes of negotiating the termination agreement as required under Dutch law.

TERMINATION AS A RESULT OF DEATH

In the event of a termination of Mr. Pisano’s employment as a result of death, Mr. Pisano will be entitled to receive his compensation accrued through the date of termination of employment and a pro-rata target annual bonus for the year in which termination of employment occurs (if a bonus plan is in place).

OTHER

Mr. Pisano’s employment agreement provides that, subject to certain limitations, if severance remuneration payable under his employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Pisano determined on an after tax basis. Mr. Pisano entered into a separate non-competition and non-solicitation agreement with us in July 2021 pursuant to which Mr. Pisano is subject to one-year non-competition and non-solicitation obligations following Mr. Pisano’s termination of employment with us.

Equity Instruments

PSUs

The PSU awards granted to Mr. Pisano in March 2022 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service as the result of death or “Disability,” or a termination of service for “Good Reason.” The number of shares to be delivered to Mr. Pisano upon vesting would depend on the termination event (termination without cause/for good reason/death/disability) and when it occurred (in relation to a “Change in Control” and/or during or following a particular one-year measurement period); provided that the number of shares that Mr. Pisano could receive could range from 1x to 2x of the total number of shares subject to the applicable PSU award.

The PSUs granted to Mr. Pisano in March 2023 and March 2024 would be treated in the same fashion as the PSUs granted to Mr. Fogel in March 2023 and March 2024, respectively, described above under Mr. Fogel — Equity Instruments.

The following applies with respect to the PSUs granted to Mr. Pisano in March 2022:

Upon a termination of service as the result of death (that does not occur coincident with or following a “Change in Control”), the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the termination of service as a result of his death, and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurred (based on the number of days that had elapsed from the date of termination through the end of such measurement period). In addition, for any measurement periods that had not yet started at the time of termination of service as a result of death, if applicable,

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Mr. Pisano would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier.

Upon a termination of service without “Cause,” as the result of “Disability,” or for “Good Reason,” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance and (ii) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the termination occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of his termination of service) based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the termination of service.

If a “Change in Control” occurs prior to March 4, 2025 and Mr. Pisano’s service is terminated as a result of death coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the “Change in Control” and (b) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the date of the “Change in Control” through the end of such measurement period). In addition, for any measurement periods that had not yet started as of the date of the “Change in Control,” if applicable, Mr. Pisano would receive the target number of PSUs allocated to those measurement periods without the application of any performance multiplier.

If a “Change in Control” occurs prior to March 4, 2025 and Mr. Pisano’s service is terminated without “Cause,” as a result of “Disability,” or for “Good Reason,” in each case coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to (i) the target number of PSUs allocated to any completed measurement periods based on actual performance, and (ii) the sum of (a) a pro-rata portion of the target number of PSUs allocated to the measurement period during which the “Change in Control” occurs (based on the number of days that had elapsed since the beginning of such measurement period as of the date of the “Change in Control”), based generally on our performance through the most recent fiscal quarter for which our financial results have been publicly reported closest to the date of the “Change in Control” and (b) a pro-rata portion of the target number of PSUs (based on the number of days that had elapsed since the date of the “Change in Control” through the date of termination).

RSUs

The RSUs granted to Mr. Pisano in March 2023 and March 2024 would be treated in the same fashion as the RSUs granted to Mr. Fogel in March 2023 and March 2024, respectively, described above under Mr. Fogel — Equity Instruments.

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Potential Payments Upon a Change in Control and/or Termination

The following tables estimate the payments required to be made to each NEO in connection with a termination of their employment upon specified events or a change in control, assuming a $4,968.42 per share price for our common stock (the closing market price on December 31, 2024, the last trading day of the year). The amounts shown also assume that the termination or change in control was effective December 31, 2024, and thus include amounts earned through such time. The amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2025, 2025 changes in the cost of health benefit plans, equity grants made in 2025, or the unvested pro-rata portion of equity awards for which the performance or vesting period extends beyond December 31, 2024. However, amounts shown do reflect incremental amounts due to the NEO upon or as a result of the specified event. The terms “Cause,” “Good Reason,” and “Disability” have the meanings in the individual employment agreements or equity instruments described above. In the event of voluntary resignation or retirement where the NEO’s last date of employment was December 31, 2024, such NEO would only receive their accrued but unpaid salary through the termination date of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements above for more information.

Glenn D. Fogel

	Termination without “Cause” (non -Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	7,500,000	7,500,000	11,250,000	—	0	0
Pro-Rated Bonus	2,500,000	2,500,000	2,500,000	—	2,500,000	2,500,000
Equity and Benefits:
Performance Share Units(1)	133,090,733	133,090,733	133,090,733	0	165,150,591	133,090,733
Restricted Stock/RSUs(1)	11,347,709	11,347,709	11,347,709	0	27,173,913	11,347,709
Stock Options	0	0	0	0	0	0
Health/Welfare(2)	33,967	33,967	33,967	—	22,645	22,882
Tax Gross-up	0	0	0	0	0	0
Total	154,472,409	154,472,409	158,222,409	—	194,847,149	146,961,324
(1)	The PSU and RSU values include dividend equivalents to be paid in cash on the vested shares of the 2023 and 2024 grants.
(2)	Benefit amounts are based on 2024 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Fogel would be eligible for an additional $237 for group life and disability insurance benefits (based on 2024 annual premiums paid by the Company).

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Ewout Steenbergen

	Termination without “Cause” (non -Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	2,310,000	2,310,000	4,620,000	-	0	0
Pro-Rated Bonus	1,485,000	1,485,000	1,485,000	0	1,485,000	1,485,000
Equity and Benefits:
Performance Share Units(1)	1,102,507	1,102,507	1,102,507	0	4,854,819	1,102,507
Restricted Stock/RSUs(1)	6,717,927	6,717,927	6,717,927	0	16,667,213	6,717,927
Stock Options	0	0	0	0	0	0
Health/Welfare(2)	22,500	22,500	22,500	0	22,500	22,738
Tax Gross-up	0	0	0	0	0	0
Total	11,637,934	11,637,934	13,947,934	0	23,029,532	9,328,172

(1)	The PSU and RSU values include dividend equivalents to be paid in cash on the vested shares of the 2024 grants.
(2)	Benefit amounts are based on 2024 annual premiums paid by the Company for medical, dental and vision coverage. In the case of termination due to Disability, Mr. Steenbergen would be eligible for an additional $238 for group life and disability insurance benefits (based on 2024 annual premiums paid by the Company).

David Goulden

As of March 15, 2024, Mr. Goulden retired from his position as Chief Financial Officer of the Company. Mr. Goulden did not receive any enhanced benefits or acceleration of awards as a result of this change in position. If there were a termination, a Change of Control or Disability as of December 31, 2024, Mr. Goulden’s 2022 and 2023 PSU awards would have vested at 2 times the “target” amount with a value of $37,658,807 and his 2022 and 2023 RSU awards would have vested with a value of $3,211,629. If there were a termination due to death, Mr. Goulden’s 2022 and 2023 PSU awards would have vested in full with a value of $44,879,812 and his RSU awards would have vested in full with a value of $4,344,119. The PSU and RSU values include dividend equivalents to be paid in cash on the vested shares of the 2023 grants.

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Peter J. Millones

	Termination without “Cause” (non -Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:
Base Salary and Target Bonus	4,050,000	4,050,000	4,050,000	—	—	—
Pro-Rated Bonus	1,275,000	1,275,000	1,275,000	—	1,275,000	1,275,000
Equity and Benefits:
Performance Share Units(1)	38,264,523	38,264,523	38,264,523	0	47,832,815	38,264,523
Restricted Stock/RSUs(1)	3,323,078	3,323,078	3,323,078	0	8,050,814	3,323,078
Stock Options	0	0	0	0	0	0
Health/Welfare(2)	29,289	29,289	58,577	—	29,051	29,289
Tax Gross-up	0	0	0	0	0	0
Total	46,941,890	46,941,890	46,971,178	—	57,187,680	42,891,890
(1)	The PSU and RSU values include dividend equivalents to be paid in cash on the vested shares of the 2023 and 2024 grants.
(2)	Benefit amounts are based on 2024 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) group life insurance and (c) disability insurance benefits.

Paulo Pisano

	Termination without “Cause” (non -Change of Control) ($)	Termination for Good Reason (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death ($)	Disability ($)
Severance:(1)
Base Salary and Target Bonus	1,427,820	1,427,820	2,855,640	—	0	0
Pro-Rated Bonus	832,895	832,895	832,895	—	832,895	0
Other(2)	64,901	64,901	64,901	0	0	0
Equity and Benefits:
Performance Share Units(3)	19,679,204	19,679,204	19,679,204	0	24,965,268	19,679,204
Restricted Stock/RSUs(3)	1,333,282	1,333,282	1,333,282	0	4,022,750	1,333,282
Stock Options	0	0	0	0	0	0
Health/Welfare	0	0	0	0	0	0
Tax Gross-up	0	0	0	0	0	0
Total	23,338,102	23,338,102	24,765,922	-	29,820,913	21,012,486
(1)	Amounts (other than equity awards) for Mr. Pisano are converted using a EUR/USD exchange rate of 1.08168149, which was the average rate for 2024.
(2)	Includes reimbursable amounts for relocation expenses up to EUR 50,000 and legal fees up to EUR 10,000.
(3)	The PSU and RSU values include dividend equivalents to be paid in cash on the vested shares of the 2023 and 2024 grants.

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2024 CEO Pay Ratio

Our 2024 CEO Pay Ratio is the ratio of the annual total compensation of our Chief Executive Officer, Mr. Fogel, to that of our median employee (excluding our Chief Executive Officer). There has been no change in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our pay ratio disclosure and so we are using the same median employee identified in 2022 in our 2024 pay ratio calculation. To identify our median employee in 2022, we used our worldwide employee population without exclusions (other than Mr. Fogel) as of November 1, 2022 and salary, wage, overtime, and bonus compensation information from our payroll records. We annualized compensation for those employees who worked for the Company for only part of the fiscal year, did not make any cost-of-living adjustments, and excluded the value of equity awards because we do not distribute equity awards to all employees.

Mr. Fogel’s annual total compensation for 2024 was $44,837,665. Calculated in the same manner, the total compensation of our median employee in 2024 was $96,228, and the ratio of these two amounts is 466 to 1.

Our pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules. The pay ratio reported by other companies may not be comparable to ours because SEC rules for identifying the median employee and calculating the pay ratio allow companies to use different methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their compensation practices.

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Pay Versus Performance

As required by SEC Regulation S-K Item 402(v), the following table sets forth the compensation information of our Principal Executive Officer (PEO) and our non-PEO NEOs along with total shareholder return, net income, and revenue performance results for our fiscal years ending in 2024, 2023, 2022, 2021, and 2020. The calculations and analysis below do not reflect the Company’s approach to aligning executive compensation with performance. For information about how we align executive compensation with financial performance, refer to the Compensation Discussion and Analysis.

			Average Summary Compensation	Average Compensation	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)(2)(3)(4)	Table Total for Non-PEO Named Executive Officers(5)	Actually Paid to Non-PEO Named Executive Officers(2)(3)(5)(6)	Total Shareholder Return(7)	Peer Group Total Shareholder Return(7)(8)	Net Income (in millions)	Revenue (in millions)(9)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$44,837,665	$126,397,246	$11,722,312	$ 27,231,280	$244.06	$158.48	$5,882	$23,739
2023	$46,717,519	$139,512,077	$15,361,715	$45,819,942	$172.72	$118.93	$4,289	$21,365
2022	$31,519,648	$32,381,096	$9,254,954	$7,503,594	$98.13	$81.50	$3,058	$17,090
2021	$55,077,473	$78,192,575	$14,259,697	$22,828,947	$116.82	$134.41	$1,165	$10,958
2020	$7,148,598	($43,204,620)	$13,708,464	$1,250,364	$108.45	$137.32	$59	$6,796

(1)	Mr. Fogel served as Chief Executive Officer (PEO) in each year included in the table.

(2)	Year-end stock prices used as part of the “Compensation Actually Paid” calculation were: 2024 $4,968.42, 2023 $3,547.22, 2022 $2,015.28, 2021 $2,399.23, and 2020 $2,227.27.
(3)	Fair value or change in fair value, as applicable, of equity awards included in columns (c) and (e) was determined by reference to (1) for RSU awards, closing price on applicable year-end date(s) or, in the case of vesting dates, the actual vesting price, (2) for performance-based PSU awards (excluding PSUs with an rTSR component, TSR governor component, and a stock price appreciation component), the probable number of shares multiplied by the closing price on the applicable year-end date(s) or, in the case of awards that vested, the vested number of shares multiplied by the actual value per share on the vesting date, (3) for PSUs with an rTSR component and, for 2024, 2023, and 2022 PSUs, the TSR governor component, the probable number of shares multiplied by the share price on the applicable year-end date(s) which was derived using Monte Carlo simulations (because of the rTSR and TSR governor components of this award, as applicable), (4) for PSUs with an additional stock price appreciation component, the probable number of shares multiplied by the closing price on the applicable year-end date(s), plus the fair value of the stock price appreciation component on the applicable year-end date(s) or, in the case of awards that vested, the vested number of shares multiplied by the actual value per share on the vesting date, and (5) for stock options, a Black-Scholes value as of the applicable year-end date(s) or vesting date, determined based on the same methodology as used to determine grant date fair value but using the closing stock price and assumptions including expected volatility, risk-free interest rate, expected dividends, and expected term as of the applicable revaluation date(s).

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(4)	Compensation Actually Paid to Mr. Fogel in 2024 reflects the following adjustments from column (b):

Adjustments to Calculate Compensation Actually Paid for PEO	2024	2023	2022	2021	2020
Amount Reported in Summary Compensation Table (“SCT”)	$44,837,665	$46,717,519	$31,519,648	$55,077,473	$7,148,598
Subtract Amounts Reported under the Stock Awards and Option Awards Column in the SCT	(38,802,485)	(40,929,691)	(26,258,740)	(48,010,707)	(6,954,041)
Fair Value of Awards Granted during Year that Remain Unvested as of Year-end	68,493,581	94,201,594	35,126,298	49,934,780	7,376,718
Fair Value of Awards Granted during Year that Vest during Year	—	—	—	20,829,900	—
Increase/Deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted prior to Year that were Outstanding and Unvested as of Year-end	52,557,782	30,945,880	(4,718,980)	379,688	(44,329,590)
Increase/Deduction for Change in Fair Value from prior Year-end to Vesting Date of Awards Granted prior to Year that Vested during Year	(844,942)	8,576,775	(3,287,130)	(18,559)	(6,446,305)
Increase for Dividends or Other Earnings Paid on Stock Not Otherwise Reflected in Fair Value or Total Compensation	155,645	—	—	—	—
Compensation Actually Paid to PEO	$126,397,246	$139,512,077	$32,381,096	$78,192,575	$(43,204,620)

(5)	In 2024, the non-PEO NEOs were Messrs. Goulden, Millones, Pisano, and Steenbergen. In 2023, 2022, and 2021, the non-PEO NEOs were Messrs. Goulden, Millones, and Pisano. In 2020, the non-PEO NEOs were Messrs. Goulden and Millones.

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(6)	Average Compensation Actually Paid to the non-PEO NEOs noted in footnote (5) in 2024 reflects the following adjustments from column (d):

Adjustments to Calculate Compensation Actually Paid for non-PEO NEOs	2024	2023	2022	2021	2020
Average Amount Reported in SCT	$11,722,312	$15,361,715	$9,254,954	$14,259,697	$13,708,464
Subtract Average Amounts Reported under the Stock Awards and Option Awards Column in the SCT	(8,772,333)	(12,088,367)	(6,777,593)	(11,312,738)	(12,407,092)
Average Fair Value of Awards Granted during Year that Remain Unvested as of Year-end	13,993,297	27,444,862	8,986,958	11,970,027	15,095,779
Average Fair Value of Awards Granted during Year that Vest during Year	—	—	—	4,463,550	—
Average Increase/Deduction for Change in Fair Value from prior Year-end to current Year-end of Awards Granted Prior to Year that were Outstanding and Unvested as of Year-End	10,405,708	9,603,511	(3,160,646)	3,433,026	(14,159,513)
Average Increase/Deduction for Change in Fair Value from Prior Year-end to Vesting Date of Awards Granted Prior to Year that Vested during Year	(163,727)	5,498,221	(800,079)	15,385	(987,274)
Average Increase for Dividends or Other Earnings Paid on Stock Not Otherwise Reflected in Fair Value or Total Compensation	46,023	—	—	—	—
Average Compensation Actually Paid to non-PEO NEOs	$27,231,280	$45,819,942	$7,503,594	$22,828,947	$1,250,364

The average amounts reported in 2024 are impacted by Mr. Goulden resigning from his position as Chief Financial Officer and Mr. Steenbergen starting at the Company in March.

(7)	The amount listed for each year reflects what the cumulative value of $100 would be if that had been invested on December 31, 2019 (including reinvestment of dividends for applicable peers).

(8)	Peer group total shareholder return reflects the RDG Internet Composite as reflected in our Annual Report on Form 10-K.

(9)	Revenue is revenue under GAAP as reflected in the Company’s financial statements.

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We believe the “Compensation Actually Paid” to our PEO and other NEOs over the five-year cumulative period reflects the T&C Committee balancing performance-aligned compensation in the uncertain context of the COVID-19 pandemic, which dramatically affected the Company and its industry, as well as the Company’s improved financial performance and increased stock price following the COVID-19 pandemic. The charts below show “Compensation Actually Paid” and (i) total stockholder return, (ii) net income, and (iii) revenue. Our compensation plans do not include net income as a measure of financial performance and therefore there is no direct relationship to “Compensation Actually Paid.”

COMPENSATION ACTUALLY PAID VERSUS TSR

COMPENSATION ACTUALLY PAID VERSUS NET INCOME

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COMPENSATION ACTUALLY PAID VERSUS REVENUE

We measure performance for purposes of assessing pay for our PEO and other NEOs based on the following four unranked most important financial performance measures. For additional information, see How We Measure Performance on page 49.

Revenue
Compensation EBITDA
Absolute Total Stockholder Return
Relative Total Stockholder Return

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Equity Compensation Plan Information

We have one primary equity compensation plan: the 1999 Omnibus Plan, as amended (the “Plan”). In connection with our acquisition of OpenTable, Inc. in July 2014, we assumed its equity plan, the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan (the “OpenTable Plan”), which expired in accordance with its terms on June 11, 2024 and will not be used to grant equity awards in the future. The T&C Committee has broad authority to grant equity awards and determine the terms, conditions, and restrictions relating to those equity awards under the Plan. The table below presents information as of December 31, 2024 on the Plan and the OpenTable Plan:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)(3)
Equity Compensation plans approved by security holders
1999 Omnibus Plan	518,539	$1,411.00	828,041

Equity Compensation plans not approved by security holders
OpenTable Plan	10,135	$0.00	0(4)

Total:	528,674		828,041
(1)	Includes an aggregate of 15,689 unexercised stock options, 284,311 unvested and unissued RSUs, and 228,674 unvested PSUs (based on maximum performance for the 2024, 2023, and 2022 PSUs) outstanding on December 31, 2024, consisting of 382,925 unvested shares under the 1999 Omnibus Plan and 10,135 unvested shares under the OpenTable Plan. The number of shares reported for the PSUs may overstate dilution.
(2)	Represents weighted-average exercise price of stock options outstanding under the Plan. The weighted-average exercise price does not apply to PSUs or RSUs because there is no exercise price associated with such awards.
(3)	With respect to PSUs, this column assumes that the maximum number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2024, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.
(4)	The OpenTable Plan expired on June 11, 2024. Therefore, the remaining shares have expired and are no longer available for future grants.

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Non-Employee Director Compensation and Benefits

The T&C Committee reviews our non-executive director compensation program every two years, including a review of peer director pay practices, and seeks the advice of its independent compensation consultant to ensure that it maintains director compensation practices that are in the best interests of our stockholders. The Plan includes a limit on annual compensation for non-employee directors of $750,000. The T&C Committee’s last review of non-executive director compensation occurred in 2024.

2024 Non-Employee Director Compensation Program

In consultation with the T&C Committee’s independent compensation consultant, the T&C Committee and the Board approved the 2024 compensation program for the non-employee members of the Board. For 2024, our CEO, Mr. Fogel, received no additional compensation for serving on the Board.

Position	2024 Director Fees ($)
Non-employee Director Base Pay(1)	60,000 RSUs valued at approximately 265,000(2)(3)
Additional Committee and Leadership Fees
Non-employee Chair Premium	25,000 RSUs valued at approximately 110,000(3)
Lead Independent Director Premium	40,000
Audit Committee Chair Premium	20,000
CG Committee Chair Premium	15,000
Cybersecurity Subcommittee Chair Premium	15,000
T&C Committee Chair Premium	15,000
Audit Committee Member Retainer	20,000
CG Committee Member Retainer	10,000
Cybersecurity Subcommittee Member Retainer	10,000
T&C Committee Member Retainer	15,000
(1)	We reimburse non-employee directors for travel and other expenses incurred in connection with attending Board and committee meetings. In 2024, we reimbursed the employer of one of our non-employee directors which had paid for the director’s travel and other expenses in connection with the director’s attendance at our Board meetings.
(2)	In 2024, this resulted in RSUs representing 71 shares of common stock being granted to each incumbent non-employee director in May 2024. These RSUs vest on the one-year anniversary of the date of grant, and vesting will accelerate upon a change in control or if the director’s service on the Board terminates as a result of the director’s death or disability.
(3)	The RSUs have dividend equivalent rights that will pay out if the vesting conditions are met for the RSUs.

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The following table shows compensation earned during 2024 by non-employee directors serving at any time during fiscal 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(3) ($)	Option Awards ($)	All Other Compensation(4) ($)	Total ($)
Mirian M. Graddick-Weir	98,556	265,135	0	0	363,691
Kelly Grier	80,000	265,135	0	0	345,135
Wei Hopeman	70,000	265,135	0	14,967	350,102
Robert J. Mylod, Jr.	100,000	373,429	0	0	473,429
Charles H. Noski	145,000	265,135	0	0	410,135
Larry Quinlan	85,000	265,135	0	3,968	354,103
Nicholas J. Read	90,000	265,135	0	0	355,135
Thomas E. Rothman	70,000	265,135	0	0	335,135
Sumit Singh	75,000	265,135	0	0	340,135
Lynn Vojvodich Radakovich	85,000	265,135	0	0	350,135
Vanessa A. Wittman	110,000	265,135	0	0	375,135
(1)	This column reports the amount of cash compensation earned in 2024 for Board and committee service.
(2)	This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2024, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. These amounts reflect the Company’s accounting expense for these awards and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.
(3)	As of December 31, 2024, the Company’s non-employee directors had the following outstanding equity awards:
•	Mirian M. Graddick-Weir: RSUs for 844 shares (which includes 773 vested shares the receipt of which has been deferred by Dr. Graddick-Weir for tax planning purposes);
•	Kelly Grier: RSUs for 71 shares;
•	Wei Hopeman: RSUs for 345 shares (which includes 274 vested shares the receipt of which has been deferred by Ms. Hopeman for tax planning purposes);
•	Robert J. Mylod, Jr.: RSUs for 1,225 shares (which includes 1,125 vested shares the receipt of which has been deferred by Mr. Mylod for tax planning purposes);
•	Charles H. Noski: RSUs for 1,404 shares (which includes 1,333 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes);
•	Larry Quinlan: RSUs for 71 shares;
•	Nicholas J. Read: RSUs for 71 shares;
•	Thomas E. Rothman: RSUs for 1,950 shares (which includes 1,879 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes);
•	Sumit Singh: RSUs for 173 shares (which includes 102 vested shares the receipt of which has been deferred by Mr. Singh for tax planning purposes);
•	Lynn Vojvodich Radakovich: RSUs for 173 shares (which includes 102 vested shares the receipt of which has been deferred by Ms. Vojvodich Radakovich for tax planning purposes);
•	Vanessa A. Wittman: RSUs for 71 shares.
(4)	Ms. Hopeman received SGD $20,000 cash compensation (converted using an SGD/USD exchange rate of 0.74832918, which was the average rate for 2024) in connection with her service as an independent board member of our subsidiary Agoda Company Pte. Mr. Quinlan received a reimbursement of tax preparation fees in connection with an amended personal tax return of $2,500 plus an associated gross-up of $1,468.

Non-Employee Director Stock Ownership Guidelines

Our Stock Ownership Guidelines require that each non-employee director own shares of our common stock in an amount equal to or exceeding ten times our annual base cash retainer (currently $60,000). All non-employee directors met those holding requirements as of March 31, 2025 with the exception of Ms. Grier, who joined the Board in November 2023. Upon vesting of shares of our common stock in May 2025, we expect Ms. Grier will meet the Stock Ownership Guidelines. See Security Ownership of Certain Beneficial Owners and Management on page 39 for more details.

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Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as stockholders holding 10% of our outstanding shares of common stock, to file reports regarding their ownership of our securities with the SEC. We believe that during 2024 our directors and executive officers complied with all Section 16(a) filing requirements.

In making this statement, we have relied upon examination of the copies of Forms 3, 4, and 5, and amendments to these forms provided to us, and the written representations of our directors and executive officers.

Talent and Compensation Committee Interlocks and Insider Participation

The T&C Committee is currently comprised of four non-employee independent directors: Mirian M./Graddick-Weir, Robert J. Mylod, Jr., Sumit Singh, and Lynn Vojvodich Radakovich. No member of the T&C Committee is or was formerly an officer or employee of the Company other than Mr./Mylod, who was an officer and employee of ours until 2011 and joined the Board in 2017. No member of the T&C Committee had any related person transaction required to be disclosed in which we were a participant during the last fiscal year. In addition, none of our NEOs serve on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

Compensation Risk Assessment

The T&C Committee believes that our compensation programs do not create or encourage excessive or inappropriate risk-taking that is reasonably likely to have a material adverse effect on us or our business.

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Proposal 2

Advisory Vote to Approve 2024 Executive Compensation

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the 2024 compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.

Since 2011, we have sought advisory approval of our executive compensation on an annual basis. At our 2024 annual meeting of stockholders, approximately 90% of shares present and entitled to vote were voted in support of our 2023 executive compensation program. As required by SEC rules, the Board is submitting this non-binding stockholder vote to approve our executive compensation for 2024 as described in this proxy statement (commonly referred to as “say-on-pay”), by approving the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion is hereby APPROVED.”

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the T&C Committee expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in Compensation Discussion and Analysis, our compensation program continues to be designed to attract, motivate, and retain highly talented individuals at all levels of our organization and incentivize decision making and management focus that is designed to enhance long-term stockholder value. The T&C Committee remains committed to responsible stewardship of our Company’s executive compensation programs.

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AUDIT MATTERS

REPORT OF THE AUDIT COMMITTEE	97

AUDITOR INDEPENDENCE	99

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	100

Report of the Audit Committee

We, the Audit Committee of the Board of Directors of Booking Holdings Inc. (the “Company”), have the responsibility to oversee the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls, and the qualifications, independence, compensation, and performance of the Company’s independent registered public accounting firm (“independent auditor”). We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent auditor. Our specific duties and responsibilities are described in our charter, which is available on the Company’s corporate website (www.bookingholdings.com). We review the charter annually and work with the Board to amend it as appropriate to reflect the evolving role of the Audit Committee. The Board has determined that each of us:

•	is an independent director based on The Nasdaq Stock Market’s listing rules;
•	satisfies the SEC additional independence requirements for members of audit committees; and
•	is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the Company’s system of internal controls, and for the preparation of the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company’s independent auditor, Deloitte & Touche LLP (“Deloitte”), is responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports in connection with such audit. Our responsibility is to oversee these processes, and we rely on the expertise and knowledge of management, the internal auditor, and the independent auditor in carrying out that role. We are not professionally engaged in the practice of accounting or auditing and do not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company’s consolidated financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or on the effectiveness of the Company’s system of internal control over financial reporting.

We met eight times in 2024. Additional information regarding our activities can be found under Audit Committee on page 30, Board’s Role in Risk Oversight on page 28, and Proposal 3 Ratification of Selection of Independent Registered Public Accounting Firm on page 100.

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We reviewed and discussed with management and Deloitte the Company’s quarterly earnings press releases and periodic reports for the year ended December 31, 2024, including the Company’s 2024 audited consolidated financial statements and Annual Report on Form 10-K, each filed with the SEC. We also reviewed management’s assessment of the effectiveness of the Company’s internal control over financial reporting with management, the internal auditor, and Deloitte. In connection with such discussions, Deloitte addressed the matters required to be discussed with us by applicable PCAOB standards and SEC rules and regulations. In addition, we discussed with the internal auditor and Deloitte the overall scope and plans for their respective audits. We met periodically with the internal auditor and Deloitte, separately or together, as appropriate, to discuss their work and the results of their audits. Our meetings included, as appropriate, executive sessions with the internal auditor or Deloitte without the presence of management.

We have also received the written disclosures and the letter from Deloitte required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and have discussed with Deloitte its independence with respect to the Company. In addition, we have considered whether Deloitte’s provision of non-audit services (including the fees for such services) is compatible with maintaining its independence.

Deloitte rotates its lead audit partner every five years. In connection with the rotation that occurred for 2024 we interviewed proposed candidates, consulted with management, and selected the lead audit partner.

We assessed Deloitte’s performance as independent auditor during 2024, including the performance of the lead audit partner and the audit team, a process we undertake on an annual basis. We reviewed a variety of indicators of audit quality relating to Deloitte, including:

•	the quality and candor of its communications with us and management, its responsiveness and accessibility, and its historical and recent performance on the Company’s audits;
•	how effectively it maintained its independence and employed independent judgment, objectivity, and professional skepticism;
•	the quality of insight demonstrated in its review of the Company’s assessment of internal control over financial reporting and remediation of control deficiencies;
•	available external data about quality and performance, including reports by the PCAOB and Deloitte’s response to those reports;
•	the appropriateness of its fees, taking into account the Company’s size and complexity and the resources necessary to perform the audit; and
•	its tenure as the Company’s independent auditor and knowledge of the Company’s global operations, accounting policies and practices, and internal control over financial reporting.

We also consider the impact of changing auditors when assessing whether to retain the current independent auditor. As a result of our evaluation of the independent auditor’s performance and considering other factors we deemed relevant, we concluded that the selection of Deloitte as the Company’s independent auditor for the year ending December 31, 2025 is in the best interests of the Company and its stockholders.

Based on the review and discussions referred to above, and our review of the representations of management and the report of the independent auditor, we recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Vanessa A. Wittman, Chair
Kelly Grier
Charles H. Noski
Nicholas J. Read

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Auditor Independence

Deloitte & Touche LLP is our independent registered public accounting firm (“independent auditor”). The approximate aggregate fees and expenses billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates in 2024 and 2023 were as follows:

Type of Fees	2024 ($)	2023 ($)
Audit Fees	14,969,000	14,293,000
Audit-Related Fees	2,171,000	422,000
Tax Fees	136,000	176,000
All Other Fees	10,000	10,000

•	Audit Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, review of consolidated financial statements included in our Form 10-Qs, and audit of management’s assessment of internal controls and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. The increase in audit fees in 2024 as compared with 2023 primarily relates to an increased scope of work and higher fees for debt issurances.
•	Audit-Related Fees. The aggregate fees billed for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees,” which include services for matters such as system readiness work and audits of employee benefit plans. The increase in audit-related fees in 2024 as compared with 2023 primarily relates to the first-time audit of the company’s compliance with the Digital Services Act and the Digital Markets Act.
•	Tax Fees. The aggregate fees and related expenses billed for professional services rendered by Deloitte for tax regulatory matters covering an employee benefit plan and tax compliance.
•	All Other Fees. The aggregate fees billed for other services rendered by Deloitte included fees related to licenses obtained for an online accounting research tool.
•	Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte. In accordance with our policy and applicable SEC rules and regulations, the Audit Committee or its chair pre-approves all audit-related services, tax services, and other services provided to us by Deloitte (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting and do not fall within the pre-approved services set forth in the pre-approval policy adopted by the Audit Committee, the Audit Committee chair is authorized to approve such services, provided that they are consistent with our policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. Deloitte and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte in accordance with this pre-approval, and the fees for the Auditor Services performed. All audit-related services, tax services and other services described above were pre-approved by the Audit Committee or the Audit Committee’s chair, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of their independence.

2025 PROXY STATEMENT | BOOKING HOLDINGS INC.     99

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Proposal 3

Ratification of Selection of Independent Registered Public Accounting Firm

The Board of Directors recommends a vote FOR Proposal 3.

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor. Deloitte has audited our consolidated financial statements since 1997. After taking into account its assessment of Deloitte’s prior service to us, the Audit Committee has selected Deloitte as our independent auditor for the year ending December 31, 2025. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor, and the advisability and potential impact of selecting a different independent auditor. Further, in conjunction with the mandated rotation of Deloitte’s lead audit partner (which occurs at least every five years), the Audit Committee and its chair are directly involved in the selection of Deloitte’s new lead audit partner. We are submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte will be available at the Annual Meeting, will have an opportunity to make a statement if they wish, and will be available to respond to appropriate questions.

Our By-Laws do not require that stockholders ratify the selection of our independent auditor. However, we are submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate governance. Although the Audit Committee and the Board believe that the continued retention of Deloitte to serve as our independent auditor is in our best interests and those of our stockholders, if our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year.

With respect to Proposal 3, the ratification of the selection of Deloitte to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions will have the same effect as a vote against the matter.

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PERSHING SQUARE PLAZA
GRAND CENTRAL TERMINAL
Pershing Square Plaza

STOCKHOLDER
PROPOSALS

STOCKHOLDER PROPOSAL — PROPOSAL THAT WON 49% BKNG SHAREHOLDER SUPPORT	102
Board of Directors Statement in Opposition to Proposal 4	103
2026 STOCKHOLDER PROPOSALS	105

101

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Proposal 4

Stockholder Proposal — Proposal that Won 49% BKNG Shareholder Support

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 10 shares of the Company’s common stock, has submitted the following proposal, supporting statement, and graphic, and has given notice that he intends to present the following proposal at the Annual Meeting.

The text of the stockholder proposal and supporting statement appear exactly as received by the Company unless otherwise noted. All statements contained in the stockholder proposal and supporting statement are the sole responsibility of the proponent. The stockholder proposal may contain assertions about the Company or other matters that we believe are incorrect, but we have not attempted to refute those assertions.

Proposal 4 — Proposal that Won 49% BKNG Shareholder Support

Shareholders ask our Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an online meeting.

An improved shareholder right to call for a special shareholder meeting, as called for in this proposal, can help make shareholder engagement meaningful. An improved shareholder right to call for a special shareholder meeting will help ensure that the BKNG Board and management engages with shareholders in good faith because shareholders will have a viable Plan B by calling for a special shareholder meeting.

With the widespread use of online shareholder meetings it is much easier for BKNG to conduct a special shareholder meeting for important issues and the BKNG bylaws thus need to be updated accordingly

This proposal topic won 49% support at the 2022 BKNG annual meeting. This 49% vote was especially impressive because this proposal had to swim upstream against BKNG’s 22-page Madison Avenue type promotional material 10-days before the annual meeting that highlighted voting against the proposal that won 49% support.

Plus a number of companies that use the 25% stock ownership threshold, that BKNG now has, also provide shareholders with the right to act by written consent, which is another method for shareholders to being an important matter to the Board’s attention between annual meetings. BKNG does not provide shareholders with the right to act by written consent.

And BKNG shareholders gave 49% support to the 2020 proposal for providing BKNG shareholders with the right to act by written consent.

BKNG thus has reputation of ignoring 49% shareholder votes and putting its hand on the scale when this special meeting proposal gets close to going over 50%

Please vote yes:

Proposal 4 — Proposal that Won 49% BKNG Shareholder Support

2025 PROXY STATEMENT | BOOKING HOLDINGS INC.     102

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Board of Directors Statement in Opposition to Proposal 4

The Board of Directors recommends that you vote AGAINST this Proposal 4. Your proxy will be so voted unless you specify otherwise on the proxy card.

The Board of Directors and our Corporate Governance Committee have carefully considered the stockholder proposal and believe that adoption of the proposal is unnecessary and not in the best interests of the Company or our stockholders. We recommend a vote against this proposal.

A threshold of 10% would permit special interests to waste company resources and divert management attention.

Special meetings should be reserved for time-sensitive topics of extraordinary concern to a sufficiently large percentage of our stockholders. Lowering the threshold to call a special meeting from 25% to 10% would permit a few stockholders to call a special meeting that may serve their special interests but be of limited or no concern to the vast majority of the Company’s stockholders. Stockholder meetings that serve special interests of a small number of stockholders are disruptive and divert management’s attention from running the business. Preparation for a special meeting requires significant company resources to produce proxy materials at considerable legal, printing, and mailing expense, dedication of executive time, and further resources devoted to stockholder notice, solicitation, and tabulation of votes.  We believe these are appropriate impacts and expenses to incur when holders of 25% of our outstanding shares agree that a matter is critical enough that it cannot wait for the next annual meeting. With a threshold as low as 10%, as few as two of our stockholders could abuse this stockholder right to serve their own interests at the expense of the Company and the remaining 90% of our stockholders.

The existing special meeting threshold is the result of extensive stockholder engagement and reflects market practice.

This is the fifth time our stockholders have voted on Mr. Chevedden’s special meeting proposal since 2009 including as recently as three years ago. Our stockholders have rejected this proposal at all four prior votes. Following the vote on this proposal in 2022, management engaged with stockholders regarding stockholder rights and considered their feedback in deciding to retain our current 25% threshold. In addition, management generally reaches out to holders of over 50% of our outstanding shares two times per year as part of our robust stockholder engagement program to solicit feedback on a variety of topics, including our corporate governance practices. Despite the many opportunities since Mr. Chevedden first introduced this proposal in 2009, our stockholders have consistently rejected a lower threshold, which we believe demonstrates that our threshold of 25% is preferable to the majority of our stockholder base. This is consistent with market practice - according to FactSet, the majority of S&P 500 companies with special meeting rights have a threshold set at 20% or greater. Our threshold reasonably balances stockholder rights and protects the Company and our stakeholders against potential misuse of special meetings.

The proponent incorrectly describes our existing stockholder rights.

Mr. Chevedden’s proposal incorrectly claims that the Company does not provide stockholders with the right to act by written consent. Our stockholders have had the right to act by written consent since 2021. As demonstrated in 2015 with the Company’s adoption of proxy access rights and in 2021 with the Company’s adoption of the right to act by written consent, our Board acts responsibly to address stockholder concerns and proposals.

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Our corporate governance practices balance stockholder rights and protect growth of long-term stockholder value.

We are committed to good corporate governance and providing stockholders with meaningful opportunities to engage with our management and our Board of Directors. Our existing stockholder rights to call a special meeting and act by written consent are complemented by strong corporate governance practices including:

•	Regular engagement with stockholders;
•	Annual director elections (i.e., no classified board);
•	Annual board and committee self-evaluation;
•	Majority voting in director elections;
•	No supermajority voting provisions;
•	Stock ownership guidelines for directors and executive officers;
•	Stockholder-approved proxy access;
•	No poison pill/rights plan;
•	Separate independent chair and CEO;
•	11 of 12 current directors are independent;
•	Current Board Chair is independent;
•	Lead independent director; and
•	Annual “say-on-pay” advisory votes.

The existing 25% threshold strikes the proper balance between giving stockholders the ability to call special meetings and protecting the Company’s resources and the interests of all stockholders. We believe our existing corporate governance practices ensure accountability to stockholders while also enabling management and the Board to manage our business in the best interests of the Company’s stockholders generally. The current 25% threshold protects stockholder interests by ensuring that special meeting matters (i) are relevant for an appropriate number of stockholders and (ii) merit significant expenditure by the Board, management, and the Company’s employees. Accordingly, we believe that this proposal is not in the best interests of the Company or its stockholders and recommend a vote against this Proposal 4.

2025 PROXY STATEMENT | BOOKING HOLDINGS INC.     104

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2026 Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals (other than nominees for election to the Board pursuant to Article II Section 13 of our By-Laws) for inclusion in the proxy materials to be distributed by us in connection with the 2026 annual meeting of stockholders must submit their proposals to our Corporate Secretary on or before December 23, 2025.

In order for proposals, including stockholder nominees for election to the Board (other than those requested to be included in our proxy materials pursuant to Article II Section 13 of our By-Laws), to be properly brought before the 2026 annual meeting of stockholders in accordance with our By-Laws (and not pursuant to SEC Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the By-Laws (and not pursuant to SEC Rule 14a-8 or Article II Section 13 of our By-Laws) must be received no earlier than February 3, 2026 and no later than March 5, 2026.

If one or more eligible stockholders desire to include one or more nominees for election to the Board in our proxy materials for the 2026 annual meeting of stockholders pursuant to Article II Section 13 of our By-Laws, the notice required by Article II Section 13 of the By-Laws must be delivered to our Corporate Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any such notice must be received no earlier than January 4, 2026 and no later than February 3, 2026.

In addition to satisfying the foregoing requirements under our By-Laws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 4, 2026.

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OTHER MATTERS

OTHER MATTERS	107

ANNUAL MEETING INFORMATION	108
For the Annual Meeting of Stockholders to be Held on Tuesday June 3, 2025	108
Voting Rights and Outstanding Shares; Approval	108
Revocability of Proxies	109
Solicitation	109
How to Attend the Annual Meeting	109

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.

This proxy statement contains forward-looking statements, including with respect to our sustainability goals and objectives. These forward-looking statements reflect our views regarding current expectations and projections about future events and conditions and are based on currently available information. They are not guarantees of future performance and are subject to risks, uncertainties, and assumptions. Expressions of future goals and expectations and similar expressions, including “may,” “will,” “should,” “could,” “aims,” “seeks,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” and “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. However, readers should carefully review the reports and documents we file or furnish from time to time with the SEC, including our annual report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 20, 2025, our quarterly reports on Form 10-Q and current reports on Form 8-K.

Website links and other reports referenced in this proxy statement are for convenience only. Information contained in or accessible through such website links and other reports is not incorporated herein and does not constitute a part of this proxy statement.

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Annual Meeting Information

For the Annual Meeting of Stockholders to be Held on Tuesday, June 3, 2025

The enclosed proxy is solicited on behalf of the Board of Booking Holdings Inc. for use at our 2025 Annual Meeting of Stockholders to be held on Tuesday, June 3, 2025, at 11:00 a.m. local (Eastern) time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/BKNG2025. We intend to mail this proxy statement and the proxy card on or about April 22, 2025 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 8, 2025 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 8, 2025, 32,640,888 shares of common stock were outstanding and entitled to vote. Each holder of record of common stock on April 8, 2025 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. If your shares are registered directly in your name with the Booking Holdings Inc. transfer agent, Equiniti Trust Company, LLC, you are the shareholder of record with respect to those shares.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. A majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present either at the webcast or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who are present at the Annual Meeting webcast or by proxy and who abstain, and proxies relating to shares held by a broker on your behalf (that is, in “street name”), that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.

	Vote Required for Proposals			How Votes are Counted
Item	Proposal	Approval Standard	Voting Choices	Broker Discretion to Vote(1)	Impact of Abstain Vote	Treatment of Broker Non-Vote	Board Vote Recommendation
1	Election of Directors	Majority of votes cast	For Against Abstain	No	No effect	No effect	FOR each nominee
2	Advisory Vote to Approve 2024 Executive Compensation	Majority of shares present and entitled to vote	For Against Abstain	No	Same effect as a vote against	No effect	FOR
3	Ratification of Selection of Independent Registered Public Accounting Firm	Majority of shares present and entitled to vote	For Against Abstain	Yes	Same effect as a vote against	Not applicable as brokers are entitled to vote(1)	FOR
4	Non-Binding Stockholder Proposal	Majority of shares present and entitled to vote	For Against Abstain	No	Same effect as a vote against	No effect	AGAINST
(1)	If your shares are held in “street name,” and you do not instruct the broker as to how to vote your shares on Proposals 1, 2, or 4, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 3, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker so your vote can be counted.

2025 PROXY STATEMENT | BOOKING HOLDINGS INC.     108

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Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

•	filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);
•	filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or
•	attending the virtual Annual Meeting and voting through the platform (attendance at the meeting will not, by itself, revoke a proxy).

Please note that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name to obtain a 16-digit control number.

Solicitation

We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing, and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others to forward these materials to the beneficial owners of common stock. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Our directors, officers, or other employees may also solicit proxies by telephone, in-person, or otherwise. We will not additionally compensate directors, officers, or other employees for these services. We have engaged Morrow Sodali LLC to assist in the solicitation of proxies, and we currently expect to pay Morrow Sodali LLC approximately $11,000 for its services.

How to Attend the Annual Meeting

If you plan to attend the Annual Meeting, it will begin promptly at 11:00 a.m. Eastern Time and the webcast can be accessed at www.virtualshareholdermeeting.com/BKNG2025. We encourage you to access the meeting website prior to the start time to ensure your ability to access the meeting. If you wish to vote or ask questions at the Annual Meeting, you must provide the 16-digit control number provided on your proxy card, on the Notice of Internet Availability of Proxy Materials, or on the instructions that accompanied the proxy materials and follow the instructions available on the meeting website during the Annual Meeting. If you experience technical difficulties during check-in or during the Annual Meeting, please call the technical support number that will be posted on the virtual meeting platform page for assistance.

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APPENDICES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION	112
NON-GAAP FINANCIAL MEASURES	115
FORM OF PROXY CARD	116

111

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Appendix A

Unaudited Reconciliation of GAAP to Non-GAAP Financial Information

RECONCILIATION OF GAAP* NET INCOME TO ADJUSTED EBITDA AND PRE-SBC ADJUSTED EBITDA

		Year Ended December 31,
(In millions)(1)		2024	2023	2022	2021	2020	2019
GAAP Net income		$5,882	$4,289	$3,058	$1,165	$59	$4,865
(a)	Adjustment to personnel expenses	-	-	-	-	-	66
(b)	Accruals related to the Netherlands pension fund matter	-	276	-	-	-	-
(c)	Accruals related to the fine imposed by the Spanish competition authority	(78)	530	-	-	-	-
(d)	Accruals related to settlements of indirect tax matters	337	62	46	-	-	-
(e)	Termination fee related to an acquisition agreement	-	90	-	-	-	-
(f)	Depreciation and amortization	591	504	451	421	458	469
(g)	Transformation costs	34	-	-	-	-	-
(h)	Loss on assets classified as held for sale	-	-	36	-	-	-
(i)	Gain on sale and leaseback transaction	-	-	(240)	-	-	-
(j)	Impairment of goodwill	-	-	-	-	1,062	-
(f)	Interest and dividend income	(1,114)	(1,020)	(219)	(16)	(54)	(152)
(f)	Interest expense	1,295	897	391	334	356	266
(k)	Net (gains) losses on equity securities	(63)	131	963	577	(1,711)	(745)
(l)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	(539)	163	(56)	(135)	200	(7)
(m)	Losses on early extinguishment of debt and related reverse treasury lock agreements	-	-	-	257	-	-
(n)	Loss related to the conversion option on convertible senior notes	535	-	-	-	-	-
(o)	Other	17	-	-	-	-	-
(f)	Income tax expense	1,410	1,192	865	300	508	1,093
ADJUSTED EBITDA		$8,306	$7,112	$5,295	$2,904	$879	$5,855

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	Year Ended December 31,
(In millions)(1)	2024	2023	2022	2021	2020	2019
(p) Stock-based compensation (“SBC”) recorded in Personnel expenses	599	530	404	370	233	308
(p) PRE-SBC ADJUSTED EBITDA	$8,906	$7,642	$5,699	$3,274	$1,111	$6,162
STOCK-BASED COMPENSATION AS A % OF GAAP NET INCOME	10%	12%	13%	32%	392%	6%
STOCK-BASED COMPENSATION AS A % OF PRE-SBC ADJUSTED EBITDA	7%	7%	7%	11%	21%	5%

RECONCILIATION OF GAAP* NET INCOME TO ADJUSTED NET INCOME AND ADJUSTED EPS

		Year Ended December 31,
(In millions, except share and per share data)(1)		2024	2023
GAAP Net income		$5,882	$4,289
(b)	Accruals related to the Netherlands pension fund matter	-	276
(c)	Accruals related to the fine imposed by the Spanish competition authority	(78)	530
(d)	Accruals related to settlements of indirect tax matters	337	62
(e)	Termination fee related to an acquisition agreement	-	90
(q)	Amortization of intangible assets	221	222
(g)	Transformation costs	34	-
(k)	Net (gains) losses on equity securities	(63)	131
(l)	Foreign currency transaction (gains) losses on the remeasurement of certain Euro-denominated debt and accrued interest and debt-related foreign currency derivative instruments	(539)	163
(n)	Loss related to the conversion option on convertible senior notes, including amortization of debt discount	796	-
(r)	Adjustment to one-time deemed repatriation income tax liability resulting from the Tax Act and related net unrecognized tax benefit	(250)	-
(o)	Other	17	(31)
(s)	Tax impact of Non-GAAP adjustments	16	(170)
ADJUSTED NET INCOME		$6,374	$5,561
WEIGHTED-AVERAGE NUMBER OF DILUTED COMMON SHARES OUTSTANDING (IN 000’S)		34,064	36,530
GAAP NET INCOME APPLICABLE TO COMMON STOCKHOLDERS PER DILUTED COMMON SHARE		$172.69	$117.40
ADJUSTED NET INCOME APPLICABLE TO COMMON STOCKHOLDERS PER DILUTED COMMON SHARE		$187.10	$152.22

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RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Year Ended December 31,
(In millions)(1)	2024	2023
Net cash provided by operating activities	$8,323	$7,344
(t) Additions to property and equipment	(429)	(345)
FREE CASH FLOW	$7,893	$6,999
NET CASH PROVIDED BY OPERATING ACTIVITIES AS A % OF TOTAL REVENUES	35.1%	34.4%
FREE CASH FLOW AS A % OF TOTAL REVENUES	33.3%	32.8%

*	U.S. generally accepted accounting principles.

(1)	Amounts may not total due to rounding.

Notes:

(a)	Adjustment to correct an immaterial error related to the nonpayment of prior-period wage-related tax on compensation paid to certain highly compensated former employees in the year of separation, which is recorded in Personnel expenses and is excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(b)	Accruals related to the Netherlands pension fund matter are recorded in Personnel expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(c)	Accruals related to the fine imposed by the Spanish competition authority are recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(d)	Accruals related to settlements of certain indirect tax matters are recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA. During 2024, the Company paid $332 million related to the settlement of certain Italian indirect tax matters.
(e)	Termination fee related to the acquisition agreement for the Etraveli Group is recorded in General and administrative expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(f)	Depreciation and amortization, Interest and dividend income, Interest expense, and Income tax expense are excluded from Net income to calculate Adjusted EBITDA.
(g)	In November 2024, the Company announced its intention to implement certain organizational changes that are expected to improve operating expense efficiency, increase organizational agility, free up resources that can be reinvested into further improving its offering to travelers and partners, and better position the Company for the long-term. Certain costs incurred in connection with this transformation program, primarily professional fees, are recorded in Transformation costs and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(h)	Loss on assets classified as held for sale is recorded in Other operating expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(i)	Gain on the sale and leaseback transaction related to Booking.com’s headquarters building is recorded in Other operating expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(j)	Impairment of goodwill related to our OpenTable and KAYAK reporting unit in 2020 is recorded in Operating expenses and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(k)	Net (gains) losses on equity securities with readily determinable fair values, significant gains on equity securities without readily determinable fair values, and impairments of investments in equity securities are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(l)	Foreign currency transaction (gains) losses on the remeasurement of Euro-denominated debt and accrued interest that are not designated as hedging instruments for accounting purposes and debt-related foreign currency derivative instruments used as economic hedges are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(m)	Loss on early extinguishment of debt and losses on related reverse treasury lock agreements which were designated as cash flow hedges are recorded in Other income (expense), net and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.
(n)	For the year ended December 31, 2024, the Company recorded a loss of $796 million related to the conversion option on the convertible senior notes due in May 2025, which primarily represents the changes in the fair value of an embedded derivative and amortization of debt discount. Under U.S. GAAP, the conversion option is required to be accounted separately as an embedded derivative as, during the year ended December 31, 2024, the Company irrevocably elected cash as the settlement method for the conversion premium on the maturity of the notes. See the Consolidated Financial Statements included in the Company’s 2024 Form 10-K for additional information. The adjustment for the loss related to the conversion option on convertible senior notes, including amortization of the debt discount of $261 million, is recorded in Interest expense and Other income (expense), net, as applicable, and excluded from Net income to calculate Adjusted Net income and Adjusted EBITDA.

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(o)	For the year ended December 31, 2024, includes an accrual related to the Canadian digital services taxes for the years ended December 31, 2022 and 2023 enacted in June 2024 with retrospective effect, which is recorded in Sales and other expenses. For the year ended December 31, 2023, includes interest received on tax payments refunded pursuant to a settlement with authorities, which is recorded in Interest and dividend income and Income tax expense, as applicable.
(p)	Stock-based compensation recorded in Personnel expenses is excluded from Net income to calculate Pre-SBC Adjusted EBITDA.
(q)	Amortization of intangible assets is recorded in Depreciation and amortization expenses and excluded from Net income to calculate Adjusted Net income.
(r)	Adjustment to one-time deemed repatriation income tax liability resulting from the U.S. Tax Cuts and Jobs Act (“Tax Act”) and related net unrecognized tax benefit are recorded in Income tax expense and excluded from Net income to calculate Adjusted Net income. During 2024, the Company recorded a reduction of $250 million to income tax expense based upon a recent U.S. Tax Court decision.
(s)	Reflects the tax impact of Non-GAAP adjustments above which are excluded from Net income to calculate Adjusted Net income.
(t)	Cash used for additions to property and equipment is included in the calculation of Free cash flow.
For (a) - (s) above, Net income, Sales and other expenses, Personnel expenses, General and administrative expenses, Other operating expenses, Operating expenses, Other income (expense), net, Depreciation and amortization expenses, Transformation costs, Interest expense, Interest and dividend income, Other income (expense), net, and Income tax expense refers to the respective line item in the consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. For a more detailed discussion of the adjustments described above, please see our earnings press release for the relevant period, including the section under the heading “Non-GAAP Financial Measures” which provides definitions and information about the use of non-GAAP financial measures.

Non-GAAP Financial Measures

Reconciliations of (i) Net income to Adjusted EBITDA and Pre-SBC Adjusted EBITDA, (ii) Net income to Adjusted Net income and Adjusted EPS, and (iii) Net cash provided by operating activities to Free cash flow are detailed in the Reconciliation of GAAP to Non-GAAP Financial Information above.

Adjusted Net income, Adjusted EBITDA, Pre-SBC Adjusted EBITDA, and Free cash flow are “non-GAAP financial measures,” as such term is defined by the SEC, and may differ from non-GAAP financial measures used by other companies. As discussed in this proxy statement, we use Adjusted EBITDA (calculated as described in this proxy statement) as a key performance measure under our annual cash incentive bonus plan and long-term equity incentive awards, as they pertain to the named executive officers. This non-GAAP measure and the other non-GAAP measures used are not intended to represent funds available for our discretionary use and are not intended to represent, or to be used as a substitute for, operating income or net income as measured under GAAP. The items excluded from Adjusted Net income , Adjusted EBITDA, and Pre-SBC Adjusted EBITDA, but included in the calculation of their closest GAAP equivalent, are significant components of our consolidated statements of operations, and must be considered in performing a comprehensive assessment of overall financial performance.

We also use Adjusted Net income and Adjusted EBITDA for financial and operational decision-making. We believe that Adjusted Net income , Adjusted EBITDA, Pre-SBC Adjusted EBITDA, and Free cash flow are useful for analysts and investors to evaluate our ongoing operating performance because they facilitate comparison of our results for the current period and projected next-period results to those of prior periods and to those of our competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by us). Data of our competitors presented in this proxy statement is derived from publicly available information. The Company has not independently verified the accuracy or completeness of the underlying non-GAAP financial measures of any such competitor.

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The discussion of non-GAAP adjustments above is based on GAAP as applicable to the Company for the year ended December 31, 2024.

2025 PROXY STATEMENT | BOOKING HOLDINGS INC.     115

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Appendix B

Form of Proxy Card

BOOKING HOLDINGS

BOOKING HOLDINGS INC.
800 CONNECTICUT AVENUE
NORWALK, CT 06854

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BKNG2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 2, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V70671-P23098 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

BOOKING HOLDINGS INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect eleven directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees:

01) Glenn D. Fogel
02) Mirian M. Graddick-Weir
03) Kelly Grier
04) Robert J. Mylod, Jr.
05) Charles H. Noski
06) Larry Quinlan
07) Nicholas J. Read
08) Thomas E. Rothman
09) Sumit Singh
10) Lynn Vojvodich Radakovich
11) Vanessa A. Wittman

The Board of Directors recommends you vote FOR the following proposals:	**For**	**Against**	**Abstain**
2. Advisory vote to approve 2024 executive compensation.	☐	☐	☐
3. Ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	**For**	**Against**	**Abstain**
4. Stockholder proposal requesting a non-binding stockholder vote regarding proposal that won 49% BKNG Shareholder Support.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

2025 PROXY STATEMENT | BOOKING HOLDINGS INC.     116

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement and Annual Report are available at www.proxyvote.com.

V70672-P23098

BOOKING HOLDINGS INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 3, 2025

The undersigned hereby appoints EWOUT L. STEENBERGEN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Booking Holdings Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Booking Holdings Inc. to be held on Tuesday, June 3, 2025 at 11:00 a.m. Eastern Time held virtually at www.virtualshareholdermeeting.com/BKNG2025, and at any and all continuations and adjournments of the meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, AND AGAINST PROPOSAL 4, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Continued and to be signed on reverse side

2025 PROXY STATEMENT | BOOKING HOLDINGS INC.     117

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BOOKING
HOLDINGS

800 Connecticut Avenue
Norwalk, Connecticut 06854
www.bookingholdings.com